UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation or organization)
2300
(Primary Standard Industrial Classification Code Number)
68-0677944
(I.R.S. Employer Identification Number)
5940 South Rainbow Boulevard, Las Vegas, Nevada 89118 Telephone: 1.888.455.6183
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Aspen Asset Management LLC 6623 Las Vegas Blvd South, Suite 255, Las Vegas, NV 89119 Telephone: 702.360.0652
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy of Communications To: Clark Wilson LLP Attention: Cam McTavish Suite 800 - 885 West Georgia Street Vancouver, British Columbia V6C 3H1, Canada Telephone: (604) 891.7731
As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares, $0.001 par value per share	$5,797,869(2)	$664.44
Total		$664.44

(1)	Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)
The proposed maximum aggregate offering price includes amounts attributable to shares that may be issued upon exercise of the Over-Allotment Option by the Placement Agent. The offering is for CDN$5,750,143, which is $5,797,869 in United States Dollars using an exchange rate of $1 is equal to $1.0083, being the daily noon exchange rate as of June 11, 2012 as posted by the Bank of Canada

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus: one to be used in connection with the registration of the securities described herein in the United States and one to be used in connection with the offering of such securities in Canada. The form of the U.S. prospectus is included herein and is followed by the alternate and additional pages to be used in the Canadian prospectus. Each of the alternate pages for the Canadian prospectus included herein is labeled “Alternate Page for Canadian Prospectus.” Each of the additional pages for the Canadian prospectus included herein is labeled “Additional Page for Canadian Prospectus”. The form of the U.S. prospectus is identical to the form of the Canadian prospectus except for these alternate and additional pages. There will not be any offers or sales of our Common Shares within the United States.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion ______________, 2012

Offering: CDN$5,000,125(5,882,500 Shares)

Respect Your Universe, Inc.

Common Shares
_________________________________

Respect Your Universe, Inc. (“we”, “us”, “our” or “our company”) is offering 5,882,500 shares of our common stock (each, a “Common Share”).

Our placement agent (the “Placement Agent”) is selling the Common Shares on a commercially reasonable efforts basis to purchasers in Canada and offshore jurisdictions but not in the United States. The Placement Agent has agreed to use its reasonable commercial efforts to sell the Common Shares being offered. The offering (the “Offering”) will terminate upon the earlier of: (i) a date mutually acceptable to us and our Placement Agent or; (ii) the date that is 90 days from the date of this Prospectus (the “Closing Date”). Until we sell 5,882,500 Common Shares, all subscription proceeds will be held in a separate bank account of the Placement Agent in trust. If we do not sell 5,882,500 Common Shares by the Closing Date, all funds will be promptly returned to investors within three business days without interest or deduction.

Our Common Shares are traded on the OTC Bulletin Board under the symbol “RYUN”. On June 11, 2012, the closing price of our Common Shares on the OTC Bulletin Board was $0.90. We have applied to list the Common Shares on the TSX Venture Exchange. The listing of the Common Shares on the TSX Venture Exchange has been conditionally accepted by the TSX Venture Exchange. Such listing will be subject to our fulfillment of all requirements of the TSX Venture Exchange. There can be no assurance that our Common Shares will be listed on the TSX Venture Exchange.

Investing in our Common Shares involves significant risks. See “Risk Factors” beginning on page 17.

		Per Common Share		Offering (3)

Public offering price	CDN$	0.850	CDN$	5,000,125

Placement commissions (1)	CDN$	0.026	CDN$	150,004

Proceeds to us, before expenses (2)	CDN$	0.824	CDN$	4,850,121

(1)
The offering price and the terms of the Offering have been determined by negotiation between our company and the Placement Agent.  The Common Shares are being sold on a commercially reasonable efforts basis and the distribution thereof will remain open until the Closing Date.  Pursuant to the terms and conditions of the Agency Agreement dated June 22, 2012 between our company and the Placement Agent, our company has agreed to pay a cash commission of five percent (5%) of the gross proceeds of the Offering (except with respect to proceeds from the sale of Common Shares to certain purchasers introduced by our company to the Placement Agent (the “Special Orders”) for which the Placement Agent will not be entitled to any agent’s commission of such proceeds, up to CDN$2,000,000).  In addition, the Placement Agent will also receive that number of share purchase warrants which is equal to five percent (5%) of the number of Common Shares sold in the Offering (the “Agent’s Warrants”) (except with respect to the sale of Common Shares under Special Orders for which the Placement Agent will not be entitled to be issued any Agent’s Warrants, up to CDN$2,000,000).  Each Agent’s Warrant shall entitle the holder to acquire one Common Share (the “Agent’s Warrant Shares”) at the exercise price of CDN$1.50 per Agent’s Warrant Share, for a period of 24 months from the Closing Date. This Prospectus also qualifies the distribution of the Agent’s Warrants.  See “Plan of Distribution” and “Description of the Securities”.  For the purposes of the table above, agent’s commission is calculated assuming 5% commission with respect to proceeds of CDN$3,000,125 and no commission with respect to CDN$2,000,000 from Special Orders.  If 5% commission is payable on the entire gross proceeds of CDN$5,000,125, such commission per Common Share will increase to CDN$0.043 and commission for the entire Offering will increase to CDN$250,007 leaving net proceeds to our company of CDN$4,750,118.

(2)
Before deduction of the expenses of the Offering, estimated to be approximately CDN$200,000 and assuming no exercise of the Over-Allotment Option (as defined below).  Our company will pay all of the reasonable legal expenses of the Placement Agent up to CDN$75,000 plus taxes and disbursements and other costs of the Placement Agent, other than legal expenses, up to CDN$10,000.

(3)
Our company has granted the Placement Agent an over-allotment option (the “Over-Allotment Option”), exercisable in whole or in part, at the sole discretion of the Placement Agent at any time for a period of 30 days from the Closing Date, to sell at the offering price up to that number of Common Shares which is equal to 15% of the number of Common Shares sold in the Offering solely to cover over-allotments, if any, and for market stabilization purposes.  In respect of the Over-Allotment Option, our company will pay to the Placement Agent a fee equal to 5% of the gross proceeds realized through the issue of Common Shares pursuant to the Over-Allotment Option.  If the Over-Allotment Option is exercised in full, the total price to the public, the Placement Agent’s commission and net proceeds to our company will be CDN$5,750,143, CDN$187,507 and CDN$5,562,500, respectively (assuming Special Orders of CDN$2,000,000).  A subscriber who acquires Common Shares forming part of the Placement Agent’s over-allocation position acquires such Common Shares under this Prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.  This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Common Shares issuable upon exercise of the Over-Allotment Option. See “Plan of Distribution”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2012.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

  No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. We have filed a registration statement on Form S-1 with the United States Securities and Exchange Commission under the United States Securities Act of 1933 with respect to these securities. See “Plan of Distribution”.

PROSPECTUS

New Issue	June ___ , 2012

Offering: CDN$5,000,125 (5,882,500 Common Shares)

Respect Your Universe, Inc.

Common Shares
_________________________________

This prospectus (the “Prospectus”) is filed by Respect Your Universe, Inc. (“we”, “us”, “our” or “our company”) and qualifies the distribution of 5,882,500 shares of our common stock (each, a “Common Share”) at a price of CDN$0.85 per Common Share for gross proceeds of CDN$5,000,125. We have engaged Salman Partners Inc. (the “Placement Agent”) as placement agent for a syndicate of agents to act as our agents in connection with the sale of our Common Shares on a commercially reasonable efforts basis.

Our Common Shares are traded on the OTC Bulletin Board under the symbol “RYUN”. On June 11, 2012, the closing price of our Common Shares on the OTC Bulletin Board was $0.90. We have applied to list the Common Shares on the TSX Venture Exchange. The listing of the Common Shares on the TSX Venture Exchange has been conditionally accepted by the TSX Venture Exchange. Such listing will be subject to our fulfillment of all requirements of the TSX Venture Exchange. There can be no assurance that our Common Shares will be listed on the TSX Venture Exchange.

We are offering (the “Offering”) our Common Shares for sale in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick and Nova Scotia (the “Offering Jurisdictions”), under the terms of this prospectus and registering the securities in the United States under the terms of a registration statement on Form S-1 filed with the United States Securities and Exchange Commission (the “SEC”). The Common Shares may also be sold in offshore jurisdictions but not within the United States. Our Common Shares are being offered in the Offering Jurisdictions by the Placement Agent.

Price: CDN $0.85 per Common Share

		Price to Public		Agent’s Commission(1)		Net Proceeds to Our Company(2)(3)
Per Common Share	CDN$	0.85	CDN$	0.026	CDN$	0.824
Offering	CDN$	5,000,125	CDN$	150,004	CDN$	4,850,121

(1)
The offering price and the terms of the Offering have been determined by negotiation between our company and the Placement Agent.  The Common Shares are being sold on a commercially reasonable efforts basis and the distribution thereof will remain open until the Closing Date.  Pursuant to the terms and conditions of the agency agreement dated June 25, 2012 (the “Agency Agreement”) between our company and the Placement Agent, our company has agreed to pay a cash commission of five percent (5%) of the gross proceeds of the Offering (except with respect to proceeds from the sale of Common Shares to certain purchasers introduced by our company to the Placement Agent (the “Special Orders”) for which the Placement Agent will not be entitled to any agent’s commission of such proceeds, up to CDN$2,000,000).  In addition, the Placement Agent will also receive that number of share purchase warrants which is equal to five percent (5%) of the number of Common Shares sold in the Offering (the “Agent’s Warrants”) (except with respect to the sale of Common Shares under Special Orders for which the Placement Agent will not be entitled to be issued any Agent’s Warrants, up to CDN$2,000,000).  Each Agent’s Warrant shall entitle the holder to acquire one Common Share (the “Agent’s Warrant Shares”) at the exercise price of CDN$1.50 per Agent’s Warrant Share, for a period of 24 months from the Closing Date.  See “Plan of Distribution” for more information about the Agent’s Warrants. This Prospectus also qualifies the distribution of the Agent’s Warrants.  This Prospectus also qualifies the distribution of the Agent’s Warrants.  See “Plan of Distribution” and “Description of the Securities”.  For the purposes of the table above, agent’s commission is calculated assuming 5% commission with respect to proceeds of CDN$3,000,125 and no commission with respect to CDN$2,000,000 from Special Orders.  If 5% commission is payable on the entire gross proceeds of CDN$5,000,125, such commission per Common Share will increase to CDN$0.043 and commission for the entire Offering will increase to CDN$250,007 leaving net proceeds to our company of CDN$4,750,118.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

(2)
Before deduction of the expenses of the Offering, estimated to be approximately CDN$200,000 and assuming no exercise of the Over-Allotment Option (as defined below).  Our company will pay all of the reasonable legal expenses of the Placement Agent up to CDN$75,000 plus taxes and disbursements and other costs of the Placement Agent, other than legal expenses, up to CDN$10,000.

(3)
Our company has granted the Placement Agent an over-allotment option (the “Over-Allotment Option”), exercisable in whole or in part, at the sole discretion of the Placement Agent at any time for a period of 30 days from the Closing Date, to purchase at the offering price up to that number of Common Shares which is equal to 15% of the number of Common Shares sold in the Offering solely to cover over-allotments, if any, and for market stabilization purposes.  In respect of the Over-Allotment Option, our company will pay to the Placement Agent a fee equal to 5% of the gross proceeds realized through the issue of Common Shares pursuant to the Over-Allotment Option.  If the Over-Allotment Option is exercised in full, the total price to the public, the Placement Agent’s commission and net proceeds to our company will be CDN$5,750,143, CDN$187,507 and CDN$5,562,500, respectively (assuming Special Orders of CDN$2,000,000).  A subscriber who acquires Common Shares forming part of the Placement Agent’s over-allocation position acquires such Common Shares under this Prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.  This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Common Shares issuable upon exercise of the Over-Allotment Option. See “Plan of Distribution”.

The following table summarizes the securities to be granted by us to our Placement Agent in connection with the Offering:

Placement Agent’s Position	Maximum Number of Securities Available	Exercise Period	Exercise Price
Agent’s Warrants	176,478(1)(2)	24 months following the closing of the Offering	CDN$1.50
Over-Allotment Option	882,375(2)	30 days following the closing of the Offering	CDN$0.85

(1)
Each Agent’s Warrant entitles the holder to acquire one Agent’s Warrant Share at an exercise price of CDN$1.50 per Agent’s Warrant for a period of 24 months following the closing of the Offering.  For the purposes of the table above, the number of Agent’s Warrants is calculated assuming 5% of the number of Common Shares sold in the Offering with respect to proceeds of CDN$3,000,125 and no Agent’s Warrants issuable on the number of Common Shares sold with respect to CDN$2,000,000 of proceeds from Special Orders.  If there are no Special Orders, and Agent’s Warrants are issued at 5% on the entire proceeds of CDN$5,000,125, such number of Agent’s Warrants will increase to 294,125. This does not include any Agent’s Warrants issued in connection with the Over-Allotment Option.  If the Over-Allotment Option is exercised in full, our company will grant the Placement Agent an additional 44,118 Agent’s Warrants.

(2)	This Prospectus qualifies the grant of all of the compensation securities granted to the Placement Agent. See “Plan of Distribution”.

Subscriptions for the Common Shares will be subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. On the Closing Date, as defined below, global certificates representing the Common Shares sold under the Offering will be available for delivery in book-based form through CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and will be deposited with CDS.  Any certificates representing the Common Shares issuable upon the exercise of the Over-Allotment Option will be available for delivery in book-based form through CDS or its nominee and will be so deposited on the date of issue of such securities.  A subscriber for Common Shares, other than subscribers for Common Shares who were offered the Common Shares in the United States or are U.S. Persons, will receive only a customer confirmation from the registered dealer who is a CDS participant and from or through whom the Common Shares are purchased.  The Offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Placement Agent; or (ii) the date that is 90 days from the date of this Prospectus (the “Closing Date”).  Certificates representing the Common Shares offered under this Prospectus will be issued in registered form to CDS or its nominee and will be deposited with CDS on the Closing Date of the Offering.  Registrations and transfers of Common Shares deposited with CDS will be effected only through the book-based system administered by CDS.  At the discretion of our company, in certain limited circumstances, physical certificates may be issued by our company’s registrar and transfer agent to owners evidencing their ownership of Common Shares.  Until the closing of the Offering, all subscription proceeds will be held in a separate bank account of the Placement Agent in trust.  If the Offering is not fully subscribed within ninety days from the date a receipt is issued for this Prospectus, or such later date as our company and the Placement Agent may agree and the securities regulatory authorities may approve, the Offering will be discontinued and all subscription funds received by the Placement Agent in connection with the Offering will be returned to subscribers without interest, set-off or deduction. In connection with the sale of the Common Shares, the Placement Agent may over-allot or effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market.  Such transactions may have the effect of preventing or mitigating a decline in the market price of the Common Shares.  Such transactions, if commenced, may be discontinued at any time.  See “Plan of Distribution”.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

The Offering will remain open until such date as may be agreed upon by our company and the Placement Agent, but no later than the date that is 90 days after a receipt is issued by the principal regulator pursuant to National Policy 11-202 (“NP 11-202”) Process for Prospectus Review in Multiple Jurisdictions for the Prospectus, unless an amendment to the final Prospectus is filed and the principal regulator has issued a receipt for the amendment, in which case the Offering must cease within 90 days after the date of the receipt for the amendment to the final Prospectus.  Notwithstanding the above, the total period of the Offering must not end more than 180 days from the date of the initial receipt for the final Prospectus. Certificates representing the Common Shares will be available for delivery to the Placement Agent at the closing of the Offering.

As at the date of this prospectus, we do not have any of our securities listed or quoted, have not applied to list or quote any of our securities, and do not intend to apply to list or quote any of our securities, on the Toronto Stock Exchange, a U.S. marketplace, or a marketplace outside Canada and the United States of America.

We are incorporated under the laws of the state of Nevada in the United States and Christopher Martens, Steve Eklund, Kristian Andresen and Emmanuel Brown reside outside of Canada. Although our company and Christopher Martens, Steve Eklund, Kristian Andresen and John Wood have appointed Clark Wilson LLP as their agent for service of process in Canada, it may not be possible for investors to enforce judgments obtained in Canada against our company and Christopher Martens, Steve Eklund, Kristian Andresen and John Wood.

Investments in early stage issuers such as our company involve a significant degree of risk.  An investment in the Common Shares should only be made by persons who can afford the total loss of their investment. See “Risk Factors”.

Certain legal matters in connection with the Offering and this Prospectus were handled by Clark Wilson LLP, Vancouver, British Columbia, on behalf of our company, and by Borden Ladner Gervais LLP, Vancouver, British Columbia, on behalf of the Placement Agent.

Potential investors are advised to consult their own legal counsel and other professional advisers in order to assess income tax, legal and other aspects of this investment.

No person has been authorized to give any information other than that contained in this Prospectus, or to make any representations in connection with the Offering made hereby, and, if given or made, such other information or representations must not be relied upon as having been authorized by our company.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

SALMAN PARTNERS INC.

17th Floor – 1095 West Pender Street
Vancouver, British Columbia V6E 2M6
Telephone : (604) 622-5271
Fax :  (604) 685-2457

The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

EXCHANGE RATE INFORMATION

Unless otherwise indicated, all reference to “dollars”, “$”, “USD” or “US$” are to United States dollars and all reference to “CDN$” are to Canadian dollars.

We measure and report our financial results in United States dollars. The following table sets forth, for the periods indicated, the high, low, average and period-end noon buying rates of United States dollars published by the Bank of Canada. Although obtained from sources believed to be reliable, the data is only for informational purposes, and the Bank of Canada does not guarantee that the data is accurate or complete. No representation is made that the United States dollar amounts have been, could have been or could be converted into Canadian dollars at the noon buying rates on such dates or any other dates.

Year Ended December 31	Noon Buying Rate (CDN$)
	Period Ended	Average	High	Low
2007	$0.99	$1.07	$1.19	$0.92
2008	$1.22	$1.07	$1.30	$0.97
2009	$1.05	$1.14	$1.30	$1.03
2010	$0.99	$1.03	$1.08	$0.99
2011	$1.02	$0.98	$1.06	$0.95

On June 11, 2012, the noon buying rate of the Bank of Canada was $1.00 = CDN$1.03. Unless otherwise indicated, Canadian dollars are converted to United States dollars using the noon buying rate of the Bank of Canada on June 11, 2012.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements.  Forward-looking statements are statements that relate to future events or future financial performance.  In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology.  These statements speak only as of the date of this Prospectus.  Examples of forward-looking statements made in this Prospectus include statements pertaining to, among other things:

•	our product line, including that we intend to launch our additional product lines in the future;
•	our business plan, including opening a RYU retail store in Las Vegas, Nevada in the third quarter of 2012 and another store in late 2013;
•	capital expenditure programs;
•	the enforceability of our intellectual property rights;
•	the popularity, and expected popularity, of Mixed Martial Arts (“MMA”);
•	projections of market prices and costs;
•	supply and demand for our products; and
•	our need for, and our ability to raise, capital.

The material assumptions supporting these forward-looking statements include, among other things:

•	our ability to obtain any necessary financing on acceptable terms;
•	timing and amount of capital expenditures;
•	the enforcement of our intellectual property rights;
•	our ability to launch additional product lines;
•	retention of skilled personnel;
•	continuation of current tax and regulatory regimes;
•	current exchange rate and interest rates; and
•	general economic and financial market conditions.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

•	our ability to market our products;
•	our need for, and our ability to raise, capital;

•	increased competitive pressures from existing competitors and new entrants;
•	adverse state or federal legislation or regulation that increases the costs of compliance;
•	operational inefficiencies in distribution or other systems;
•	a decrease in the popularity of MMA;
•
our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

•	increased costs of producing our products in Asia;
•	our inability to maintain the value and reputation of our brand;
•	the inability of management to effectively implement our strategies and business plans;
•	our trademarks could conflict with the rights of others or may not be enforceable; and
•	the factors and conditions described in the discussions of “Risk Factors” on page 11 and in other documents our company files from time to time with the SEC.

These risks, as well as risks that we cannot currently anticipate, could cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this Prospectus, the terms “we”, “us”, “our” and “our company” refer to Respect Your Universe, Inc. as the context may require.

The following is a summary of the principal features of this distribution and should be read together with the more detailed information and financial data and statements contained elsewhere in this Prospectus.

Principal Business of Our Company
We were incorporated in the State of Nevada on November 21, 2008 to capitalize on the increasing popularity of Mixed Martial Arts (“MMA”) by designing, commercializing and marketing a line of premium performance athletic apparel and accessories drawing insights from MMA and athletes.  Our premium athletic products include competition, training and premium sports and outerwear, as well as headwear and accessories that are designed to keep up with the demands of an active lifestyle.  Our brand is built on the concept that our products are built for athletes, suited for style, and a concept that our premium high performance line embodies the art of the sport and places emphasis on respect, strength, honor and sustainability as the foundation of our apparel and accessories.  Our products are crafted from organic and/or recycled materials.  We debuted our men’s product line in February 2012.  We anticipate introducing our Fall 2012 women’s product line in July 2012.

See “Description of Business”.

Management, Directors & Officers	John Wood Christopher Martens Steve Eklund Erick Siffert Kristian Andresen(1) Emmanuel K. Brown David Campisi(1) Munir Ali(1)(2)
President and Director
Chief Executive Officer and Director
Chief Financial Officer
Chief Operations Officer
Chairman of the Board, Secretary and Director
Director of Marketing and Director
Director
Proposed Director

(1) A member of our Audit Committee. (2) Mr. Ali will become a director of our company upon the closing of the Offering. See “Directors and Executive Officers”.

The Offering
We are offering through the Placement Agent 5,882,500 Common Shares to purchasers in the Offering Jurisdictions at a price of CDN$0.85 per Common Share on a commercially reasonable efforts basis. The Common Shares may also be sold in offshore jurisdictions but not within the United States. See “Plan of Distribution”.

Over-Allotment Option
We have granted the Placement Agent an Over-Allotment Option, exercisable in whole or in part, at the sole discretion of the Placement Agent at any time for a period of 30 days from the Closing Date, to sell at the offering price up to that number of Common Shares which is equal to 15% of the number of Common Shares sold in the Offering solely to cover over-allotments, if any, and for market stabilization purposes.  In respect of the Over-Allotment Option, our company will pay to the Placement Agent a fee equal to 5% of the gross proceeds realized through the issue of Common Shares pursuant to the Over-Allotment Option.  If the Over-Allotment Option is exercised in full, the total price to the public, the Placement Agent’s commission and net proceeds to our company will be CDN$5,750,143, CDN$187,507 and CDN$5,562,500, respectively (assuming Special Orders of CDN$2,000,000).  A subscriber who acquires Common Shares forming part of the Placement Agent’s over-allocation position acquires such Common Shares under this Prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.  This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Common Shares issuable upon exercise of the Over-Allotment Option. See “Plan of Distribution”.

Use of Proceeds
Our company will receive aggregate gross proceeds of CDN$5,000,125 from the sale of the Common Shares pursuant to the Offering (assuming the Over-Allotment Option is not exercised).  After deducting the Placement Agent’s commission of CDN$150,004 (assuming Special Orders of CDN$2,000,000), and the balance of estimated costs of the Offering of CDN$200,000, our company anticipates it will have net proceeds of CDN$4,650,121.  Our company anticipates that total funds available to our company of CDN$5,577,121, consisting of net proceeds of CDN$4,650,000 from the Offering plus estimated available funds (working capital excluding prepaid expenses paid using common stock, inventory and deposits) of CDN$927,000 as of May 31, 2012 will be used as follows:

	Brand Marketing	CDN$600,000
	Opening of Retail Stores	CDN$1,000,000
	General and Administrative Expenses	CDN$3,850,000
	Unallocated Working Capital	CDN$127,121
	TOTAL:	CDN$5,577,121

We intend to spend the funds available as stated in this Prospectus.  There may be circumstances, however, where for sound business reasons a reallocation of funds may be necessary.  See “Use of Proceeds”.

Risk Factors
An investment in our Common Shares involves a number of very significant risks.  You should carefully consider the information set out under “Risk Factors” and other information in this Prospectus before purchasing Common Shares.  The risks we face include the following:

•  We have just commenced the initial stages of our business plan and our products were only recently made commercially available.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.
•  There is a high risk of business failure because of the unique difficulties and uncertainties inherent in the sports apparel business.
•  We have incurred significant losses since our inception and expect to have continuing losses for some time.  As a result, we must continue to rely on raising funds through equity financing until we are profitable or our business will fail.
•  The loss of certain key management employees could have a material adverse effect on our business.
•   To enable us to achieve profitable operations, we have to successfully compete within the sports apparel business.  We will face competition from established brands such as Nike, Adidas, and Tapout, all of whom have greater financial resources and brand awareness than we do.
•  We may have difficulty selling our products due to factors beyond our control that could affect the marketability of the products produced.
•  The effect of the recent global economic crisis may impact our business, operating results, or financial condition.
•  We expect that our anticipated future growth may strain our management, administrative, operational and financial infrastructure, which could adversely affect our business.
•  We may not be successful with developing our third-party sales and distribution channels which could affect our future financial performance.
•  MMA has experienced rapid growth over a short period of time and we do not know whether this sport and related market will continue to develop or whether it can be maintained.
•   We are dependent on the popularity of the Ultimate Fighting Championship (“UFC”) and MMA. Some jurisdictions have banned or restricted the UFC and MMA. These laws could adversely affect the popularity of the UFC and MMA, which could have a material adverse effect on our business.
•  The cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.
•  Increasing labor costs and other factors associated with the production of our products in Asia could increase the costs to produce our products.
•  Our sales are likely to suffer if we fail to establish and maintain the value and reputation of our brand.
•   We are subject to legislation, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors.
•  We do not have long-term contracts with our suppliers and accordingly could face significant disruptions in supply from our current sources.
•  Our trademarks and other proprietary rights could potentially conflict with the rights of others and we may be prevented from selling our products.
•  There may be ongoing doubt about our ability to continue as a going concern. If we cannot continue to operate our business, you could lose your entire investment in our company.
•  The price of our Common Shares may become volatile, which could lead to our shareholders having difficulty in selling our Common Shares and our Common Shares may be subject to significant price swings.
•   We are required to remain current in our filings with the Securities and Exchange Commission to remain listed on the OTC Bulletin Board
•  The exercise of outstanding options and warrants may have a dilutive effect on the price of our Common Shares.

•  Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit our shareholders’   ability to buy and sell our stock.
•  We do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our Common Shares.
•  The Financial Industry Regulatory Authority sales practice requirements may also limit our shareholders’ ability to buy and sell our stock.

Company Information
Our principal executive offices are located at 5940 S. Rainbow Blvd., Las Vegas, Nevada 89118, and our telephone number is 1.888.455.6183. We also have an office at 818 North Russell Street, Suite A, Portland, Oregon 97227 which we use for administration and product design.

Summary of Financial Information
The following information represents selected financial information for our company for the years ended December 31, 2011, 2010 and 2009 and for the three months ended March 31, 2012 and 2011.  The summarized financial information presented below is derived from and should be read in conjunction with our financial statements including the notes to those financial statements which are included elsewhere in this Prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 36 of this Prospectus.  See “Financial Statements”.

Statements of Operations Data	Year ended December 31, 2011 (audited)	Year ended December 31, 2010 (audited)	Year ended December 31, 2009 (audited)
Total Revenues	$2,821	$-	$1,987
Cost of Revenue	$-	$-	$8,421
Gross Profit (Loss)	$2,821	$-	$(6,434)
Total Operating Expenses	$6,653,661	$1,157,218	$360,953
Net Income (Loss)	$(6,650,840)	$(1,157,218)	$(367,387)
Basic Loss Per Common Share	$(0.20)	$(0.05)	$(0.05)

Statements of Operations Data	Three Months ended March 31, 2012 (unaudited)	Three Months ended March 31, 2011 (unaudited)
Total Revenues	$64,126	$-
Cost of Revenue	$35,912	$-
Gross Profit (Loss)	$28,214	$-
Total Operating Expenses	$1,996,748	$226,596
Net Income (Loss)	$(1,938,534)	$(226,596)
Basic Loss Per Common Share	$(0.05)	$(0.01)

Balance Sheet Data	At March 31, 2012 (unaudited)	At December 31, 2011 (audited)	At December 31, 2010 (audited)	At December 31, 2009 (audited)
Cash	$2,006,884	$2,698,719	$3,308	$63,332
Working Capital	$4,563,535	$4,710,080	$(484,386)	$63,332
Total Assets	$5,589,832	$5,530,097	$3,308	$63,332
Total Liabilities	$569,287	$453,244	$487,694	$-
Total Stockholders’ Equity (Deficit)	$4,911,7201	$5,076,853	$(484,386)	$63,332
Accumulated Deficit	$(10,163,810)	$(8,225,276)	$(1,574,436)	$(417,218)

Please read this Prospectus carefully.  You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information set forth in the Prospectus is accurate as of any date other than the date on the front of this Prospectus.

RISK FACTORS

An investment in our Common Shares involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this Prospectus in evaluating our company and our business before purchasing Common Shares.  Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks.  You could lose all or part of your investment due to any of these risks.  You should invest in our Common Shares only if you can afford to lose your entire investment.

Risks Related to our Business

If we do not obtain additional financing our business may fail.

As of May 31, 2012, we had cash and cash equivalents in the approximate amount of $900,000.  We recently launched our Spring 2012 product line. Depending on the revenue we may earn from our Spring 2012 product sales, we may require additional financing to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted. We currently do not have any arrangements for such financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to initially attract investments prior to substantial revenue generation, and thereafter our ability to grow our brand and penetrate the MMA sports apparel market.

Because we have only recently commenced business operations, we face a high risk of business failure.

We are still in the initial stages of our business plan.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on November 21, 2008, and to date have been involved primarily in organizational activities and design, prototype development, testing, and marketing of our products. We have earned minimal revenues as of March 31, 2012 through a test launch of our products in 2009, sales through our website, and the launch of our Spring 2012 product line and there is limited history upon which to base any assumption as to the likelihood that we will prove successful. We can provide investors with no assurance that we will ever achieve profitable operations, and thus we face a high risk of business failure.

We have a history of operating losses and negative cash flow that may continue into the foreseeable future. If we fail to execute our strategy to achieve and maintain profitability in the future, investors could lose confidence in the value of our Common Shares, which could cause our stock price to decline and adversely affect our ability to raise additional capital.

Because of the unique difficulties and uncertainties inherent in the sports apparel business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new sports apparel companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the design, manufacture and sale of the products that we plan to offer, as well as the highly competitive landscape of the sports apparel industry. These potential problems include, but are not limited to, unanticipated problems relating to manufacturing and sales, lack of branding and marketing traction with consumers, and additional costs and expenses that may exceed current estimates.

Because we have incurred significant losses since our inception, and expect to have continuing losses for some time, we must continue to rely on raising funds through equity financing until we are profitable or our business will fail.

Our net loss from inception to March 31, 2012 is $10,163,810. The loss was a result of costs incurred for the design and development of our product line and related fabrics, incorporation, general and administrative expenses, and audit and accounting services. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to design and develop our clothing line to our expectations;
•	our ability to market and sell our product to the levels anticipated;
•	our ability to generate profits from the sale of those products; and
•	our ability to create a successful brand.

We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the successful development of our business.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the sale of our products.  There is limited history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business may fail.

Our executive officers are critical to our success, and the loss of these officers and key personnel could harm our business.

Our performance is substantially dependent on the continued services and performance of our executive officers and other key personnel, namely Kristian Andresen, Christopher Martens, Erick Siffert, Steve Eklund and John Wood. While we have employment agreements with our executive officers, each of these may, however, be terminated at will by either party. No key man life insurance has been purchased on any of our executive officers. Our performance also depends on our ability to retain and motivate our officers. The loss of the services of any of our officers could have a material adverse effect on our business, prospects, financial condition and results of operations. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The failure to attract and retain our officers or the necessary technical, managerial and marketing personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

If we are unable to successfully compete within the sports apparel business, we will not be able to achieve profitable operations.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources, brand awareness and better access to capital markets than us. These competitors include Nike, Adidas, and Tapout. We also compete with other owners and operators for buyers of the products we manufacture. There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products that we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Because of factors beyond our control that could affect the marketability of the products produced, including a lack of market for our products, we may have difficulty selling our products.

Even if we design and produce the products intended, a ready market may not exist for the sale of the products. Numerous factors beyond our control may affect the marketability of any products manufactured.  These factors include market fluctuations, the proximity and capacity of sports apparel markets and government regulations.  These factors may impact our ability to sell our products, which would impact our financial results. Some jurisdictions have banned or restricted the UFC and MMA. These laws could adversely affect the popularity of the UFC and MMA, which could have a material adverse impact on our business.

The effects of the recent global economic crisis may impact our business, operating results, or financial condition.

The recent global economic crisis has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition. If consumer spending continues to decrease, this may result in fewer purchases of our apparel.

We expect that our anticipated future growth may strain our management, administrative, operational and financial infrastructure, which could adversely affect our business.

We anticipate that significant expansion of our present operations will be required to capitalize on potential growth in market opportunities. This expansion has placed, and is expected to continue to place, a significant strain on our management, operational and financial resources. In order to manage our growth, we will be required to continue to implement and improve our operational and financial systems, to expand existing operations, to attract and retain superior management, and to train, manage and expand our employee base. We cannot assure you that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to successfully implement our business plan. If we are unable to manage growth effectively, our business, financial condition and results of operations could be materially adversely affected.

If we are not successful with developing our third-party sales and distribution channels, our future financial performance may be negatively affected.

Our future revenue growth is, in part, dependent upon the development of third-party sales and distribution channels to sell our apparel products. If we are unsuccessful in developing these third-party sales and distribution channels or if we are not able to secure these third-party sales and distribution channels on acceptable terms, our financial performance may be negatively affected. Additionally, if we or our established third-party sales and distribution channels are not able to sell our products at sufficient prices or in sufficient volumes, our financial performance may be negatively impacted. We cannot assure you that we will be successful in developing these third-party sales and distribution channels or that any third-party sales and distribution channels that are established will be successful in their efforts to sell our products.

MMA has experienced rapid growth over a short period and we do not know whether this sport and related market will continue to develop or whether it can be maintained.

MMA is a relatively new sport and has grown rapidly over a short period. However, it is a new sport and market which has operated at a substantial scale for only a limited period of time. Given the limited history, it is difficult to predict whether this sport and related market will continue to grow or whether it can be maintained. We expect that the MMA related market will evolve in ways which may be difficult to predict. If MMA fails to continue its growth, our business could be harmed and our results of operations subject to a material negative impact.

The cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton and bamboo. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. For example, during 2010, cotton prices hit their highest levels in 140 years. Increases in the cost of cotton can result in higher costs in the price we pay for our cotton yarn and cotton-based textiles. We are not always successful in our efforts to protect our business from the volatility of the market price of cotton and other raw materials, and our business can be adversely affected by dramatic movements in prices of raw materials. The ultimate effect of this change on our earnings cannot be quantified, as the effect of movements in raw materials prices on industry selling prices are uncertain, but any dramatic increase in these prices could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Increasing labor costs and other factors associated with the production of our products in Asia could increase the costs to produce our products.

Given that our manufacturing is conducted by third-party manufacturers located in Asia, increases in the costs of labor and other costs of doing business in Asia could significantly increase our costs to produce our products and could have a negative impact on our operations, revenues and earnings. Factors that could negatively affect our business include a potential significant revaluation of the Chinese Yuan, which may result in an increase in the cost of producing products in China, labor shortage and increases in labor costs in Asia, and difficulties in moving products manufactured in Asia out of Asia and through the ports on the western coast of North America, whether due to port congestion, labor disputes, product regulations and/or inspections or other factors, and natural disasters or health pandemics impacting Asia. Also, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of “normal trade relations” status with, Asian countries, could significantly increase our cost of products imported into North America and harm our business.

If we fail to establish and maintain the value and reputation of our brand, our sales are likely to suffer.

Our success depends on the value and reputation of the RYU brand. The RYU name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing, sponsorship and merchandising efforts and our ability to provide a consistent, high quality customer experience. We rely on social media, as one of our marketing strategies, to have a positive impact on both our brand value and reputation. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in decreases in sales.

Risks Related to Legal Uncertainty

Because legislation in the United States, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult to retain or attract officers and directors.

The Sarbanes-Oxley Act was enacted in the United States in response to public concerns regarding corporate accountability in connection with accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the United States SEC, under the Securities Exchange Act of 1934 (“Exchange Act”).  Upon becoming a public company in the United States, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

We do not have long-term contracts with our suppliers and accordingly could face significant disruptions in supply from our current sources.

We have not, and do not plan to, enter into long-term formal written agreements with our suppliers, and typically transact business with our suppliers on an order-by-order basis. There can be no assurance that there will not be a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, that we would be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products arising from a lack of long-term contracts could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long-term. Similarly, there can no assurance that the suppliers of our fabrics will not sell the same fabric to our competitors.

Our trademarks and other proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

Our success depends in large part on our brand image. We believe that our trademarks and other proprietary rights have significant value and are important to identifying and differentiating our products from those of our competitors and creating and sustaining demand for our products. We have obtained and applied for some United States trademark registrations, and will continue to evaluate the registration of additional trademarks as appropriate. We cannot assure you that obstacles will not arise as we expand our product line and the geographic scope of our sales and marketing. Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether. Any of these events could harm our business and cause our results of operations, liquidity and financial condition to suffer.

Risks Related to this Offering

Because there is a limited market in our Common Shares, shareholders may have difficulty in selling our Common Shares and our Common Shares may be subject to significant price swings.

There can be no assurance that an active market for our Common Shares will develop. If an active public market for our Common Shares does not develop, shareholders may not be able to re-sell the Common Shares that they own and affect the value of their Common Shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit our shareholders’ ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Shares.

The Financial Industry Regulatory Authority sales practice requirements may also limit our shareholders’ ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, or “FINRA”, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for Common Shares.

Our Common Shares are quoted on the OTC Bulletin Board, and to remain listed there, we are required to remain current in our filings with the SEC.

Our Common Shares are quoted on the OTC Bulletin Board, and to remain listed there, we will be required to remain current in our filings with the SEC.  In the event that we become delinquent in our required filings with the SEC, quotation of our Common Shares will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our Common Shares are delisted from the OTC Bulletin Board, investors in our Common Shares may find it difficult to sell their Common Shares.

The exercise of outstanding options and warrants may have a dilutive effect on the price of our Common Shares.

To the extent that outstanding stock options and warrants are exercised, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Shares.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that our company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

USE OF PROCEEDS
Proceeds and Funds Available

The gross proceeds from the Offering will be CDN$5,000,125 (assuming no exercise of the Over-Allotment Option).  After deducting the agent’s commission of 5% of the gross proceeds from the Offering, except that no agent’s commission will be payable with respect to Special Orders of CDN$2,000,000 and estimated offering expenses of CDN$200,000 will be payable by our company, our company expects to receive net proceeds of approximately CDN$4,650,121 from the Offering.  As our company had net funds available to us of CDN$927,000 as of May 31, 2012, our company anticipates there will be total available funds of CDN$5,577,121 from the Offering.

Funds Available	(CDN$)	(CDN$)
Funds Available at May 31, 2012(1)		927,000
Gross Proceeds of the Offering(2)	5,000,125
Less: Placement Agent’s cash commission(2)	150,004
Less: Offering Costs	200,000
Net Proceeds of the Offering	4,650,121	4,650,121
Total:		5,577,121

Notes:
(1)
Working capital was calculated by subtracting total approximate current liabilities of $460,000 from total approximate current assets of $3,910,000 as at May 31, 2012. Our approximate current assets include several non-cash items that, because of their nature, cannot be used for the use of proceeds, such as prepaid expenses paid using common stock of $1,200,000, inventory of $520,000 and deposits placed to secure product production of $830,000. These current assets have been subtracted from our working capital to calculate the funds available to us of $900,000 or approximately CDN$927,000.

(2)	Assuming no exercise of the Over-Allotment Option and assuming Special Orders of $2,000,000.
(3)
This does not include the $500,000 available pursuant to a credit facility (the “Credit Facility”) dated June 14, 2012 entered into with Nicholas Cohen Productions Ltd. Amounts drawn down on the Credit Facility incur interest at 6% per annum and the Credit Facility matures on June 14, 2013.

Principal Purposes

Our company expects to use the total available funds as set forth above for the purposes described below:

Use of Proceeds	(CDN$)
Brand Marketing	600,000
Opening of Retail Stores	1,000,000
General and Administrative Expenses	3,850,000
Unallocated Working Capital	127,121
Total:	5,577,121

Our company intends to spend the funds available to it as stated in this Prospectus.  There may be circumstances, however, where for sound business reasons a reallocation of funds may be necessary. Further detail with respect to each of these purposes is set out below.

Brand Building

We intend to use CDN$600,000 for brand marketing investments to continue strengthening the RYU brand and create demand for our products.  Profits from the sale of our products will be used for additional brand building investments.  Brand marketing initiatives include sports marketing investments at the professional and amateur levels to position the RYU brand as an authentic athletic training brand, as well as investments in digital and media marketing to connect directly with consumers.  Additional funds are anticipated to be used in connection with the expansion of our website, attendance at the August 2012 and February 2013 MAGIC apparel trade shows in Las Vegas, Nevada and exploration of opportunities to license the RYU brand to others for complimentary products that may include training electronics and accessories, training centers and exercise equipment.

Retail Stores

We intend to use CDN$1,000,000 for the design and construction of RYU retail stores.  Phase I is the development of the retail conceptual design and we have engaged Skylab Architecture LLC to create the design for RYU branded stores to be completed by July 2012. In Phase II we plan to open a mall based flagship store in Las Vegas, Nevada in the third quarter of 2012.  In Phase III we anticipate opening a retail store in late 2013 in a major metropolitan United States location to be determined.  Costs would include entry into a long-term lease agreement, leasehold improvements and equipment necessary to equip such stores for sales to the public. We have entered into a lease for a 1559 square foot retail store in The Shoppes at The Palazzo in Las Vegas, Nevada.  The term of the lease is from August 1, 2012 to July 31, 2014 but it may be terminated by the landlord with 60 days notice and by us after August 1, 2013 with 60 days notice.  The aggregate fixed lease commitment for the period is estimated to be $339,276 plus additional percentage rent of $130,259 if estimated sales targets are achieved.

General and Administrative

We intend to use CDN$3,850,000 for general and administrative expenses.  During the next twelve month period we anticipate incurring wage related costs of CDN$2,000,000, professional fees of CDN$1,000,000 and other expenses of CDN$850,000.

Unallocated Working Capital

We intend to use CDN$127,121 as unallocated working capital to fund ongoing operations.

While we intend to spend funds available as stated above, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. For our business objectives that we expect to accomplish using the net proceeds of this Offering, see “Description of Business” and “Business Objectives and Milestones”.

Any proceeds received from exercise of the warrants issued to the Placement Agent as compensation and exercise of the Over-Allotment Option will be used to provide general working capital to fund ongoing operations.

Business Objectives and Milestones

Business Objectives

Our mission is to design, commercialize and market innovative premium athletic apparel and accessories for men and women.  Demand for our products is created through compelling consumer communication, strategic partnerships with sports organizations (i.e. the UFC) and endorsements from key athletes and influential people.  We anticipate employing a multichannel distribution strategy utilizing wholesale partners plus direct-to-consumer sales via our proposed company owned retail stores and our www.ryu.com web store.

Milestones

We anticipate building our brand by achieving the following milestones:

•
Increase exposure to MMA athletes and fans through our strategic sponsorship agreement with Zuffa Marketing LLC that includes significant brand placement at five pay-per-view UFC events in 2011-12 plus the leveraging of extensive UFC digital media marketing assets;

•	Secure sports marketing agreements with athletes in a wide range of sports to use and endorse RYU products; and

•	Provide product to key professional and amateur athletes in a broad range of sports and with high profile entertainment and celebrity personalities.

We anticipate launching our retail stores by achieving the following milestones:

•	Complete the retail store conceptual design phase in July 2012 for RYU branded stores and take down designs for shop-in-shop RYU retail environments within wholesale partner stores;

•	Open a RYU flagship retail store in Las Vegas, Nevada during the third quarter of 2012; and

•	Open a RYU store in a major United States metropolitan market in the second half of 2013.

DETERMINATION OF OFFERING PRICE

Our Common Shares are traded on the OTC Bulletin Board under the symbol “RYUN”. On June 11, 2012, the closing price for one Common Share was $0.90. The public offering price for the Common Shares being offered was determined by us with consultation from the Placement Agent and we gave great weight to prevailing market conditions.

CAPITALIZATION

There has been no material change to our share capital on a consolidated basis since the date of the most recently completed unaudited financial statements for the interim period ended March 31, 2012.

The following table sets out the capitalization of our company as at the dates specified below:

Description	Outstanding as at March 31, 2012	Outstanding as at the date of this Prospectus	Outstanding after giving effect to the Offering
Common Shares	42,339,628(1)	42,339,628(1)	48,222,128(1)
Warrants	6,330,151	6,330,151	6,330,151
Agent’s Warrants	Nil	Nil	176,477(2)
Options	4,016,170	4,416,170(3)	4,416,170(3)

(1)	On an undiluted basis. Does not include any Common Shares issuable upon exercise of the Options and Warrants or on exercise of the Over-Allotment Option or the Agent’s Warrants, as applicable.
(2)
Does not include any Agent’s Warrants that may be issued on exercise of the Over-Allotment Option. Assuming that the Offering is fully subscribed and that there are Special Orders for CDN$2,000,000. Each Agent’s Warrant entitles the holder to acquire one Agent’s Warrant Share at an exercise price of CDN$1.50 per Agent’s Warrant for a period of 24 months following the closing of the Offering.  For the purposes of the table above, the number of Agent’s Warrants is calculated assuming 5% of the number of Common Shares sold in the Offering with respect to proceeds of CDN$3,000,125 and no Agent’s Warrants issuable on the number of Common Shares sold with respect to CDN$2,000,000 of proceeds from Special Orders.  If there are no Special Orders, and Agent’s Warrants are issued at 5% on the entire proceeds of CDN$5,000,125, such number of Agent’s Warrants will increase to 294,125.  Does not include any Agent’s Warrants issued in connection with the Over-Allotment Option.  If the Over-Allotment Option is exercised in full, our company will grant the Placement Agent an additional 44,118 Agent’s Warrants.

(3)
After March 31, 2012, we granted 600,000 options to purchase Common Shares at a price per Common Shares of $0.90 for a period of five years. Also, 200,000 options were cancelled due to the holder of those options ceasing to be an employee of our company.

Pursuant to the terms of an agreement with Only One Degree, LLC (“One Degree”), we are obligated to issued an additional 100,000 Common Shares and warrants to purchase an additional 100,000 Common Shares to One Degree. As of the date of this Prospectus, we have not issued those Common Shares or warrants to One Degree, as One Degree has not obtained the tax number required for us to issue them Common Shares.

OUTSTANDING OPTIONS

As at the date of this Prospectus, the following options of our company will be outstanding upon completion of the Offering:

Name of Optionee	Number of Common Shares under Option	Exercise price per Common Share	Expiry Date
Executive officers of our company as a group (7 persons)	600,000 900,000 228,670 500,000 300,000	$0.69 $2.26 $1.27 $1.00 $0.90	June 10, 2021 July 1, 2021 August 19, 2021 January 1, 2022 June 14, 2017
Directors and past directors of our company who are not also executive officers as a group (1 person)	4,000	$.97	March 9, 2022
Consultants who are not also executive officers as a group (2 person)	300,000 300,000 100,000	$0.69 $0.90 $1.00	June 10, 2016 June 14, 2017 January 1, 2022
All other employees	150,000 70,000	$1.23 $1.00	October 1, 2021 January 1, 2022
All other individuals	900,000 50,000 13,500	$0.69 $2.26 $1.51	June 10, 2016 July 1, 2021 September 15, 2021
TOTAL:	4,416,170

The following is the detailed information regarding all of the outstanding options of our company:

Option Holder	Number of Shares Under Option	Expiry	Exercise Price
Kristian Andresen	300,000	June 10, 2021	$0.69
John Wood	300,000	June 10, 2021	$0.69
Oliver Lindsay	300,000	June 10, 2021	$0.69
Derrick Townsend	300,000	June 10, 2021	$0.69
Jiang Yu	300,000	June 10, 2016	$0.69
Marcello Leone	300,000	June 10, 2016	$0.69
Kristian Andresen	100,000	July 1, 2021	$2.26
John Wood	100,000	July 1, 2021	$2.26
Steve Eklund	100,000	July 1, 2021	$2.26
Erick Siffert	300,000	July 1, 2021	$2.26
Christopher Martens	300,000	July 1, 2021	$2.26
Pedro Valles	50,000	July 1, 2021	$2.26
Kristian Andresen	110,550	August 19, 2021	$1.27
John Wood	118,120	August 19, 2021	$1.27
James Bice	13,500	September 15, 2021	$1.51
Aaron Loreth	50,000	October 1, 2021	$1.23
Steve Eklund	100,000	October 1, 2021	$1.23
Steve Eklund	100,000	January 1, 2022	$1.00
Aaron Loreth	35,000	January 1, 2022	$1.00
Christopher Martens	100,000	January 1, 2022	$1.00
Erick Siffert	100,000	January 1, 2022	$1.00
James Bice	35,000	January 1, 2022	$1.00
Joe Lafleur	50,000	January 1, 2022	$1.00
John Wood	100,000	January 1, 2022	$1.00
Kristian Andresen	100,000	January 1, 2022	$1.00
Scott Olson	50,000	January 1, 2022	$1.00
David Campisi	4,000	January 1, 2022	$1.00
Munir Ali	300,000	June 14, 2017	$0.90
Dale Wallster	300,000	June 14, 2017	$0.90
Total	4,416,170

On April 16, 2012, our board of directors adopted a new stock option plan (the “2012 Plan”). The purpose of the 2012 Plan is to advance the interests of our company and its shareholders by attracting, retaining and motivating the performance of selected directors, officers, employees or consultants of our company of high caliber and potential and to encourage and enable such persons to acquire and retain a proprietary interest in our company by ownership of its stock. The 2012 Plan provides that, subject to the requirements of the TSX Venture Exchange, the aggregate number of securities reserved for issuance, set aside and made available for issuance under the 2012 Plan may not exceed 10% of the issued and outstanding Common Shares at the time of granting of options (including all options granted by our company to date). On May 18, 2012, our board of directors amended the 2012 Plan to provide for a fixed number of Common Shares, being 20% of the issued and outstanding Common Shares as of May 18, 2012, instead of 10% of the issued and outstanding Common Shares at the time of grant.

Upon our Common Shares being listed on the TSX Venture Exchange, the following terms apply to our plan:

•
the number of Common Shares which may be reserved in any 12 month period for issuance to any one individual upon exercise of all stock options held by that individual may not exceed 5% of the issued and outstanding Common Shares of our company at the time of the grant;

•
the number of Common Shares which may be reserved in any 12 month period for issuance to any one consultant may not exceed 2% of the issued and outstanding Common Shares and the maximum number of Common Shares which may be reserved in any 12 month period for issuance to all persons engaged in investor relations activities may not exceed 2% of the issued and outstanding Common Shares of our company;

•	options granted to any person engaged in investor relations activities will vest in stages over 12 months with no more than ¼ of the stock options vesting in any three month period;

•
stock options granted to optionees engaged in investor relations activities on behalf of our company expire 30 days after such optionees cease to perform such investor relations activities for our company; and

•
the exercise price of any stock options granted under the 2012 Plan shall be determined by the board of directors, but may not be less than the closing price of the Common Shares on the TSX Venture Exchange on the last trading day immediately preceding the date of the grant of such stock options (less any discount permissible under TSX Venture Exchange rules) .

The 2012 Plan will be administered by the board of directors of our company or a special committee of directors, either of which will have full and final authority with respect to the granting of all stock options thereunder.  Stock options may be granted under the 2012 Plan to such directors, officers, employees or consultants of our company, as the board of directors may from time to time designate.

The term of any stock options granted under the 2012 Plan shall be determined at the time of grant but, subject to earlier termination in the event of termination or in the event of death, the term of any stock options granted under the 2012 Plan may not exceed ten years.  Options granted under the 2012 Plan are not to be transferable or assignable other than by will or other testamentary instrument or pursuant to the laws of succession.

Subject to certain exceptions, in the event that an employee or consultant ceases to act in that capacity in relation to our company, stock options granted to such employee, consultant or management company employee under the 2012 Plan will expire 90 days after such individual or entity ceases to act in that capacity in relation to our company, other than for cause, death, or disability. Options granted to an employee or consultant that ceases to act in that capacity in relation to our company are terminated immediately upon the employee or consultant being terminated for cause.  In the event of death of an option holder, options granted under the 2012 Plan expire one year from the date of the death of the option holder.

The following is the detailed information regarding all of the outstanding warrants of our company:

Name	Number of Shares Under Warrants	Expiry	Exercise Price
Lovell Capital Corp.	100,000	June 28, 2013	$1.80
Copper Eagle, Inc.	150,000	June 28, 2013	$1.80
Box Capital Corp.	100,000	June 28, 2013	$1.80
Carilette Faulkner	40,000	June 28, 2013	$1.80
Richard Gostanian	83,333	June 28, 2013	$1.80
Holmes Revokable Trust	50,000	June 28, 2013	$1.80
John David Belfontaine	33,333	June 28, 2013	$1.80
Ryan Craig	16,667	June 28, 2013	$1.80
Patrick Frank	16,667	June 28, 2013	$1.80
Robert Yeadon	3,333	June 28, 2013	$1.80
Rodigo Alverez	3,333	June 28, 2013	$1.80
Maurice Wooden	50,000	June 28, 2013	$1.80
Wayne Hillock	25,000	June 28, 2013	$1.80

Name	Number of Shares Under Warrants	Expiry	Exercise Price
Jeff Hillock	35,000	June 28, 2013	$1.80
Natalia Badzjo	25,000	June 28, 2013	$1.80
Douglas Silva	20,833	June 28, 2013	$1.80
Matthew Vander Woude	8,333	June 28, 2013	$1.80
Noy Alexander	8,333	June 28, 2013	$1.80
Ed Parker	10,000	June 28, 2013	$1.80
Leonard DeSouza	33,333	June 28, 2013	$1.80
Mark Trendell	20,000	June 28, 2013	$1.80
Tanya & Zack Elyacoubi	25,000	June 28, 2013	$1.80
Robert Morton Sr.	25,000	June 28, 2013	$1.80
Kelly Yeager	25,000	June 28, 2013	$1.80
Padrick Breeze	25,000	June 28, 2013	$1.80
Riverhead Trading, Inc.	50,000	June 28, 2013	$1.80
Forte Investment Group	50,000	June 28, 2013	$1.80
Zvonimir Duric	100,000	June 28, 2013	$1.80
Ten01 Capital, Inc.	87,658	June 28, 2013	$1.80
David Simek	150,000	June 28, 2013	$1.80
611034 B.C. Ltd.	8,333	June 28, 2013	$1.80
Salvatore Mele	8,333	June 28, 2013	$1.80
Marcello Leone	500,000	June 28, 2013	$1.80
Choi Yuet Chun	208,333	June 28, 2013	$1.80
Langold Enterprises Limited	208,500	June 28, 2013	$1.80
Avarice Investments PTE Ltd.	125,000	June 28, 2013	$1.80
Arliss International Inc.	250,000	June 28, 2013	$1.80
CBH Comoaonle Bancalre Helvetique SA	666,666	June 28, 2013	$1.80
Lock Partners Inc.	208,500	June 28, 2013	$1.80
Coleco Inc.	41,667	June 28, 2013	$1.80
Asia Asset Management Inc.	166,667	June 28, 2013	$1.80
Munir Ali	333,333	June 28, 2013	$1.80
1319460 Ontario Inc.	250,000	June 28, 2013	$1.80
Maria Leone	50,000	June 28, 2013	$1.80
Alberto Leone	50,000	June 28, 2013	$1.80
Kevin White	8,000	June 28, 2013	$1.80
Patrizia Leone-Mitchell	50,000	June 28, 2013	$1.80
Jonathan Pal Manson	8,333	June 28, 2013	$1.80
Andrew Hachett	8,333	June 28, 2013	$1.80
Robert Ferrill	333,333	June 28, 2013	$1.80
Domenico Allessandro	208,333	June 28, 2013	$1.80
Gordon Jung	16,666	June 28, 2013	$1.80
Ivan Solomon	16,666	June 28, 2013	$1.80
Despena Kontogeorgiu	16,666	June 28, 2013	$1.80
Mohamed Jessa	20,000	June 28, 2013	$1.80
Asia Precious Metals Mnmt Inc.	35,000	June 28, 2013	$1.80
Alexander Lorenz	165,000	June 28, 2013	$1.80
John M. Pulos	83,333	June 28, 2013	$1.80
Bryson Farrill	50,000	August 1, 2013	$2.30
Only One Degree, LLC	100,000	January 26, 2017	$1.20
John Mascio	15,000	January 31, 2022	$0.98
Munir Ali	30,000	August 23, 2014	$1.80
Asia Asset Management Inc.	35,000	August 23, 2014	$1.80
1985 Holdings Ltd.	75,000	August 23, 2014	$1.80
Avarice Investments PTE Ltd.	67,500	August 23, 2014	$1.80
Alida Ali	30,000	August 23, 2014	$1.80
Dale Wallster	187,500	August 23, 2014	$1.80
802213 AB Ltd.	60,000	August 23, 2014	$1.80

Name	Number of Shares Under Warrants	Expiry	Exercise Price
Scott Hunter	37,500	August 23, 2014	$1.80
Kyle Hickey	10,000	August 23, 2014	$1.80
Marcello Leone	42,500	August 23, 2014	$1.80
Lovell Capital Corp.	12,500	August 23, 2014	$1.80
David PG Sidders	7,500	August 23, 2014	$1.80
William B. Marcus	35,000	August 23, 2014	$1.80
Creekside Capital	37,500	August 23, 2014	$1.80
Jordan S. Kesner Trust UA	5,000	August 23, 2014	$1.80
Paradox Capital Partners LLC	7,500	August 23, 2014	$1.80
GRQ Consultants, Inc. 401K	50,000	August 23, 2014	$1.80
Pascal Duvier	20,000	August 23, 2014	$1.80
Total	6,330,151

DILUTION

If you invest in our Common Shares, your interest will be diluted to the extent of the difference between the offering price per Common Share and the pro forma net tangible book value per Common Share after the Offering. Dilution results when the per share offering price is substantially in excess of the book value per share attributable to outstanding Common Shares. The net tangible book value attributable to the Common Shares that were outstanding on March 31, 2012 was CDN$4,678,964 or CDN$0.11 per Common Share. Net tangible book value per Common Share as of March 31, 2012 represents the amount of total tangible assets less goodwill, acquired intangible assets net, and total liabilities, divided by the number of Common Shares outstanding.

If the Offering is sold and assuming that the Over-Allotment Option is not exercised by our Placement Agent, we will have 48,222,128 Common Shares issued and outstanding upon completion of the Offering. Our post-Offering pro forma net tangible book value, which gives effect to receipt of the gross proceeds from the Offering and issuance of additional Common Shares in the Offering, but does not take into consideration any other changes in our net tangible book value after March 31, 2012, will be CDN$9,329,085 or CDN$0.19 per Common Share. This would result in dilution to investors in this Offering of approximately CDN$0.65 per Common Share or approximately 77% from the offering price of CDN$0.85 per Common Share. Net tangible book value per Common Share would increase to the benefit of present shareholders by CDN$0.09 per Common Share attributable to the purchase of the Common Shares by investors in this Offering.

The following table sets forth the estimated net tangible book value per Common Share after the closing of the Offering and the dilution to persons purchasing Common Shares based on the foregoing offering assumptions.

		Offering(1)
Offering price per Common Share	CDN$	0.85
Net tangible book value per Common Share before the Offering (unaudited)	CDN$	0.10
Increase in net tangible book value per Common Share attributable to payments by new investors	CDN$	0.09
Pro forma net tangible book value per Common Share after the Offering	CDN$	0.19
Dilution per Common Share to new investors	CDN$	0.65

(1)      Assumes gross proceeds from Offering of $5,000,125 and no exercise of the Over-Allotment Option.

PLAN OF DISTRIBUTION

We have engaged the Placement Agent to conduct this Offering in the Offering Jurisdictions on a commercially reasonable efforts basis, subject to the terms and conditions described in the Agency Agreement dated June 25, 2012 between the Placement Agent and our company. The Offering is being made without a firm commitment by the Placement Agent, which has no obligation or commitment to purchase any of our Common Shares.

Subscriptions for the Common Shares will be subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice.  The Placement Agent has agreed to use its reasonable commercial efforts to sell the Common Shares being offered. The Offering will terminate upon the Closing Date. Until we sell 5,882,500 Common Shares, all subscription proceeds will be held in a separate bank account of the Placement Agent in trust. If we do not sell 5,882,500 Common Shares by the Closing Date, all funds will be promptly returned to investors within three business days without interest or deduction.

We have granted our Placement Agent an Over-Allotment Option exercisable for a period of 30 days from the date of the closing of this Offering, to sell at the offering price up to that number of additional Common Shares equal to 15% of the number of Common Shares issued pursuant to this Offering. The Over-Allotment Option is exercisable in whole or in any part only for the purpose of covering over-allotments, if any, made by our Placement Agent in connection with this Offering and for market stabilization purposes. This Prospectus qualifies the grant of the Over-Allotment Option and the distribution in the Offering Jurisdictions of the Common Shares issuable upon exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the Placement Agent’s over-allocation position acquires such securities under this Prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. Our Placement Agent will receive a fee of CDN$0.043 per additional Common Share purchased pursuant to the exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, the additional gross proceeds to us will be CDN$750,018.

Our Placement Agent will offer the Common Shares in the Offering Jurisdictions, on a commercially reasonable efforts basis, subject to prior sale, if, as and when issued by us and accepted by our Placement Agent in accordance with the conditions contained in the Agency Agreement between our company and the Placement Agent, and subject to approval of all legal matters on our behalf by Clark Wilson LLP and on behalf of our Placement Agent by Borden Ladner Gervais LLP.

The Common Shares are being offered in the Offering Jurisdictions. No offers or sales of Common Shares will be made in the United States. The Placement Agent may offer the Common Shares for sale in jurisdictions outside of Canada and the United States provided such offer and sale will not require our company to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable securities laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions. You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

The public offering price for the Common Shares offered in this Offering is payable in Canadian dollars only.

The terms of this Offering, including the offering price, were determined by negotiation between our company and the Placement Agent in the context of prevailing market conditions.

We are offering the Common Shares in the Offering Jurisdictions, subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice. We are offering the Common Shares at the public offering price set forth on the cover page of this Prospectus. The Placement Agent intends to offer Common Shares to its retail customers in provinces where we have qualified the offer and sale of the Common Shares. In satisfying its obligations under the Agency Agreement, the Placement Agent may utilize sub-agents. Subscriptions for the Common Shares will be subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice.

The Agency Agreement may be terminated under certain circumstances.

Listing Application

We have applied to list the Common Shares, including the Common Shares that will be distributed under this Prospectus, on the TSX Venture Exchange in Canada. The listing of the Common Shares on the TSX Venture Exchange has been conditionally accepted by the TSX Venture Exchange. Listing will be subject to our fulfilling all the listing requirements of the TSX Venture Exchange, and there can be no assurance that we will be able to fulfill those listing requirements.

As at the date of the Prospectus and other than our quotation on the OTC Bulletin Board, we do not have any of our securities listed or quoted, have not applied to list or quote any of our securities, and do not intend to apply to list or quote any of our securities, on the Toronto Stock Exchange, a U.S. marketplace, or a marketplace outside of Canada and the United States of America.

Commissions

The following table shows the public offering price, placement commissions to be paid by us to the Placement Agent and the proceeds, before expenses, to us.

	Per Common Share		Offering
Public offering price	CDN$	0.850	CDN$	5,000,125
Placement commissions(1)	CDN$	0.025	CDN$	150,004
Proceeds to us, before expenses	CDN$	0.825	CDN$	4,850,121

(1)
The Common Shares are being sold on a commercially reasonable efforts basis and the distribution thereof will remain open until the Closing Date.  Pursuant to the terms and conditions of the Agency Agreement dated June 25, 2012 between our company and the Placement Agent, our company has agreed to pay a cash commission of five percent (5%) of the gross proceeds of the Offering (except with respect to proceeds from the sale of Common Shares to certain purchasers introduced by our company to the Placement Agent for which the Placement Agent will not be entitled to any agent’s commission of such proceeds, up to CDN$2,000,000).

For the purposes of the table above, agent’s commission is calculated assuming 5% commission with respect to proceeds of CDN$3,000,125 and no commission with respect to CDN$2,000,000 from Special Orders.  If 5% commission is payable on the entire gross proceeds of CDN$5,000,125, such commission per Common Share will increase to CDN$0.043 and commission for the entire Offering will increase to CDN$250,006 leaving net proceeds to our company of CDN$4,750,118 before deduction of the expenses of the Offering, estimated to be approximately CDN$200,000 and assuming no exercise of the Over-Allotment Option.  Our company will pay all of the reasonable legal expenses of the Placement Agent up to CDN$75,000 plus taxes and disbursements and other costs of the Placement Agent, other than legal expenses, up to CDN$10,000.

Our company has granted the Placement Agent the Over-Allotment Option, exercisable in whole or in part, at the sole discretion of the Placement Agent at any time for a period of 30 days from the Closing Date, to sell at the offering price up to that number of Common Shares which is equal to 15% of the number of Common Shares sold in the Offering solely to cover over-allotments, if any, and for market stabilization purposes.  In respect of the Over-Allotment Option, our company will pay to the Placement Agent a fee equal to 5% of the gross proceeds realized through the issue of Common Shares pursuant to the Over-Allotment Option.  If the Over-Allotment Option is exercised in full, the total price to the public, the Placement Agent’s commission and net proceeds to our company will be CDN$5,750,143, CDN$187,507 and CDN$5,562,500, respectively (assuming Special Orders of CDN$2,000,000).  A subscriber who acquires Common Shares forming part of the Placement Agent’s over-allocation position acquires such Common Shares under this Prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.  This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Common Shares issuable upon exercise of the Over-Allotment Option.

Placement Agent’s Warrants

In addition, the Placement Agent will also receive that number of Agent’s Warrants which is equal to 5% of the number of Common Shares sold in the Offering (except with respect to the sale of Common Shares under Special Orders for which the Placement Agent will not be entitled to be issued any Agent’s Warrants).  Each Agent’s Warrant shall entitle the holder to acquire one Agent’s Warrant Share at the exercise price of CDN$1.50 per Agent’s Warrant Share, for a period of 24 months from the Closing Date.

Relationship with the Placement Agent

The Placement Agent and its affiliates may in the future provide various financial advisory, investment banking and commercial banking services for us and our affiliates in the ordinary course of business for which they will receive customary fees and commissions.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities relating to the Offering, including liabilities arising from breaches of the representation and warranties contained in the Agency Agreement, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Stabilization

Pursuant to the rules and policy statements of certain Canadian provincial securities commissions, the Placement Agent may not, throughout the period of distribution, bid for or purchase Common Shares except in accordance with certain permitted transactions, including market stabilization and passive market-making activities. In connection with the sale of the Common Shares, the Placement Agent may over-allot or effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market. Such transactions may have the effect of preventing or mitigating a decline in the market price of the Common Shares. Such transactions, if commenced, may be discontinued at any time.

Under applicable rules and regulations under the United States Securities Exchange Act of 1934, as amended, and subject to certain exemptions, any person engaged in the distribution of Common Shares offered under this Prospectus may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution of the Common Shares. Further, any stabilizing or other related activities in relation to this Offering are prohibited, excepted as specifically allowed under Regulation M for the purpose of preventing or retarding a decline in the market price of the Common Shares. During the restricted period, as defined in Regulation M, it is unlawful for any person to sell short the Common Shares and purchase the Common Shares from the Placement Agent or any broker or dealer participating in this Offering.

Restrictions on Additional Issuances

We agreed not to issue or sell any Common Shares or other securities convertible or exchangeable into Common Shares, other than: (i) the grant of stock options, and the issuance of Common Shares underlying such options, in accordance with the policies of the TSX Venture Exchange; (ii) to satisfy existing securities or agreements already entered into as of the date hereof; or (iii) pursuant to a bona fide arm’s length acquisition, for a period of 90 days from the Closing Date, without the prior written consent of the Placement Agent, such consent not to be unreasonably withheld.

ESCROWED SECURITIES AND SECURITIES
SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

National Policy 46-201 Escrow for Initial Public Offering (“NP 46-201”) provides that all shares of an issuer owned or controlled by its “Principals”, as defined by NP 46-201, will be escrowed at the time of the issuer’s initial public offering, unless the shares held by the Principal or issuable to the Principal upon conversion of convertible securities held by the Principal collectively represent less than 1% of the total issued and outstanding shares of the issuer after giving effect to the initial public offering.

The following number of our securities are subject to escrow pursuant to NP 46-201:

Designation of class	Number of securities held in escrow or that are subject to a contractual restriction on transfer	Percentage of class
Common Shares	8,803,864	21.1%(1)
Warrants	nil	nil
Options	900,000	20.4%(2)
(1)	Based on 42,339,628 Common Shares issued and outstanding as at the date of this Prospectus.
(2)	Based on 4,416,170 options outstanding as at the date of this Prospectus.

A detailed breakdown of the escrowed securities for the Principals is shown in the following table:

Name	Designation of Security	Quantity	Percent of Common Shares at the date of Prospectus(1)	Percent of Common Shares post -Offering(2)
Kristian Andresen	Common Shares	2,545,864(3)	6.4%	5.6%
	Warrants	Nil
	Options	300,000
John Wood	Common Shares	2,000,000	4.7%	4.1%
	Warrants	Nil
	Options	300,000
Emmanuel Brown	Common Shares	1,250,000	3.0%	2.6%
	Warrants	Nil
	Options	Nil
Steven Eklund	Common Shares	250,000(4)	0.6%	0.5%
	Warrants	Nil
	Options	Nil
Christopher Martens	Common Shares	2,000,000(5)	4.7%	4.1%
	Warrants	Nil
	Options	Nil
Erick Siffert	Common Shares	2,000,000(5)	4.7%	4.1%
	Warrants	Nil
	Options	Nil
Munir Ali	Common Shares	754,000	1.8%	1.6%
	Warrants	Nil
	Options	300,000
David Campisi	Common Shares	4,000	0%	0%
	Warrants	Nil
	Options	Nil

(1)	Based on 42,339,628 Common Shares issued and outstanding as at the date of this Prospectus.
(2)	Based on 48,222,128 Common Shares issued and outstanding as at the date of this Prospectus after giving effect to the Offering.
(3)	1,095,864 of these Common Shares are held through Transmission Holdings, Inc.
(4)	These Common Shares are held through Xcel Advisors.
(5)	These Common Shares are held by Exit 21, a company jointly owned by Mr. Siffert and Mr. Martens.

At the time of its initial public offering, an issuer will be classified for the purposes of escrow as either an “exempt issuer”, an “established issuer” or an “emerging issuer” as those terms are defined in NP 46-201.

Uniform terms of automatic timed release escrow apply to Principals of exchange listed issuers, differing only according to the classification of the issuer. We anticipate that we will be classified as an “emerging issuer”. As such, the following automatic timed releases will apply to the securities held by its Principals:

Date of Automatic Timed Release	Amount of Escrowed Securities Released
On the Listing Date	10% of the escrowed securities
6 months after the Listing Date	15% of the escrowed securities
12 months after the Listing Date	15% of the escrowed securities
18 months after the Listing Date	15% of the escrowed securities
24 months after the Listing Date	15% of the escrowed securities
30 months after the Listing Date	15% of the escrowed securities
36 months after the Listing Date	15% of the escrowed securities

Pursuant to the terms of an escrow agreement dated June 22, 2012 (the “Escrow Agreement”), among our company, Olympia Trust Company (the “Escrow Agent”) and the Principals of our company, the Principals agreed to deposit in escrow their securities of our company (the “Escrowed Securities”) with the Escrow Agent.  Pursuant to the Escrow Agreement, 895,000 Common Shares, nil Warrants, and 90,000 options will be released from escrow on the date the Common Shares are listed on the TSX Venture Exchange.

In connection with our application to the TSX Venture Exchange, we have entered into escrow agreements with 10 shareholders holding an additional 5,693,333 Common Shares in accordance with the policies of the TSX Venture Exchange. These Common Shares are escrowed pursuant to a “Value Security Escrow Agreement”, as defined by Policy 5-4 of the TSX Venture Exchange’s policies. The release terms for these Common Shares are as follows:

Date of Automatic Timed Release	Amount of Escrowed Securities Released
On the Listing Date	10% of the escrowed securities
6 months after the Listing Date	15% of the escrowed securities
12 months after the Listing Date	15% of the escrowed securities
18 months after the Listing Date	15% of the escrowed securities
24 months after the Listing Date	15% of the escrowed securities
30 months after the Listing Date	15% of the escrowed securities
36 months after the Listing Date	15% of the escrowed securities

DESCRIPTION OF SECURITIES

Common Shares

We are authorized to issue 500,000,000 Common Shares with a par value of $0.001 per Common Share and no shares of preferred stock.  The authorized Common Shares are available for issuance without further action or approval by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of June 11, 2012, there were 42,339,628 Common Shares issued and outstanding held by approximately 315 holders of record.

Voting Rights

Each Common Share entitles the holder to one vote on all matters submitted to a vote of the shareholders including the election of directors.  Except as otherwise required by law the holders of our Common Shares possess all voting power.  According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our shareholders for the election of directors at which a quorum is present.  According to our bylaws, in general, the affirmative vote of a majority of the Common Shares represented at a meeting and entitled to vote on any matter (which Common Shares voted at such meeting also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our shareholders.  Our bylaws provide that shareholders holding at least 5% of the Common Shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our shareholders.  Our bylaws also provide that any action which may be taken at any annual or special meeting of our shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding Common Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Common Shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.  Because the holders of our Common Shares do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our shareholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding Common Shares can elect all of our directors.

Annual Meetings

The listing of the Common Shares on the TSX Venture Exchange has been conditionally accepted by the TSX Venture Exchange. On April 17, 2012, we amended our bylaws to conform with the requirements of the TSX Venture Exchange. We amended our bylaws to provide similar protections to our shareholders as are found in Canadian provincial corporate statutes, including a requirement for holding an annual shareholders meeting while our Common Shares are listed on a Canadian stock exchange, such as the TSX Venture Exchange. While we are listed on the TSX Venture Exchange, our bylaws will require us to hold annual shareholders meetings and elect our directors on an annual basis. The term for our directors will be until the next annual shareholders meeting. In the near future, we anticipate that we will only hold a shareholders meeting every calendar year and not more than 15 months apart. The solicitation of proxies for any annual shareholders meeting will be in accordance with the proxy solicitation rules in the Exchange Act.

Dividend Rights

The holders of our Common Shares are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends.  Our board of directors is not obligated to declare any dividends.  Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors.  We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each Common Share is entitled to share ratably in any assets available for distribution to holders of our Common Shares after satisfaction of all liabilities.

Our Common Shares are not convertible or redeemable by us and have no pre-emptive, subscription, redemption, or conversion rights.  There are no sinking fund or similar provisions regarding our Common Shares.

Our Common Shares, after the fixed consideration therefore has been paid or performed, are not subject to assessment, and the holders of our Common Shares are not personally liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our shareholders, but our shareholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors.  Our current bylaws were adopted by our board of directors.  Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and vote requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid.  This would decrease the chance that our shareholders would realize a premium over market price for their Common Shares as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations.  These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation that meet certain specifications (outlined below) may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, or an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part.  These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;
•	33 1/3% or more but less than or equal to 50%; or
•	more than 50%.

These provisions are applicable only to a Nevada corporation which:

•	has 200 or more shareholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record who have addresses in Nevada appearing on the stock ledger of our company.  Therefore, we believe that these provisions do not apply to acquisitions of our Common Shares and will not until such time as these requirements have been met and our articles and bylaws no longer exempt our Common Shares from these provisions.  At such time as they may apply to us, and subject to the following paragraph, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our shareholders.

The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws exempt our Common Shares from these provisions.

Combination with Interested Shareholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more shareholders of record with an interested shareholder.  As of June 11, 2012, we had approximately 309 shareholders of record.  Therefore, we believe that these provisions apply to us and these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation to which these provisions apply may not engage in a combination within two years after the interested shareholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares, or unless the combination is approved by the board of directors and, at or after that time, the combination is approved by the shareholders (other than by written consent) holding at least 60% of the outstanding shares held by disinterested shareholders.  Generally, if approval is not obtained in either of the ways described, then after the expiration of the two-year period, the combination may be consummated if the combination or purchase transaction was approved by the board of directors before the person became an interested shareholder or if approved (other than by written consent) by a majority of the voting power held by disinterested shareholders, or if the consideration to be received per share by disinterested shareholders is at least equal to the highest of:

•
the highest price per share paid by the interested shareholder within the two years immediately preceding the date of the announcement of the combination or within two years immediately before he, she or it became, or in the transaction in which he, she or it became, an interested shareholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested shareholder, whichever is higher; and
•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested shareholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation.  Generally, these provisions define combination to include any merger or consolidation with an interested shareholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with an interested shareholder of assets of the corporation having:

•	an aggregate market value equal to more than 5% of the aggregate market value of all of the assets of the corporation;
•	an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or
•	representing more than 10% of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

Other than as noted above, there are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

Agent’s Warrants

On closing of the Offering, our company will grant the Agent’s Warrants to the Placement Agent entitling the Placement Agent to purchase that number of Agent’s Warrant Shares equal to 5% of the number of Common Shares sold pursuant to the Offering (except for those Common Shares sold with respect to Special Orders).  Each Agent’s Warrant will be exercisable into one Agent’s Warrant Share at CDN$1.50 per Agent’s Warrant Share for a period of 24 months from the Closing Date.  Upon their issuance, the Agent’s Warrants will be governed by the terms and conditions set out in the share purchase warrant certificates representing the Agent’s Warrants, including the aforementioned terms.

Holders of the Agent’s Warrants will not have any voting rights or any other rights which a holder of Common Shares would have (including, without limitation, the right to receive notice of and to attend meetings of shareholders or any right to receive dividends or other distributions) until such time as the holders exercise the Agent’s Warrants and receive the Agent’s Warrants Shares.  Holders of the Agent’s Warrants will have no pre-emptive rights to acquire securities of our company. The exercise price of the Agent’s Warrants and the number of Common Shares issuable upon exercise of the Agent’s Warrants is subject to adjustment in certain circumstances.

Over-Allotment Option

We have granted the Placement Agent the Over-Allotment Option, exercisable in whole or in part, at the sole discretion of the Placement Agent at any time for a period of 30 days from the Closing Date, to sell at the offering price up to that number of Common Shares which is equal to 15% of the number of Common Shares sold in the Offering solely to cover over-allotments, if any, and for market stabilization purposes.  In respect of the Over-Allotment Option, we will pay to the Placement Agent a fee equal to 5% of the gross proceeds realized through the issue of Common Shares pursuant to the Over-Allotment Option.  If the Over-Allotment Option is exercised in full, the total price to the public, the Placement Agent’s commission and net proceeds to our company will be CDN$5,750,143, CDN$187,507 and CDN$5,562,500, respectively (assuming Special Orders of CDN$2,000,000).  A subscriber who acquires Common Shares forming part of the Placement Agent’s over-allocation position acquires such Common Shares under this Prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.  This Prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Common Shares issuable upon exercise of the Over-Allotment Option.

EXPERTS AND COUNSEL

The audited financial statements of our company as at and for the periods ended December 31, 2011, 2010 and 2009 included in this Prospectus have been audited by Berman & Company, P.A., an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the Common Shares being offered pursuant to this Prospectus.

Borden Ladner Gervais LLP, of Suite 1200 – 200 Burrard Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the Common Shares being offered pursuant to this Prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in this Prospectus as having prepared or certified any part thereof (or named as having prepared or certified a report or valuation for use in connection with this Prospectus) or counsel named in this Prospectus as having given an opinion upon the validity of the securities being offered pursuant to this Prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingent basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of this Prospectus or that part of this Prospectus to which such preparation, certification or opinion relates, no such person had, or is to receive in connection with the Offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

CORPORATE STRUCTURE

Respect Your Universe, Inc. was incorporated in the State of Nevada pursuant to the Nevada Revised Statutes on November 21, 2008.

Our principal executive offices are located at 5940 S. Rainbow Blvd., Las Vegas, Nevada 89118, and our telephone number is 1.888.455.6183. Our website is www.ryu.com. We also have an office at 818 North Russell Street, Suite A, Portland, Oregon 97227 which we use for administration and product design.

We maintain a registered office for service in the State of Nevada, located at Aspen Asset Management LLC, 6623 Las Vegas Blvd. South, Suite 255, Las Vegas, Nevada 89119.

We do not have any subsidiaries. We are registered to do business in Nevada, California and Oregon.

On April 17, 2012, we amended our bylaws to conform with the requirements of the TSX Venture Exchange. We amended our bylaws to provide similar protections to our shareholders as are found in Canadian corporate statutes, including a requirement for holding an annual shareholder meeting, a shareholder right to dissent on proposed fundamental changes, a prohibition on the issuance of shares for consideration in the form of promissory notes, a requirement that the Common Shares be issued for fair market value and a provision for recourse against our board of directors if shares are issued for less than fair market value, and a requirement that directors and classes of directors have the same voting rights. These protections are only applicable while we are listed on a national stock exchange in Canada.

DESCRIPTION OF BUSINESS
Corporate History

We were incorporated in the State of Nevada on November 21, 2008.  Our business plan is to capitalize on the increasing popularity of MMA by designing, commercializing and marketing a line of premium performance athletic apparel and accessories drawing insights from MMA and athletes.

Our Current Business

We design, develop and market premium performance athletic apparel and accessories.  Our products are created for use by all athletes, taking inspiration from MMA’s centuries old traditions and innovation from athletes’ insights.

We believe that in every athlete lies the heart of a warrior. No matter what sport they play or what discipline they practice; every athlete at the most basic level is essentially a fighter. They stand alone; their success is motivated 100% from within themselves.

Based upon the principles of respect, strength, honor and sustainability, we believe we are dedicated to creating, not only a product, but a movement and community that are inspired by a profound respect for the art of athleticism, the spirit of combat, the warrior ethic and the universe encompassing it all.

Three-Year History

Our company was founded in the State of Nevada in November 2008.  In 2009, we were focused primarily on brand development. As a test run solely for the limited purpose of gaining feedback on our brand design, we made and successfully sold 400 units of sportswear.

During 2010, we were in a development stage.  We did not have any revenue and were focused on corporate organization, securing financing and product creation activities.

In 2011, we became a publicly traded company trading on the OTC Bulletin Board and raised approximately $6,000,000 to initially capitalize our company.  An experienced senior leadership team with extensive experience in the apparel and sporting goods industry was retained to execute our strategic and operating plan.  A product creation and administrative office was opened in Portland, Oregon and the design, development and production of the Spring 2013 product line was completed.  In late 2011 we successfully launched our web store at www.ryu.com with a limited edition line of sportswear styles.  In December 2011, we executed an agreement giving us promotion rights as an official UFC sponsor at selected pay-per-view events plus additional marketing opportunities between December 1, 2011 and December 31, 2012.

In February 2012, we launched our Spring 2012 line of men’s performance and lifestyle apparel, and accessories.  During the same month, we launched an updated web site and store at www.ryu.com.  During the quarter ended March 31, 2012, we had nominal sales through multiple channels: retail, through our online store and wholesale, through a limited number of retail partners.

Our Product Line

Our premium athletic products include competition, training and premium sports and outerwear, as well as headwear and accessories that are designed to keep up with the demands of an active lifestyle.  Built for athletes; suited for style, RYU’s premium high performance line embodies the art of the sport and places emphasis on respect, strength, honor and sustainability as the foundation of our apparel and accessories.

Crafted from organic and/or recycled materials utilizing some of the best yarn and fabric suppliers in the world, we believe we are leading the athletic apparel industry by example, creating a product that is not only the pinnacle of athletic performance, comfort and style, but that is also designed with respect toward maintaining the health of our environment.

We debuted our men’s product line in February 2012.  Our Spring 2012 line consists of 39 styles of premium apparel for competition, training, and sportswear along with a focused selection of accessories.

Our Fall 2012 product line is anticipated to be introduced in July 2012 and consist of 112 styles with an expanded line of men’s products plus the introduction of a women’s line of premium training and sportswear apparel plus accessories.

Distribution

We are deploying a multi-channel retail distribution strategy to deliver our products to consumers.  The wholesale channel is anticipated to be our largest channel and consists of specialty retail, department stores, sporting goods and e-commerce sites.  We currently have 10 wholesale accounts in the United States and Canada.

Our direct-to-consumer channel is expected to consist of the RYU webstore and owned retail stores.  Our webstore has been operational since September 2011 and provides our customers with a premium experience and access to our entire product line.  In the third quarter of 2012, we plan to open a mall based flagship store in Las Vegas, Nevada.  We anticipate opening a retail store in late 2013 in a major metropolitan United States location to be determined.

In the second half of 2013, we plan to expand to international markets by establishing exclusive territory distributorships in key European, Asian and South American countries.

We have contracted with a third party logistics provider located in the Portland, Oregon metro area to outsource our inventory receiving, warehousing and our product distribution and shipping needs. We do not currently have any long term contracts relating to the distribution of our products.

Merchandising, Design and Sourcing Services

From February 2010 to May 2012, we contracted with Exit 21 Global Solutions, LLC (“Exit 21”) to assist us in the merchandising, design and sourcing of our products. Exit 21 is a consulting and product creation company based in Portland, Oregon owned equally by Mr. Martens and Mr. Siffert, our current Chief Executive Officer and Chief Operating Officer, respectively.  As we have transitioned our business model from a development stage to revenue generation we have evolved our relationship with Exit 21 to meet our business requirements, as follows:

•	Phase 1 (February 2010 to June 2010): We retained Exit 21 for consulting services to create our merchandise strategy, initial product concepts and sourcing.

•
Phase II (July 2010 to May 2011):  We contracted with Exit 21 to finalize the design, development and sourcing of our men’s Spring 2012 product line, and initiated the design and development of our women’s Fall 2012 product line.

•
Phase III (June 2011 to December 2011):  We contracted with Exit 21 to complete the development, commercialization and sourcing of the women’s Fall 2012 product line.  In addition, Mr. Martens was retained as our Chief Executive Officer and Mr. Siffert was retained as Chief Operation Officer, both of which were in the capacity of consultants to RYU.

•
Phase IV (January 2012 to May 2012):  Mr. Martens and Mr. Siffert became our employees in the roles of CEO and COO, respectively.  In addition, they continued as co-owners of Exit 21, and we contracted with Exit 21 to create the Spring 2013 product line.  During this period, Exit 21 delivered consulting services to other non-competing apparel brands but the majority of their services were utilized by us.

Since June 2011, Exit 21 has been considered a related party as Mr. Martens and Mr. Siffert, co-owners of Exit 21, also provided executive officer services in addition to continuing to provide product creation services.  We have discontinued the use of Exit 21 services as of May 1, 2012 when the consulting services agreement terminated and we have shifted to a product creation model using internal resources supplemented with independent contractors as required.  Please see “Transactions with Related Persons, Promoters and Certain Control Persons”.

Product Manufacturing and Fulfillment

We outsource the commercial manufacturing of our product line to factories outside of the United States.  During 2011, this apparel production occurred primarily with seven manufacturers located in Asia.  RYU’s independent suppliers buy raw materials in bulk for the manufacturing of our apparel and accessories.

Our international sources of supply are subject to the usual risks of doing business abroad, such as possible revaluation of currencies, import duties, safeguard measures, trade restrictions, restrictions on the transfer of funds and, in certain parts of the world, political instability and terrorism. We have not, to date, been materially affected by any such risk, but cannot predict the likelihood of such developments occurring in the future. We do not currently have any long term contracts relating to the manufacturing of our products.

Product Design and Development

Our product design efforts are led by a team of contracted designers based in Portland, Oregon who embody our core values and who come with decades of experience having worked with global fortune 500 brands. Our products embody our design philosophy and dedication to premium quality. Our design team identifies trends based on market intelligence and research, proactively seeks the input of athletes, trainers, and fitness instructors and users of our products and our competitors’ products. They broadly seek inspiration consistent with our goals of style, function and technical superiority. Our athletes have become an integral part of our product design process as they test and evaluate our products, providing real-time feedback on performance and functionality. Our design team incorporates all of this input to adjust fit, style, function and to detect new athletic trends and to identify desirable fabrics.

To ensure that we continue to provide our consumers with functional fabrics, our contracted design and materials research teams work closely with our suppliers to incorporate innovative fabrics that bring particular specifications to our products. These specifications include characteristics such as stretch ability, capability to wick moisture, color fastness and durability, among others. We utilize material suppliers who provide independent inspection, verification and testing certification on all our materials. This includes testing for a variety of performance characteristics including pilling, shrinkage, abrasion resistance and colorfastness. We collaborate with leading fabric suppliers to develop fabrics that we intend to trademark for brand recognition whenever possible.

Historically, we have brought new products from design to market in approximately 10 to 12 months.  All of our development and technical design personnel have multiple years of experience and have worked with and traveled to overseas factories and suppliers.

Sourcing and Manufacturing

We do not own or operate any manufacturing facilities, nor do we contract directly with third-party vendors for fabrics and finished goods. The fabric used in our products is sourced by our manufacturers from a limited number of pre-approved suppliers. We select factories we believe are financially sound, with experienced infrastructure and a dedication to workers’ rights and safety.  We work with a group of approximately seven garment manufacturers and 12 material suppliers.  Our manufacturing activities are strategically spread throughout our source base which covers China (65%), Thailand (5%), Vietnam (5%), Bangladesh (10%) and Sri Lanka (15%).  Our five year goal is to increase our reach to North America and reduce our dependency on China. We have developed good relationships with a number of our vendors and take great care to ensure that they share our commitment to quality and ethics. We do not, however, have any long-term agreements requiring us to use any manufacturer, and no manufacturer is required to produce our products. We require that all of our manufacturers adhere to a code of conduct regarding quality of manufacturing, working conditions and other social concerns. We currently also work with a leading inspection and verification firm to review the quality of our product both during and after production.

Marketing

We create awareness and demand for our products through the following marketing strategies: sports marketing, product seeding, licensing, digital marketing, and social media.

Sports marketing is focused on creating relationships with professional and amateur athletes through sponsorship and product seeding.  We currently have endorsement agreements with Jon Fitch (MMA), Phil Heath (bodybuilding), Darnell McDonald (professional baseball) and Christian Isakson (professional triathlete).

We have entered into a Sponsorship Agreement with Zuffa Marketing LLC to be a sponsor for a select number of UFC events between December 1, 2011 and December 31, 2012.  As a sponsor of the UFC we have certain marketing rights for the RYU brand at selected pay-per-view and weigh-in events, use of the UFC logo on our products and website, and access to certain UFC digital media assets.

Seeding our product on key professional and amateur athletes is an important component of our marketing strategy. By encouraging these athletes to use our products we believe we gain important insights on product performance and innovation opportunities while benefiting from brand exposure.

To capitalize on the awareness of our brand we may license the RYU brand to others for use for related training products.  These opportunities may include training electronics and accessories, training centers and equipment.

We use digital marketing strategies to bring consumers to our website at www.ryu.com to introduce and educate them on our brand.  Digital marketing is also utilized to bring consumers to our RYU webstore where they can easily review our complete product offering and purchase directly from RYU.

We are establishing a social media marketing platform for communicating directly with consumers to build brand awareness and loyalty.  Through the use of Facebook, Twitter and the RYU blog we believe we are strengthening the RYU brand by accessing these large communities and inviting them to join our community and become involved with RYU.

Competition

The market for athletic apparel is highly competitive.  We compete with a significant number of apparel brands, as well as wholesalers and direct sellers of general athletic and leisure athletic apparel.  This includes competition from established companies as well as new entrants into the athletic apparel market.

Many of our competitors have significant advantages over our company in terms of scale, operating histories, number of locations in operation, capital and other resources.  The intense competition and the rapid changes in technology and consumer preferences are significant risks for our operations.  We are a start-up company that has just begun to commence commercial operations. Accordingly, there can be no assurances that we can successfully compete in the market for athletic apparel and accessories.

We believe our strategy of focusing on MMA and individual athletes as the inspiration for our product design differentiates us and will enable us to obtain a competitive position in the industry.  We believe building our products around the athlete will provide a product that is premium in quality, more authentic, and provide better athletic performance and function that will assist us in competing in this industry.

Patents and Trademarks

On August 2, 2011, we filed with the US Patent and Trademark Office (the “USPTO”) an application for a U.S. patent for the innovative enclosure utilized on our fight short.

On December 10, 2008, a U.S. federal trademark registration was filed for RYU. This trademark is owned by Respect Your Universe, Inc. The USPTO has given the RYU trademark serial number of 4091588.

On December 10, 2008, a U.S. federal trademark registration was filed for RESPECT YOUR UNIVERSE. This trademark is owned by Respect Your Universe, Inc. The USPTO has given the RESPECT YOUR UNIVERSE trademark serial number of 4060794.

We have trademark applications for U.S. federal trademark registrations pending for the following marks:

HOUSE OF RYU

AIR WEAVE

FIRE WEAVE

TERRA WEAVE

WATER WEAVE

WIND WEAVE

R.E.T.

We have applications pending in Canada, the European Community, Japan, Jordan, Mexico, Russia, UAE, Brazil, China and Egypt for the following mark:

Product Development and Research Costs

For the years ended December 31, 2010 and December 31, 2011, we spent approximately $1,001,000 and $366,000, respectively, on the design, development, testing, prototype creation  and sourcing of our  product line of sports apparel.

Employees

We currently have nine full-time employees and two part-time employees.  Our employees are responsible for performing or overseeing all operations of our company.  Specifically, our employees’ direct responsibilities include, but are not limited to, seeking the investment capital necessary to commence and build commercial operations, creating our marketing, branding and sales strategy, driving the overall product design strategy, directing product development, manufacturing, operations, and all financial reporting and general administrative duties.

DESCRIPTION OF PROPERTY

Our principal corporate offices are located at 5940 South Rainbow Boulevard, Las Vegas, Nevada 89118. We do not have a lease agreement for the space and our usage of the space could be terminated at any time.

Our sales, customer service and administrative offices are located at 818 North Russell Street, Suite A, Portland, Oregon 97227.  We are leasing approximately 1,200 square feet of office space for a term of one year.  The lease expires in August 2012 and we have the option to extend the lease term for an additional twelve months.

We outsource the design and manufacturing of our products and the distribution and warehousing needs for our products to third parties and as such have no current plans to lease or own space for such needs.  We believe that our current locations will be sufficient for the operation of our business over the next twelve months.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

There have been no material legal proceedings to which we are a party, or to which any of our assets are the subject. We do not know any legal proceedings contemplated by any governmental authority or any other party involving us or our assets. We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder holding more than 5% of our Common Shares is a party adverse to us or has a material interest adverse to us.

There have not been any:

•
penalties or sanctions imposed against our company by a court relating to securities legislation or by a securities regulatory authority within the three years immediately preceding the date of this Prospectus;

•
other penalties or sanctions imposed by a court or regulatory body against our company necessary for this Prospectus to contain full, true and plain disclosure of all material facts relating to the securities being distributed; and

•
settlement agreements that we entered into before a court relating to securities legislation or with a securities regulatory authority within the three years immediately preceding the date of this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited financial statements and related notes thereto included in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this Prospectus titled “Risk Factors” beginning at page 11 above and “Forward-Looking Statements” beginning at page 5 above.

Overview

We were incorporated in the State of Nevada on November 21, 2008.  Our business plan is to capitalize on the increasing popularity of MMA by designing, commercializing and marketing a line of premium performance athletic apparel and accessories drawing insights from MMA and athletes.

We have generated limited revenues to date during the year ended December 31, 2011 and for the three month period ended March 31, 2012.  As a result, we depend upon funding from various sources to continue operations and to implement our growth strategy.

Results of Operations

For the three months ended March 31, 2012 and 2011

The following discussion of the financial condition and results of operations should be read in conjunction with the unaudited interim financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Revenue

We generated nominal net revenues in the amount of $68,934 during the period from November 21, 2008 (inception) to March 31, 2012.  Net revenues during the three months ended March 31, 2012 and 2011 were $64,126 and nil respectively.  The increase is a result of the launch of our Spring 2012 product line and www.ryu.com in February 2012.

Gross Profit

Gross Profit from November 21, 2008 (inception) to March 31, 2012 was $23,808.  For the three months ended March 31, 2012 and 2011, gross profit was $28,214 and nil, respectively.

Operating Expenses

Total operating expenses for the period from November 21, 2008 (inception) through March 31, 2012 were $10,187,618.  A significant portion of our operating expenses incurred were from non-cash transactions comprised of share-based payments for services valued at $5,324,267.  This total includes incentive stock options and warrants valued at $3,922,356.  Personnel compensation costs including salaries, benefits and incentive compensation are included in the expense categories below based on the employee’s function.

During the three months ended March 31, 2012, total operating expenses for our company were $1,966,748 compared to $226,596 for the three months ended March 31, 2011.  We incurred $660,847 in marketing and advertising expenses during the three months ended March 31, 2012 for digital media, brand and sports marketing initiatives and communications.  We had no marketing expenses for the comparable period of 2011 and marketing and advertising expenses in the amount of $1,624,257 for the period from November 21, 2008 (inception) through March 31, 2012.  Of the total amount expensed to date, $63,900 was for related party development of brand and marketing media.

During the three months ended March 31, 2012, we incurred product creation expenses of $315,400 compared to $205,074 during the three months ended March 31, 2011.  The increase is due to additional services needed to support the expansion of our product lines, including the addition of a women’s category.  For the period from November 21, 2008 (inception) through March 31, 2012, total product creation expenses were $1,682,461 of which $1,672,245 was paid to Exit 21, an entity controlled by our Chief Executive Officer and Chief Operation Officer.

General and administrative expenses for the three months ended March 31, 2012 were $990,501 compared to $21,522 for the three months ended March 31, 2011.  This increase reflects our investment in organization and infrastructure to support our business objectives for 2012.  The primary components of general and administrative expense during these periods were investor relations expenses of $391,444 ($345,855 of which was from share-based compensation) for the period ended March 31, 2012, compared to nil for the period ended March 31, 2011; employee compensation expenses $303,380 ($36,907 of which was from share-based compensation) for the period ended March 31, 2012, compared to nil for the period ended March 31, 2011; professional and consulting fees of $87,688 ($2,476 from share-based-compensation) for the period ended March 31, 2012, compared to $16,705 for the period ended March 31, 2011; and travel expenses of $80,948 for the period ended March 31, 2012, compared to nil for the period ended March 31, 2011.

For the period from November 21, 2008 (inception) through March 31, 2012, general and administrative expenses were $6,849,010.

As a result of the February 2012 launch of our new e-commerce website, ryu.com, we recognized an impairment loss in December 2011 related to our previous website in the amount of $31,890.  The amount was based on the net asset value as of December 31, 2011.

Net Loss

Our net loss for the quarter ended March 31, 2012 was $1,938,534 as compared to a net loss of $226,596 for the three months ended March 31, 2011.  Our accumulative net loss for the period from November 21, 2008 (inception) to March 31, 2012 was $10,163,810.

Years Ended December 31, 2011, 2010 and 2009

The following discussion of the financial condition and results of operations should be read in conjunction with the audited financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Revenue

We generated gross revenues in the amount of $4,808 during the period from November 21, 2008 (inception) to December 31, 2011.  Gross revenues during the years ended December 31, 2011, 2010, and 2009 were $2,821, nil, and $1,987, respectively.

In 2009, as a test run solely for the limited purpose of gaining feedback on our brand design, we produced 400 pieces of initial designs of graphic T-shirts and sold them through a third party retail website.  In 2011, we produced a limited quantity of graphic t-shirts and headwear for resale on our webstore at www.ryu.com, which launched in August 2011.

Cost of revenue during the period from November 21, 2008 (inception) to December 31, 2011 was $9,214 resulting in a negative gross margin of $4,406.  During the development stage, our company has been primarily focused on corporate organization and the research, development and manufacturing of our products.

Expenses

During the year ended December 31, 2011, total operating expenses for our company were $6,653,661 compared to $1,157,218 for the year ended December 31, 2010 and $360,953 for the year ended December 31, 2009. Total operating expenses for the period from November 21, 2008 (inception) through December 31, 2011 were $8,220,870.

The majority of the operating expenses incurred during the year ended December 31, 2011 were non-cash transactions comprised of share based payments for services valued at $4,235,293. This total includes incentive stock options and warrants valued at $3,751,705.

Our company incurred $894,440 in marketing and advertising expenses to create brand media and distribute marketing communications during the year ended December 31, 2011.  Of the total amount expensed in 2011, $63,900 was for related party development of brand and marketing media.

Our company had no marketing expenses for the comparable period of 2010 and 2009 and marketing and advertising expenses in the amount of $963,410 for the period from November 21, 2008 (inception) through December 31, 2011.

During the year ended December 31, 2011, our company incurred research and development expenses of $366,360 compared to $1,000,701 during the year ended December 31, 2010 and nil during the year ended December 31, 2009.  For the period from November 21, 2008 (inception) through December 31, 2011, total research and development expenses were $1,367,061 of which $1,356,845 was paid to Exit 21, an entity controlled by our Chief Executive Officer and Chief Operation Officer.

General and administrative expenses for the year ended December 31, 2011 were $5,360,971 compared to $156,517 for the year ended December 31, 2010 and $360,953 for the year ended December 31, 2009.  This increase reflects our investment in organization and infrastructure to support our business objectives for 2010, 2011 and 2012.  The primary components of general and administrative expense for the year ended December 31, 2011 were investor relations expenditures of $457,688 ($178,594 of which was share based compensation), employee compensation expenses of $1,840,153 ($1,590,665 of which was share based compensation), legal, professional and consulting fees of $2,597,785 ($2,229,239 of which was share based compensation), and travel expenses of $169,817.

For the period from November 21, 2008 (inception) through December 31, 2011, general and administrative expenses were $5,858,509.

In December 2011, we executed an agreement for the development of a new website to support the expanded web store which launched during the first quarter of 2012.  As a result, we have recognized an impairment loss in the amount of $31,890 based on the net asset value as of December 31, 2011.

Net Loss

Our net loss for the year ended December 31, 2011 was $6,650,840, compared to a net loss of $1,157,218 for the year ended December 31, 2010 and $367,387 for the year ended December 31, 2009.  Our accumulative net loss for the period from November 21, 2008 (inception) to December 31, 2011was $8,225,276.

Liquidity and Financial Condition

As of March 31, 2012, we had current assets of $5,132,822, current liabilities of $569,287 and working capital of $4,563,535, compared to current assets of $5,163,324, current liabilities of $453,244 and working capital of $4,710,080 at December 31, 2011.

In February 2012, we successfully raised $1,500,000 in additional capital though equity financing.  Our cash balance as of March 31, 2012 was $2,006,884 compared to $2,698,719 at December 31, 2011. The Company believes it currently has sufficient funds to execute its business plan through the second quarter of 2012.

We also have up to $500,000 available pursuant to the Credit Facility dated June 14, 2012 entered into with Nicholas Cohen Productions Ltd., an arm’s length third party. Amounts drawn down on the Credit Facility incur interest at 6% per annum and the Credit Facility matures on June 14, 2013.

We anticipate that additional capital will be required to implement our business plan beyond the second quarter of 2012 and to purchase inventory to support our revenue forecast for 2013.  In order to obtain the necessary capital, we filed a prospectus in April 2012 in order to become listed on the TSX Venture Exchange through a public offering.  The Offering is for CDN$5,000,125 and includes an option for over-allotment of up to CDN$750,018.  If the Offering is abandoned or delayed, we believe our company will be able to raise sufficient capital from other sources to support operations through the remainder of 2012.

Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities as a means of raising additional capital, stockholders may experience dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock.

Cash Flows

For the three months ended March 31, 2012 and 2011

	Three Months Ended March 31
	2012	2011
Net Cash Provided by (Used in) Operating Activities	$(2,077,530)	$(57,860)
Net Cash Provided by (Used in) Investing Activities	$(79,405)	$-
Net Cash Provided by (Used in) Financing Activities	$1,465,100	$55,000
Change in Cash and Cash Equivalents During the Period	$(691,835)	$(2,860)

Operating Activities

During the quarter ended March 31, 2012, we used cash in the amount of $2,077,530 for operating activities.  The major components of operating activities include a net loss of $1,938,534 offset by the amortization of stock paid for future services of $388,723, stock issued for service of $98,000, share based compensation of $170,651, an increase in inventory of $319,109, an increase in deposits for inventory purchased of $599,336, a decrease in prepaid expenses of $104,971, and an increase in accounts payable and accrued liabilities of $127,918.

By comparison, during the three months ended March 31, 2011, we used cash in the amount of $57,860 for operating activities. Cash used in operating activities included a net loss of $226,596 offset by an increase in accounts payable of $168,736.

Investing Activities

We used cash in the amount of $79,405 in investing activities during the quarter ended March 31, 2012.  Investing activities during that period included $7,229 for property and equipment purchases and $72,176 for the acquisition of intangible assets including the development of our patents and trademarks, website development costs and the acquisition of our new domain name.  All of the costs have been capitalized and those with finite life will be amortized over the expected useful lives of the assets.  Depreciation and amortization during the quarter ended March 31, 2012 totaled $6,706.

By contrast, there were no investing activities for the three months ended March 31, 2011.  For the period from November 21, 2008 (inception) to March 31, 2012, cash used in investing activities was $180,412 and included $54,578 for property and equipment purchases and $125,834 for the acquisition of intangible assets.

Financing Activities

During the quarter ended March 31, 2012, we repaid $25,000 to related parties, paid $3,000 towards capital lease obligations and received net proceeds from the sale of common stock and warrants of $1,493,100 for net cash provided by financing activities of $1,465,100.

During the three months ended March 31, 2011, we received related party advances in the amount of $25,000 and proceeds from the sale of common stock in the amount of $30,000 for total cash provided by financing activities of $55,000.

From November 21, 2008 (inception) to March 31, 2012, we received proceeds from a loan due to a stockholder of $106,700, received related party advances in the amount of $45,000, repaid $45,000 to related parties, paid $3,000 on capital lease obligations, and received proceeds from the sale of common stock and warrants of $8,169,085 for total net cash provided by financing activities of $8,272,785.  The shareholder loan of $106,700 was subsequently exchanged for shares of common stock.

We presently have a credit line (credit card) of $25,000 with approximately $8,600 outstanding as of March 31, 2012.  In order to obtain future capital, we may need to utilize our line of credit, sell additional shares of common stock or borrow funds from private lenders.  However, any downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities.  As a result, there can be no assurance that we will be successful in obtaining additional funding.

Years Ended December 31, 2011, 2010 and 2009
	Year Ended December 31
	2011	2010	2009
Net Cash Provided by (Used in) Operating Activities	$(3,324,291)	$(489,524)	$(135,787)
Net Cash Provided by (Used in) Investing Activities	$(109,533)	$-	$-
Net Cash Provided by (Used in) Financing Activities	$6,129,235	$429,500	$199,119
Change in Cash and Cash Equivalents During the Period	$2,695,411	$(60,024)	$63,332

Operating Activities

The major components of operating activities during the year ended December 31, 2011 include a net loss of $6,650,840 offset by depreciation and amortization of $8,526, amortization of prepaid stock compensation of $330,889, stock issued for service of $152,699, share based compensation of $3,751,705, an increase in inventory of $178,541, an increase in deposits of $194,723, an increase in prepaid expenses - other of $536,446, an increase in accounts payable and accrued liabilities of $303,625, and a decrease in accounts payable - related party of $343,075.

By comparison, during the year ended December 31, 2010, cash used in operating activities included a net loss of $1,157,218 offset by stock issued for services in the amount of $200,000, and an increase in accounts payable of $467,694.

By comparison, during the year ended December 31, 2009, cash used in operating activities included a net loss of $367,387 offset by stock issued for services in the amount of $231,600.

Investing Activities

We used cash in the amount of $109,533 in investing activities during the year ended December 31, 2011.  Investing activities during that period included $49,127 for property and equipment purchases, $18,269 associated with the development of our patents and trademarks and $42,137 for the development of our website.  All of our costs have been capitalized and amortized over the expected useful lives of the assets.

By contrast, there were no investing activities for the years ended December 31, 2010 and 2009.

Financing Activities

During the year ended December 31, 2011, we received related party advances in the amount of $25,000, repaid $20,000 to related parties, and received net proceeds from the sale of common stock and warrants of $6,124,235 for total cash provided by financing activities of $6,129,235.

During the year ended December 31, 2010, we received related party advances in the amount of $20,000 and proceeds from the sale of common stock in the amount of $409,500 for total cash provided by financing activities of $429,500.

During the year ended December 31, 2009, we received an advance from a stockholder in the amount of $56,869 and proceeds from the sale of common stock in the amount of $142,250 for total cash provided by financing activities of $199,119.

From November 21, 2008 (inception) to December 31, 2011, we received proceeds from a loan due to a stockholder of $106,700, received related party advances in the amount of $45,000, repaid $20,000 to related parties and received proceeds from the sale of common stock and warrants of $6,675,985 for total cash provided by financing activities of $6,807,685.  The shareholder loan of $106,700 was subsequently exchanged for stock.

We presently have a credit line (credit card) of $25,000 with no amounts outstanding as of December 31, 2011.  In order to obtain future capital, we may need to utilize our line of credit, sell additional shares of common stock or borrow funds from private lenders.  However, any downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities.  As a result, there can be no assurance that we will be successful in obtaining additional funding.

Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities, stockholders may experience dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Plan of Operations

We are a development stage company in the process of designing, commercializing and marketing a line of premium performance athletic apparel.  We follow the apparel industry norm of launching two commercial product lines each year for the Summer and Fall seasons.

We have retained a senior leadership team with extensive experience in the apparel and sporting goods industry.  We opened our product creation and sales office in Portland, Oregon during the second quarter of 2011 and executed a one-year lease agreement on July 31, 2011.

We have contracted with Exit 21, a consulting firm controlled by our Chief Executive Officer and Chief Operating Officer, to design, develop and source all of our products to date.  Starting with Fall 2013 product creation which commenced in April 2012, we have shifted to a direct model, and are managing product creation directly using internal resources supplemented with independent contractors as required.

In February 2012, we launched our Spring 2012 line of men’s performance and lifestyle apparel, and accessories.  During the same month, we launched an updated web site and store at www.ryu.com.  During the quarter, we had nominal sales through multiple channels: retail, through our online store and wholesale, through a limited number of retail partners.  We anticipate expanding our sales channels by opening our first retail store in Las Vegas, Nevada during the third quarter of 2012.

Our Fall 2012 product lines are in production at our factories, with delivery to our warehouse expected in late 2nd quarter and early 3rd quarter of 2012.  The new season will include an expanded line of men’s apparel, the launch of our women’s apparel and additional accessories.  Sales samples have been produced that we anticipate will be utilized to obtain Fall 2012 orders.

Our Spring 2013 product line has been designed and is anticipated to include new styles for our men’s and women’s product lines, additional accessories, as well as carryover styles from prior seasons.  Orders for sales samples have been placed with our factories, and production orders are expected to be placed in the second quarter of 2012.

Summary of Significant Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 4 of our unaudited interim financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would affect our results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our unaudited interim financial statements:

Cash and Cash Equivalents

We consider all highly liquid instruments purchased with maturity of three months or less to be cash equivalents.

Inventory

Inventory consists of finished goods. The cost of finished goods inventory includes all costs incurred to bring inventory to its existing condition and location including product costs, inbound freight and duty.

Inventory is valued on a lower of cost or market basis based upon the weighted average method of inventory costing.  Market value is estimated based upon assumptions made about future demand and retail market conditions.  If the Company determines that the estimated market value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.   The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected as a gain or loss from operations.

Revenue Recognition

We recognize product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue is recorded net of an allowance for estimated returns, price concessions, and other discounts. Such allowance is reflected as a liability.

In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met.

Share-Based Payments

We recognize all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period.

When computing fair value, we have considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●	The Company has not paid any dividends on common stock since our inception and do not anticipate paying dividends on our common stock in the foreseeable future.

●	The expected option term is computed using the “simplified” method.

●	The expected volatility is based on the historical volatility of our common stock based on the daily quoted closing trading prices.

●	The forfeiture rate is based on the historical forfeiture rate for our unvested stock options.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in GAAP and IFRS. The guidance in ASU 2011-04 changes the wording used to describe the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB’s intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on our financial position or results of operations.

Additional Disclosure for Junior Issuers

The net proceeds of the Offering, together with the other funds available to our company, are expected to fund the operations of our company for 12 months after closing of the Offering.  See “Use of Proceeds”.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON SHARES
AND RELATED SHAREHOLDER MATTERS

Market Information

Our Common Shares are quoted on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority Inc. Trading of our Common Shares commenced May 10, 2011. Our symbol is “RYUN”, and our CUSIP number is 76126V103.

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
March 31, 2012	$1.20	$0.85
December 31, 2011	$1.38	$0.90
September 30, 2011	$2.53	$0.85
June 30, 2011	$2.22	$0.17
March 31, 2011	N/A	N/A
December 31, 2010	N/A	N/A
September 30, 2010	N/A	N/A
June 30, 2010	N/A	N/A
March 31, 2010	N/A	N/A

Month Ended	High Price	Low Price	Volume Traded
May 31, 2011	$0.28	$0.165	859,500
June 30, 2011	$2.22	$0.21	22,491,314
July 31, 2011	$2.53	$1.88	4,024,953
August 31, 2011	$2.39	$0.85	2,930,560
September 30, 2011	$1.65	$1.17	1,433,662
October 31, 2011	$1.38	$0.92	1,021,802
November 30, 2011	$1.30	$1.05	531,716
December 31, 2011	$1.20	$0.90	739,572
January 31, 2012	$1.20	$0.93	440,853
February 29, 2012	$1.14	$0.96	393,608
March 31, 2012	$1.10	$0.85	650,029
April 30, 2012	$1.05	$0.80	675,998
May 31, 2012	$1.08	$0.84	787,248

On June 11, 2012, the closing price for our Common Shares as reported by the OTC Bulletin Board was $0.90 per Common Share. We have applied to list our Common Shares on the TSX Venture Exchange.

Transfer Agent

Our Common Shares are issued in registered form. The transfer agent and registrar for our Common Shares is Quicksilver Stock Transfer, LLC (“Quicksilver”), of 6623 Las Vegas Blvd. South #255 Las Vegas, Nevada 89119 and our co-transfer agent is Olympia Trust Company (“Olympia”) of Suite 1003, 750 West Pender Street, Vancouver, British Columbia V6C 2T8. Olympia has agreed to notify Quicksilver of any transfers of our securities and Quicksilver will make the appropriate changes in their records.

Holders of Common Shares

As of June 11, 2012, there were approximately 315 registered holders of record of our Common Shares. As of such date, 42,339,628 Common Shares were issued and outstanding.

Auditor

Our auditor is Berman & Company, P.A., with an address at 551 NW 77th Street, Suite 201, Boca Raton, Florida. If our common stock is listed on the TSX Venture Exchange, we are required pursuant to applicable provincial securities laws to have an auditor registered with the Canadian Public Accountability Board (“CPAB”). Although registered in the U.S. under the Public Company Accounting Oversight Board (“PCAOB”),  Berman & Company, P.A. is not currently registered with CPAB. We have initiated the process to appoint an auditor that is registered with CPAB and the PCAOB .

Dividends

The payment of dividends, if any, in the future rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our Common Shares in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our board of directors appoints our officers, and our officers hold office for such term as may be prescribed by our board of directors and until their successors are chosen and qualify, or until their death or resignation, or until their removal.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name, Province or State and Country	Positions Held with Our Company	Age	Date First Elected or Appointed

John Wood Nevada, U.S.	Director President	32	October 20, 2009 June 1, 2011

Christopher Martens Oregon, U.S.	Chief Executive Officer Director	46	June 7, 2011 January 24, 2012

Erick Siffert Oregon, U.S.	Chief Operations Officer	46	June 6, 2011

Steve Eklund Oregon, U.S.	Chief Financial Officer	64	June 17, 2011

Kristian Andresen(1) California, U.S.	Chairman of the Board, Director Secretary	37	November 21, 2008 October 20, 2009

Emmanuel Brown Illinois, U.S.	Director Director of Marketing	32	November 21, 2008 October 20, 2009

David Campisi(1) Colorado, U.S.	Director	56	March 9, 2012

Munir Ali(1) British Columbia, Canada	Proposed Director	48	Upon the closing of this Offering

(1)           A member, or proposed member, of our Audit Committee.

As of the date of this Prospectus, the directors and officers of our company, as a group, beneficially own, directly or indirectly, or exercise control or discretion over an aggregate of 8,803,864 Common Shares, which is equal to 21.1% of the issued and outstanding Common Shares.

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Kristian Andresen, Chairman of the Board, Secretary and Director

As the Chairman of our board of directors, Kristian Andresen is responsible for the continued strategic evolution of our business.  He has several years of experience in organizing and managing corporations, as well as advertising and marketing.

In addition to his duties for our company, Mr. Andresen currently owns and operates Transmission Films, which has been in business since June 2007. From 2002 to 2007, Mr. Andresen worked as an Executive Producer and Managing Partner at Circle Productions Limited, where he was responsible for managing all aspects of company business and overseeing marketing.  Mr. Andresen’s current work for Transmission Films does not present a conflict of interest with his role for our company. Mr. Andresen currently works full time and devotes approximately 85% of his time to our company.

We believe Mr. Andresen is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from previously working for our company as described above, in addition to his business experiences as described above.

John Wood, President and Director

As our President, Mr. Wood is responsible for all sports marketing initiatives of our company. He brings an insight into the entertainment industry, specifically in Las Vegas.

John Wood is currently the Executive Director of VIP Services for the Wynn Resort’s ‘Tryst’ and ‘XS’ nightclubs in Las Vegas, Nevada. Because Las Vegas is the epicenter of the MMA universe in North America, Mr. Wood is positioned as one of RYU’s direct contacts with fighters, managers, promoters and the UFC organization itself. Mr. Wood’s strategic position in Las Vegas assists RYU in making major marketing in-roads within the MMA industry. Mr. Wood’s current work for Tryst nightclub and XS nightclub do not present a conflict of interest with his role for our company.  Mr. Wood currently works part time and devotes approximately 50% of his time to our company.

We believe Mr. Wood is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from previously working for our company as described above, in addition to his business experiences as described above.

Christopher Martens, Chief Executive Officer and Director

From 2003 to 2009, Mr. Martens held various senior executive positions at Nike Inc. From 2007 to 2009 Mr. Martens was General Manager and Merchandise Director responsible for all aspects of Product Go-to-Market for Canada, Mexico, Central and South America. Go-To-Market includes: Long & Short Term Business Strategy, Local Product Creation, Line Planning per Country, Marketing per Country, Sales per Country. Mr. Martens was also responsible for Apparel for the Americas’ Region. In 2008 Mr. Martens also served as the Global Director of Apparel for the 2008 Beijing Olympics Nike, Inc.  From 2003 to 2006 Mr. Martens was Divisional Merchandise Manager for Global Nike ACG and Global Nike Outerwear, Nike, Inc. where he was responsible for all merchandising globally for Nike ACG and Nike Branded Outerwear. Responsibilities included; Line Planning, Athlete integration, Global product harmonization, as well as, Business & Margin goals and competitive analysis. From 1992 to 2003 Mr. Martens was with Eastern Mountain Sports in a variety of retail and merchandising roles. Mr. Martens is a founder and principal of Exit 21 since September 2009. Mr. Martens currently works full time and devotes approximately 98% of his time to our company.

We believe Mr. Martens is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from previously working for our company as described above, in addition to his education and business experiences as described above.

Erick Siffert, Chief Operations Officer

Prior to his current role, Mr. Siffert served as Director of Product Operations at Lululemon Athletica from 2007 to 2009 where he devised and implemented protocols and business practices in the areas of sourcing and product development for an internationally recognized company building their source base and creating a five year growth plan for product. From 1988 to 2007 Mr. Siffert held senior executive roles at Nike Inc., where he developed global sourcing strategies for the Nike Outdoor and Global All Conditions Gear divisions. Mr. Siffert also managed the Nike European Liaison Office and was involved in helping open and expand sourcing throughout Europe.

Mr. Siffert is currently, and has been a founder and principal of Exit 21 since September 2009. Mr. Siffert currently works full time and devotes approximately 90% of his time to our company.

Steve Eklund, Chief Financial Officer

Prior to joining our company, Mr. Eklund was a principal at XCEL Advisors, LLC, a financial and strategy consulting firm, since 2010.  From 1996 to 2009 Mr. Eklund  worked for Nike, Inc. in various senior executive positions.  From 2007 to 2009 as Chief Financial Officer of Nike Apparel and Equipment; from 2002 to 2007 as Chief Financial Officer of Nike Golf: from 1998 to 2002 as Chief Financial and Operations Officer of Nike ACG; and from 1996-1998 as Director of Finance of Nike Global Apparel.   From 1994-1996 Mr. Eklund was CFO at Hanna Andersson Corporation.  From 1984 to 1994 he was Senior Vice President of Operations and CFO at Kistler-Morse Inc.  From 1980 to 1984 he was Director of Accounting at Eddie Bauer Inc., and from 1969 to 1980 held various leadership roles at General Mills Inc. Mr. Eklund currently works full time and devotes approximately 100% of his time to our company.

Emmanuel K. Brown, Director of Marketing and Director

Since 2009 Mr. Brown has been Senior Director of Global Digital Marketing for the Motorola Corporation.  From 2008 to 2009 he was a Marketing Consultant for Creative Speak where he provided clients expert marketing guidance and developed innovative marketing campaigns utilizing multiple platforms integrating the latest technological tools.  From 1997 to 2008 Mr. Brown held several executive roles with Nike Inc.  From 2001 to 2008 he was Director of Digital and Content Marketing for the Jordan Brand Division.  From 2000 to 2001 he was Senior Digital Producer for Nikebasketball.com and Nikefootball.com. Mr. Brown currently works part time and devotes approximately 50% of his time to our company.

We believe Mr. Brown is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from previously working for our company as described above, in addition to his business experiences as described above.

David Campisi, Director

Mr. Campisi was Chairman, President and Chief Executive Officer of The Sports Authority from 2010 to 2011, and the President of The Sports Authority from November 2004 to February 2010. In 2004 Mr. Campisi was Executive Vice President of Kohl’s. From 1996 to 2004 Mr. Campisi held various senior executive positions at Fred Meyer, Inc.  From 2001 to 2004 he was Senior Vice President, Director of Apparel, Home and Electronics. From 1997 to 2001 he was Senior Vice President, DMM Apparel, and from 1996 to 1997 he was Vice President, DMM Women’s Apparel.  From 1987 to 1996 Mr. Campisi was Vice President, DMM, Women’s Apparel at Mier and Frank, a division of the May Company.

We believe Mr. Campisi is qualified to serve on our board of directors because of his senior executive experience with several large retail companies as outlined above.

Munir Ali, Proposed Director

Munir Ali has been President of Asia Asset Management Inc. since May 2003 and was President of Meghna Investments Inc. since May 2003 until June 2010. Mr. Ali was a Director of Silverstone Resources Corp. from February 2, 2007 to May 21, 2009 and has been a director of Zena Mining Corp. since May 2008.

We believe Mr. Ali is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations in addition to his business experiences as described above.

None of our directors or officers have entered into non-compete or non-disclosure agreements with us.

Family Relationships

There are no family relationships between any director or executive officer.

Conflicts of Interest

The directors of our company are required by law to act honestly and in good faith with a view to the best interests of our company and to disclose any interests, which they may have in any project or opportunity of our company. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter.

To the best of our knowledge, and other than as disclosed herein, there are no known existing or potential conflicts of interest among our company, its promoters, directors and officers or other members of management of our company or of any proposed promoter, director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to our company and their duties as a director or officer of such other companies.

The directors and officers of our company will not be devoting all of their time to the affairs of our company. A number of the directors and officers of our company are directors and officers of other companies, some of which are in the same business as our company. The Chairman of the Board will be devoting 85% of his time to the affairs of our company, the CEO 98%, the President 50% and the COO 90%, respectively. The directors and officers of our company are required by law to act in the best interests of our company. They have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to our company may result in a breach of their obligations to the other companies, and in certain circumstances this could expose our company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligations to act in the best interests of our company. Such conflicting legal obligations may expose our company to liability to others and impair its ability to achieve its business objectives.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder is a party adverse to our company or has a material interest adverse to our company. There have not been any penalties or sanctions imposed against our company relating to provincial and territorial securities legislation within the three years proceeding the date of this Prospectus. There have been no penalties or sanctions by a court or regulatory body against us relating to the securities being distributed. There have been no settlement agreements entered into by us relating to provincial or territorial securities legislation within the three years immediately preceding the date of this Prospectus.

Our directors and executive officers have not been involved in any of the following events during the past ten years:

•
any bankruptcy petition filed by or against, such person or any partnership or which such person was a general partner or any corporation or business association of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, as amended), any registered entity (as defined in Section 1(a)(29) of the United States Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Cease Trade Order

No director or executive officer of our company, or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company is, or was within ten years before the date of this Prospectus, a director or executive officer of any company, that while that person was acting in that capacity:

•	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

•
was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days.

Bankruptcies

No director or executive officer of our company, or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company:

•
is, or was within ten years before the date of this Prospectus, a director or executive officer of any company, that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

•
has, within the 10 years before the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officer or shareholder.

Penalties or Sanctions

No director or executive officer of our company or a shareholder holding a sufficient number of securities of our company to affect materially the control of our company, has been subject to:

•	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement with a securities regulatory authority; or

•	any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor in making an investment decision.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Currently, we have an Audit Committee, but do not have a compensation committee or a nominating and corporate governance committee.

Audit Committee

Effective March 16, 2012, our board of directors established an Audit Committee consisting of David Campisi and Kristian Andresen. Munir Ali will be appointed to our Audit Committee upon closing of this Offering and Kristian Andresen will be chair of the Audit Committee. Our Audit Committee assists our board of directors in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by our company to regulatory authorities and shareholders, our systems of internal controls regarding finance and accounting and our auditing, accounting and financial reporting processes. Our Audit Committee’s primary duties and responsibilities are to: serve as an independent and objective party to monitor our financial reporting and internal control system and review our audited financial statements; review and appraise the performance of our external auditor; and provide an open avenue of communication among our auditor, financial and senior management and our board of directors.

All members of our Audit Committee, including our proposed members, are “financially literate” within the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”) of the Canadian Securities Administrators and Munir Ali and David Campisi meet the definition of “independent” as defined in NI 52-110, while Kristian Andresen does not. Upon closing of this Offering, our Audit Committee will be comprised of a majority of independent directors.

We are relying on the exemption provided by section 6.1 of NI 52-110 which provides that we, as a venture issuer, are not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

The text of our Audit Committee Charter is on page 61 of this Prospectus.

Audit Committee Financial Expert

Our board of directors has determined that Munir Ali qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K issued by the SEC.

We believe that our entire Audit Committee is capable of analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues reasonably expected to be raised by our company.

Relevant Education and Experience

Each member of our Audit Committee has adequate education and experience that is relevant to his performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)
an understanding of the accounting principles used by us to prepare our financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b)
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

David Campisi

Mr. Campisi was Chairman, President and Chief Executive Officer of The Sports Authority (NYSE) from 2010 to 2011, and the President of The Sports Authority from November 2004 to February 2010. In 2004 Mr. Campisi was Executive Vice President of Kohl’s (NYSE). From 1996 to 2004 Mr. Campisi held various senior executive positions at Fred Meyer, Inc.  From 2001 to 2004 he was Senior Vice President, Director of Apparel, Home and Electronics, From 1997 to 2001 he was Senior Vice President, DMM Apparel, and from 1996 to 1997 he was Vice President, DMM Women’s Apparel.  From 1987 to 1996 Mr. Campisi was Vice President, DMM, Women’s Apparel at Mier and Frank, a division of the May Company.  Mr. Campisi was required to analyze and evaluate frequent financial data and annual and quarterly financial statements of large complex operating companies.  As several of these entities were large publicly traded companies in the United States, Mr. Campisi has a thorough understanding of internal controls and procedures for financial reporting as required under the Sarbanes Oxley Act which are similar to those required by applicable provincial securities laws.  Mr. Campisi is an independent director.

Munir Ali

Munir Ali has been President of Asia Asset Management Inc. since May 2003 and was President of Meghna Investments Inc. since May 2003 until June 2010.  Asia Asset Management and Meghna Investments are private companies engaged in financial services, commodities trading, and corporate advisory services for public companies or private companies seeking a public listing.  Mr. Ali was a Director of Silverston Resources Corp. from February 2, 2007 to May 21, 2009 and has been a director of Zena Mining Corp. since May 2008.  Munir Ali has been a member of the Audit Committee of Zena Mining Corp. since 2008 and has the financial experience and understanding of internal controls and procedures for financial reporting required under applicable provincial securities laws.  Upon appointment, Mr. Munir will be an independent director of our company.

Kristian Andresen

In addition to his duties for our company, Mr. Andresen currently owns and operates Transmission Films, a private film company based in California with operations in the United States and Canada, which has been in business since June 2007 and has current revenues of approximately US$5 million per year.  From 2002 to 2007, Mr. Andresen worked as an Executive Producer and Managing Partner at Circle Productions Limited, where he was responsible for managing all aspects of company business and overseeing marketing.  Mr. Andresen has been involved with our company at an early stage and has an integral understanding of the financial aspects and financial oversight of our company.  As Secretary and Chairman of the Board, Mr. Andresen is not an independent director of our company.  Prior to striking the Audit Committee on March 16, 2012, the entire board of directors of our company served as the Audit Committee of our company, which included Mr. Andresen as director.

Corporate Governance

Director Independence

Our Common Shares are quoted on the OTC Bulletin Board operated by FINRA, which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2) or section 1.4 of National Instrument 52-110 Audit Committee, a director is not independent if he or she is also an executive officer or employee of the corporation. Using either definition of independent director, one of our directors is considered independent, namely David Campisi and four of our directors are not considered independent, as John Wood is our President, Kristian Andresen is our Secretary, Emmanuel Brown is our Director of Marketing and Christopher Martens is our Chief Executive Officer. Using either definition of independent director, Munir Ali will be considered an independent director upon his appointment.

Directorships

Munir Ali is currently a director of Zena Mining Corporation, which is currently listed on the TSX Venture Exchange. Other than Mr. Ali, none of our directors are currently directors of other issuers that are reporting issuers or the equivalent in other jurisdictions .

Orientation and Continuous Education

Due to the small size of our board of directors, our board of directors does not have a formal process of orientation or education program for the new members of our board of directors. However, we intend to give any new directors the opportunity to: (a) familiarize themselves with our company, the current directors and members of management; (b) review copies of recently publicly filed documents of our company and our internal financial information; (c) have access to technical experts and consultants; and (d) review a summary of significant corporate and securities legislation. Due to our small size, our board of directors does not provide continuing education for directors. Board meetings may also include presentations by our management and consultants to give the directors additional insight into our business.

Ethical Business Conduct

On June 10, 2011, our board of directors adopted a code of conduct, which is posted on our website.  The adoption of our code of conduct allows us to focus our board of directors and each director and officer on areas of ethical risk, provide guidance to directors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability.

Except as set out in our code of conduct, we do not have any formal policies and procedures for the review, approval or ratification of transactions between individual board members or officers and us. Our code of conduct, which applies to all of our officers, directors, and employees states that they must avoid any conflicts of interest between the director or officer and us unless the relationship is approved in advance by our board of directors.

Nominating and Corporate Governance Committee

We do not have a nominating and corporate governance committee. Our board of directors performs the functions associated with a nominating committee. Generally, nominees for directors are identified and suggested by the members of our board of directors or management using their business networks. Our board of directors has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future.

Our board of directors does not have a written policy or charter regarding how director candidates are evaluated or nominated for our board of directors. Additionally, our board of directors has not created particular qualifications or minimum standards that candidates for our board of directors must meet. Instead, our board of directors considers how a candidate could contribute to our business and meet our needs and those of our board of directors. Our board of directors will not consider candidates for director recommended by our shareholders, and we have received no such candidate recommendations from our shareholders.

Compensation Committee

We currently do not have a compensation committee. Until a formal committee is established, our board of directors will continue to review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation.

Other Committees

We do not have any other committees.

Assessments

Our board of directors has no specific procedures for regularly assessing the effectiveness and contribution of our board of directors or individual directors. As our board of directors is relatively small, it is expected that a significant lack of performance on the part of an individual director would become readily apparent, and could be dealt with on a case-by-case basis. With respect to our board of directors as a whole, our board of directors monitors its performance on an ongoing basis, and as part of that process considers the overall performance of our company and input from our shareholders.

Indebtedness of Directors and Executive Officers

As of the date of this Prospectus, none of our executive officers, directors, employees, and former executive officers, directors and employees is, or at any time since the beginning of January 1, 2010 has been, indebted to our company, nor is, or at any time since the beginning of January 1, 2010 has been, any such individual indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by our company.

Fees Paid to Our Independent Registered Public Accounting Firms

Audit Fees

The following table sets forth the fees billed to our company for professional services rendered by Berman & Company, P.A., our current independent registered public accounting firm, for the years ended December 31, 2011 and December 31, 2010:

Year Ended	Audit Fees	Audit- Related Fees	Tax Fees	Other Fees
December 31, 2011	$60,000	-	-	-
December 31, 2010	$46,000	-	-	-

Pre-Approval Policies and Procedures with respect to Services Performed by Independent Registered Public Accounting Firms

We have not used Berman & Company, P.A. for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We have not engaged Berman & Company, P.A. to provide compliance outsourcing services.

Effective May 6, 2003, the SEC adopted rules that require that before Berman & Company, P.A. are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our Audit Committee (the functions of which were performed by our entire board of directors); or
•
entered into pursuant to pre-approval policies and procedures established by our board of directors, provided the policies and procedures are detailed as to the particular service, our board of directors is informed of each service, and such policies and procedures do not include delegation of our board of directors’ responsibilities to management.

Before Berman & Company, P.A. was engaged by us to render any auditing or permitted non-audit related service, our board of directors approved the engagement.

Our board of directors has considered the nature and amount of fees billed by Berman & Company, P.A. and believe that the provision of services for activities unrelated to the audit was compatible with maintaining Berman & Company, P.A.’s independence.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2011;

(b)	each of our three most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2011; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2011,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2011, 2010, and 2009 are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Christopher Martens	2011	91,000	Nil	Nil	652,527	Nil	743,527
Chief Executive Officer(1)	2010	N/A	N/A	N/A	N/A	N/A	N/A
	2009	N/A	N/A	N/A	N/A	N/A	N/A
John Wood	2011	Nil	Nil	Nil	562,472	Nil	562,472
President and	2010	N/A	N/A	N/A	N/A	N/A	N/A
Director(2)	2009	N/A	N/A	N/A	N/A	N/A	N/A
Steve Eklund	2011	69,231	Nil	Nil	337,043	3,828	410,102
Chief Financial Officer(3)	2010	N/A	N/A	N/A	N/A	N/A	N/A
	2009	N/A	N/A	N/A	N/A	N/A	N/A
Erick Siffert	2011	91,000	Nil	Nil	652,527	Nil	743,527
Chief Operating Officer(4)	2010	N/A	N/A	N/A	N/A	N/A	N/A
	2009	N/A	N/A	N/A	N/A	N/A	N/A
Kristian Andresen	2011	3,545	Nil	Nil	533,134	2,909	539,588
Secretary and	2010	Nil	Nil	Nil	Nil	Nil	Nil
Director	2009	Nil	Nil	Nil	Nil	Nil	Nil

(1)           Mr. Martens was appointed our Chief Executive Officer on June 7, 2011.
(2)           Mr. Wood was appointed our President on June 1, 2011. Mr. Wood has been a Director since October 20, 2009.
(3)           Mr. Eklund was appointed our Chief Financial Officer on June 17, 2011.
(4)           Mr. Siffert was appointed our Chief Operating Officer on June 6, 2011.

Compensation Discussion and Analysis

Other than as set forth below, we have not entered into any employment agreement or consulting agreement with our current directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our stock option plan is discussed under the heading “Outstanding Options” on page 18.

On February 1, 2010, we entered into a consulting agreement with Exit 21, an entity controlled by our company’s Chief Executive Officer and Chief Operating Officer, to assist our company in the development of our clothing line. The agreement had both cash and non-cash components for compensation. The agreement was initially for six months. Under the terms of the agreement, total cash compensation due was $314,860, which has been paid in full. In connection with the agreement, we also issued 500,000 Common Shares.

On May 3, 2010, we extended the consulting agreement with Exit 21 until May 31, 2011. The extension had both cash and non-cash components for compensation. The total cash compensation was $780,000 to be paid in monthly increments of $65,000 from June 1, 2010 through May 1, 2011. In June 2011, the parties agreed to waive the cash payments for the months of March, April and May 2011, thereby reducing the cash compensation to $585,000, which has been fully paid. In connection with the extension, we issued 1,500,000 Common Shares.

On June 1, 2011, we entered into a new consulting agreement with Exit 21 to assist our company in the continued development and production of our clothing line and to provide us outsourced Chief Executive Officer and Chief Operating Officer consulting services. The contract had both cash and non-cash components for compensation. The total cash compensation was $350,000 which was paid in monthly increments of $50,000 from June 1, 2011 through December 31, 2011. In connection with the agreement, on July 1, 2011 we issued options to purchase 600,000 Common Shares.

On June 17, 2011, we signed an employment letter agreement with Steve Eklund as the Chief Financial Officer of our company.  As sole compensation for the period from June 18, 2011 through September 30, 2011, Mr. Eklund was granted a fully vested option to purchase 100,000 Common Shares, which stock option was issued on July 1, 2011.  The stock option is exercisable at a price of $2.26 per Common Share until July 2, 2021.  Commencing October 1, 2011, Mr. Eklund will be paid $150,000 on an annual basis, subject to deductions for taxes and other withholdings as required by law or the policies of our company.  Also, on October 1, 2011, Mr. Eklund was granted a stock option to purchase 100,000 Common Shares, vested over four years, exercisable at a price of $1.23 per Common Share until October 1, 2021.  Either party can terminate the employment letter agreement at any time with or without cause and with or without notice.

On August 19, 2011, we signed an employment letter agreement with John Wood as the president of our company.  In consideration for the services provided by Mr. Wood as the president of our company, we granted Mr. Wood a fully vested option to purchase 118,120 Common Shares, which were granted on August 19, 2011, exercisable at $1.27 per Common Share until August 19, 2021.  Either party can terminate the employment letter agreement at any time with or without cause and with or without notice.

On August 19, 2011, we signed an employment letter agreement with Kristian Andresen as the chairman and secretary of our company.  In consideration for the services provided by Mr. Andresen as the chairman and secretary of our company, we granted Mr. Andresen a fully vested option to purchase 110,550 Common Shares, which were granted on August 19, 2011, exercisable at $1.27 per Common Share until August 19, 2021.  We also agreed to pay Mr. Andresen a salary of $9,600 on an annual basis, subject to deductions for taxes and other withholders as required by law or our company’s policies.  Either party can terminate the employment letter agreement at any time with or without cause and with or without notice.

On December 28, 2011, we entered into an employment agreement pursuant to which Erick Siffert agreed to act as Chief Operating Officer of our company. Mr. Siffert is entitled to receive a base salary of $180,000 on an annual basis. Mr. Siffert will also receive an option that allow Mr. Siffert to purchase 100,000 Common Shares at an exercise price of $1.00 per Common Share, vested over four years, until January 1, 2022. Either party can terminate at any time without cause or notice.

Effective January 1, 2012, we entered into a consulting agreement with Exit 21 for merchandising, design and sourcing services for Spring/Summer 2013 product.  The total compensation is $386,000 and the term of the contract is January 1, 2012 to June 30, 2012.

Effective January 1, 2012, we executed an employment agreement with Christopher S. Martens pursuant to which Mr. Martens’ agreed to act as Chief Executive Officer of our company. Mr. Martens is entitled to receive a base salary of $180,000 on an annual basis. Each year of the agreement, Mr. Martens will be granted options to purchase 100,000 Common Shares at a price of the closing price of our Common Shares on the date of issuance. The options will expire ten years from the issuance date and vest over four years. On January 1, 2012, we granted Mr. Martens options allowing Mr. Martens to purchase 100,000 Common Shares at a price per Common Share of  $1.00, vested over four years, until January 1, 2022. In the event that that Mr. Martens is terminated, other than for cause, or there is a change in control of our company, we must pay Mr. Martens $180,000

Outstanding Equity Awards at Fiscal Year-End

The particulars of unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers, as at December 31, 2011 are set out in the following table:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John Wood President(1)	300,000 100,000 118,120	Nil	Nil	$0.69 $2.26 $1.27	June 10, 2021 July 1, 2021 August 19, 2021

Christopher Martens CEO(2)	300,000	Nil	Nil	$2.26	July 1, 2021

Steve Eklund CFO(3)	100,000 100,000	Nil Nil	Nil Nil	$2.26 $1.23	July 1, 2021 October 1, 2021

Erick Siffert COO(4)	300,000	Nil	Nil	$2.26	July 1, 2021

Kristian Andresen Secretary(5)	300,000 100,000 110,550	Nil	Nil	$0.69 $2.26 $1.27	June 10, 2021 July 1, 2021 August 19, 2021

(1)	Mr. Wood was appointed our President on June 1, 2011. Mr. Woods has been a Director since November 21, 2008.
(2)	Mr. Martens was appointed our Chief Executive Officer on June 7, 2011. On January 24, 2012, Mr. Martens was appointed a Director of our company.
(3)	Mr. Eklund was appointed our Chief Financial Officer on June 17, 2011.
(4)	Mr. Siffert was appointed our Chief Operations Officer on June 6, 2011.
(5)	Mr. Andresen was appointed our Secretary on October 20, 2009. Mr. Andersen has been a Director of our company since November 21, 2008.

These options were granted under our previous stock option plan. On March 16, 2012, we adopted the 2012 Plan and these options are now governed by the 2012 Plan. The 2012 Plan is discussed under the heading “Outstanding Options” on page 18.

We have not granted any stock awards since our inception.

Incentive plan awards – value vested or earned during the year

The following table describes the value vested of our incentive plan awards for the year ended December 31, 2011:

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)

John Wood President	$562,472	nil	nil

Christopher Martens CEO	$652,527	nil	nil

Steve Eklund CFO	$337,043	nil	nil

Erick Siffert COO	$652,527	nil	nil

Kristian Andresen Secretary	$533,134	nil	nil

There was no option repricing or modification (other than the adoption of our new stock option plan) for any options granted to a director or officer of our company.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees in the event of retirement.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings.  We did not pay any other director’s fees or other cash compensation for services rendered as a director for the fiscal year ended December 31, 2011.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase Common Shares as awarded by our board of directors or a compensation committee which may be established.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.  No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 11, 2012, certain information with respect to the beneficial ownership of our Common Shares by each shareholder known by us to be the beneficial owner of more than 5% of our Common Shares and by each of our current directors, our named executive officers, our current executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of Common Shares beneficially owned by such person in accordance with Rule 13d-3 under the Exchange Act. This information does not necessarily indicate beneficial ownership for any other purpose.

Executive Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Shares	John Wood 6533 Octave Ave Las Vegas, NV 89139	2,558,120(2)	Direct	6.1%

Common Shares	Christopher Martens 3027 SW 55th Drive Portland, OR 97221	2,300,000(3)	Direct/ Indirect	5.5%

Common Shares	Steve Eklund 1123 Lakeshore Road Lake Oswego, OR 97034	450,000(4)	Direct/ Indirect	1.1%

Common Shares	Erick Siffert 12808 NW Diamond Drive Portland, OR 97229	2,300,000(5)	Direct/ Indirect	5.5%

Common Shares	Kristian Andresen 440 N. Venice Blvd Venice, CA 90291	3,027,550(6)	Direct/ Indirect	7.2%

Common Shares	Emmanuel K. Brown 3558 Lookout Court #459 Oceanside, CA 92056	1,250,000	Direct	3.0%

Common Shares	Munir Ali Suite 303-570 Granville Street, Vancouver BC Canada V6C 3P1	754,000	Direct/ Indirect	1.7%

Common Shares	David Campisi 358 Morning Star Way Castle Pines, CO 80198	4,000	Direct	0.1%

Common Shares	Directors and Current Executive Officers as a group (8 persons)	10,643,670(7)		25.1%

(1)
Percentage of ownership is based on 42,339,628 Common Shares issued and outstanding as of June 11, 2012. Except as otherwise indicated, we believe that the beneficial owners of the Common Shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such Common Shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Shares subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes options to purchase 518,120 Common Shares.
(3)	Includes 2,000,000 Common Shares held by Exit 21, an entity for which Mr. Martens is half owner, and options to purchase 300,000 Common Shares directly held.
(4)	Includes 250,000 Common Shares held by XCEL Advisors, an entity for which Mr. Eklund is the control person, and options to purchase 200,000 Common Shares directly held.

(5)	Includes 2,000,000 Common Shares held by Exit 21, an entity for which Mr. Siffert is half owner, and options to purchase 300,000 Common Shares directly held.
(6)	Includes 1,067,000 Common Shares held by Transmission Holdings, Inc., an entity for which Kristian Andresen is the control person, and options to purchase 510,550 Common Shares directly held.
(7)
In the number of Common Shares beneficially owned by each of Mr. Martens and Mr. Siffert, we have included all 2,000,000 of the Common Shares held by Exit 21, as each owns half of Exit 21. The total number of Common Shares owned by our directors and executive officers only includes the number of Common Shares held by Exit 21 once.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than as disclosed below, there has been no transaction since our inception in which our company was or is to be a participant and in which any of the following persons had or will have a direct or indirect material interest and either: (1) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; or (2) or that has materially affected or is reasonably expected to materially affect our company:

•	Any director or executive officer of our company;

•	Any beneficial owner of Common Shares carrying more than 5% of the voting rights attached to our outstanding Common Shares;

•
Any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our Common Shares, that acquired control of Respect Your Universe, Inc. when it was a shell company; and

•
Any immediate family member (including spouse, parents, stepparents, stepchildren, children, siblings and in-laws and any other person sharing a household with the security holder) of any of the foregoing persons.

Exit 21 Global Consulting LLC

On February 1, 2010, we entered into a consulting agreement with Exit 21, an entity controlled by our company’s Chief Executive Officer and Chief Operating Officer, to assist our company in the development of our clothing line. The agreement had both cash and non-cash components for compensation. The agreement was initially for six months. Under the terms of the agreement, total cash compensation due was $314,860, which has been paid in full. In connection with the agreement, we also issued 500,000 Common Shares.

On May 3, 2010, we extended the consulting agreement with Exit 21 until May 31, 2011. The extension had both cash and non-cash components for compensation. The total cash compensation was $780,000 to be paid in monthly increments of $65,000 from June 1, 2010 through May 1, 2011. In June 2011, the parties agreed to waive the cash payments for the months of March, April and May 2011, thereby reducing the cash compensation to $585,000, which has been fully paid. In connection with the extension, we issued 1,500,000 Common Shares.

On June 1, 2011, we entered into a new consulting agreement with Exit 21 to assist our company in the continued development and production of our clothing line and to provide us outsourced Chief Executive Officer and Chief Operating Officer consulting services. The contract had both cash and non-cash components for compensation. The total cash compensation was $350,000 which was paid in monthly increments of $50,000 from June 1, 2011 through December 31, 2011. In connection with the agreement, on July 1, 2011 we issued options to purchase 600,000 Common Shares.

Effective January 1, 2012, we entered into a services agreement with Exit 21 for the provision of product design, creation, development, merchandising, sourcing and production. The term of this contract is made effective as of January 1, 2012 and runs through June 30, 2012. Pursuant to its terms, we shall pay Exit 21 an aggregate of $386,000 for such products and services during the term.

Transmission Holdings, Inc.

On November 12, 2009, we issued 1,067,000 Common Shares to Transmission Holdings, Inc., an entity controlled by Kristian Andresen, at a price of $0.10 per Common Share in exchange for cancellation of $106,700 of our company debt pursuant to two promissory notes held by Transmission Holdings, Inc.

On March 8, 2011, Transmission Holdings, Inc. loaned us $25,000. The loan is non-interest bearing, unsecured and was repaid on March 5, 2012.

During the year ended December 31, 2011, we paid $63,900 to Transmission Holdings, Inc. for brand and marketing media.

Xcel Advisors, LLC

On May 19, 2010, we entered into a consulting agreement with Xcel Advisors, LLC, an entity controlled by our current Chief Financial Officer, to provide financial consulting services. Under the terms of the agreement, we issued 250,000 Common Shares for services rendered.

OTHER MATERIAL FACTS

Other than as disclosed in this Prospectus, there are no other material facts about the securities being distributed pursuant to this Offering that are not disclosed under any other items and are necessary in order for this Prospectus to contain full, true and plain disclosure of all material facts relating to the Common Shares to be distributed.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our shareholders unless our directors are elected at a meeting of our shareholders or by written consents of our shareholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our shareholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities offered under this Prospectus. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any materials we file with the SEC at the SEC’s public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this Prospectus is accurate only as of the date of this Prospectus. Our business, financial condition, results of operation and prospects may have changed after the date of this Prospectus.

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ELIGIBILITY FOR INVESTMENT

In the opinion of Clark Wilson LLP, counsel to our company and Borden Ladner Gervais LLP, counsel to the Placement Agent, based on the current provisions of the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”), as amended from time to time, provided that the Common Shares are listed on a “designated stock exchange” within the meaning of the Tax Act, (which currently includes the TSX Venture Exchange (Tiers 1 & 2) and Toronto Stock Exchange, but does not include the OTC Bulletin Board), the Common Shares will be a “qualified investment” under the Tax Act and the Regulations for a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan, deferred profit sharing plan, registered disability savings plan and tax free savings account (“TFSA”) (all as defined in the Tax Act).

Notwithstanding that the Common Shares may be a qualified investment for a trust governed by an RRSP, an RRIF and a TFSA (collectively, "Deferred Income Plans"), the annuitant/holder of a Deferred Income Plan will be subject to a penalty tax on such shares held in the Deferred Income Plan if such shares are a “prohibited investment” within the meaning of the Tax Act.  The Common Shares generally will not be a “prohibited investment” unless the annuitant/holder of the Deferred Income Plan does not deal at arm’s length with our company for the purposes of the Tax Act or the annuitant/holder of the Deferred Income Plan has a “significant interest”, within the meaning of the Tax Act, in our company or in a company, partnership or trust with which our company does not deal at arm’s length for the purposes of the Tax Act. Annuitants/holders should consult their own tax advisors to ensure that the Common Shares would not be a prohibited investment for a trust governed by a Deferred Income Plan in their particular circumstances.

NOTICE TO INVESTORS REGARDING U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The audited financial statements included in this Prospectus have been prepared in accordance with generally accepted accounting principles in the United States of America which are different in certain material respects from generally accepted accounting principles in Canada. We have not provided, and are not required to provide, a reconciliation of our financial statements to generally accepted accounting principles in Canada.

PRIOR SALES

The following table summarizes all sales of securities of our company in the last 12 months from the date of this Prospectus:

Date	Type of Security	Number of Securities	Price per Security	Consideration Received
June 29, 2011	Units(1)	5,415,151	$0.60	Cash
June 30, 2011	Common Shares	14,167	$0.60	Services Rendered
August 16, 2011	Common Shares	2,119,608	$1.00	Cash
August 16, 2011	Common Shares	20,000	$1.16	Services Rendered
September 19, 2011	Common Shares	26,000	$1.00	Cash
October 13, 2011	Common Shares	114,311	$1.00	Cash
October 20, 2011	Common Shares	750,000	$1.00	Services Rendered
December 7, 2011	Common Shares	43,964	$1.12	Services Rendered
December 7, 2011	Common Shares	1,000,000	$1.17	Services Rendered
December 13, 2011	Common Shares	8,928	$1.12	Services Rendered
December 19, 2011	Common Shares	10,000	$1.17	Services Rendered
January 18, 2012	Common Shares	5,000	$1.00	Cash
January 27, 2012	Common Shares	100,000	$0.98	Services Rendered
February 22, 2012	Units(1)	1,500,000	$1.00	Cash

(1)	Each unit consists of one Common Share and one warrant, which entitles the holder to purchase one additional Common Share at $1.80.
(2)	Each unit consists of one Common Share and half of one warrant, which entitles the holder to purchase one additional Common Share at $1.80.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

AUDIT COMMITTEE CHARTER

Mandate

The primary function of the audit committee (the “Committee”) is to assist the Board of Directors (“Board”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by Respect Your Universe, Inc. (the “Company”) to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. The Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;

•	review and appraise the performance of the Company’s external auditor; and

•	provide an open avenue of communication among the Company’s auditor, financial and senior management and the Board.

Composition

The Committee shall be comprised of at least three directors as determined by the Board, a majority of whom shall be “independent” directors except as permitted by applicable securities regulatory guidelines (including applicable exemptions while the Company is a “venture issuer” within the meaning of applicable securities legislation). A quorum of the Committee shall be a majority of the members. Each member of the Committee will be a member of the Board. In the event of an equality of votes, the Chair of the Committee shall not have a second casting vote.

The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least four times annually, or more frequently as circumstances dictate or as may be prescribed by securities regulatory requirements. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditor in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

1.            Documents/Reports

(a)	review and update, if applicable or necessary, this Audit Committee Charter annually;

(b)
review with management and the independent auditor the Company’s annual and interim financial statements, management’s discussion and analysis, any annual and interim earnings press releases and any reports or other financial information to be submitted to any governmental and/or regulatory body, or the public, including any certification, report, opinion, or review rendered by the external auditor for the purpose of recommending their approval to the Board prior to their filing, issue or publication. The Chair of the Committee may represent the entire Committee for purposes of this review in circumstances where time does not allow the full Committee to be available;

(c)
review analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(d)	review the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

(e)
review policies and procedures with respect to directors’ and officers’ expense accounts and management perquisites and benefits, including their use of corporate assets and expenditures related to executive travel and entertainment, and review the results of the procedures performed in these areas by the external auditor, based on the terms of reference agreed upon by the external auditor and the Committee; and

(f)
ensure that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, as well as review any financial information and earnings guidance provided to analysts and rating agencies, and periodically assess the adequacy of those procedures.

2.            External Auditor

(a)	review annually, the performance of the external auditor who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company;

(b)	obtain annually, a formal written statement of the external auditor setting forth all relationships between the external auditor and the Company;

(c)	review and discuss with the external auditor any disclosed relationships or services that may have an impact on the objectivity and independence of the external auditor;

(d)
take, or recommend that the Board take, appropriate action to oversee the independence of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting;

(e)	recommend to the Board the selection and, where applicable, the replacement of the external auditor nominated annually for shareholder approval;

(f)	recommend to the Board the compensation to be paid to the external auditor;

(g)
at each meeting, where desired, consult with the external auditor, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company’s financial statements;

(h)	review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company;

(i)	review with management and the external auditor the audit plan for the year-end financial statements; and

(j)
review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditor. The authority to pre-approve non-audit services may be delegated by the Committee to one or more independent members of the Committee, provided that such pre-approval must be presented to the Committee’s first scheduled meeting following such pre-approval. Pre-approval of non-audit services is satisfied if:

(i)
the aggregate amount of all the non-audit services that were not pre-approved is reasonably expected to constitute no more than 5% of the total amount of fees paid by the Company external auditor during the fiscal year in which the services are provided;

(ii)	the Company did not recognize the services as non-audit services at the time of the engagement; and

(iii)
the services are promptly brought to the attention of the Committee and approved, prior to completion of the audit, by the Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Committee.

3.            Financial Reporting Processes

(a)	in consultation with the external auditor, review with management the integrity of the Company’s financial reporting process, both internal and external;

(b)	consider the external auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

(c)	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditor and management;

(d)	review significant judgments made by management in the preparation of the financial statements and the view of the external auditor as to appropriateness of such judgments;

(e)
following completion of the annual audit, review separately with management and the external auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

(f)	review any significant disagreement among management and the external auditor in connection with the preparation of the financial statements;

(g)	review with the external auditor and management the extent to which changes and improvements in financial or accounting practices have been implemented;

(h)	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

(i)	review certification process;

(j)	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(k)	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.            Other

(a)	review any material related party transactions;

(b)	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

(c)	to set and pay compensation for any independent counsel and other advisors employed by the Committee.

PROMOTERS

We currently do not have a promoter.

RELATIONSHIP BETWEEN THE COMPANY AND THE UNDERWRITERS

We are neither a “connected issuer” nor “related issuer” to the Placement Agent, as such terms are defined in National Instrument 33-105 Underwriting Conflicts of the Canadian Securities Administrators.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

MATERIAL CONTRACTS

Except for contracts entered into in the ordinary course of business, the material contracts that we entered into since incorporation on November 21, 2008 which are still in effect and considered to be material are as follows:

1.	Agency Agreement dated June 25, 2012 between us and the Placement Agent relating to the public offering of the Common Shares. See “Plan of Distribution”.

2.	Employment Agreement with Christopher Martens dated January 1, 2012.

3.	Employment Agreement with Erick Siffert dated December 28, 2011.

4.	Employment Agreement with Steve Eklund dated June 17, 2011.

5.	Consulting Agreement with Lindsay Capital Corp. dated August 19, 2011.

6.	John Wood Employment Offer Letter dated August 19, 2011.

7.	Kristian Andresen Employment Offer Letter dated August 19, 2011.

8.	Client and Agency Contract Agreement with Sq1 West, Inc. dated November 23, 2011.

9.	Consulting Agreement with Exit 21 Apparel Solutions dated January 1, 2012.

10.	Credit Facility with Nicholas Cohen Productions Ltd. dated June 14, 2012.

Copies of these agreements are available for review on EDGAR at www.sec.gov as exhibits to our registration statement on Form S-1 and on SEDAR located www.sedar.com.

PURCHASERS’ STATUTORY RIGHT OF WITHDRAWAL AND RESCISSION

Securities legislation in the provinces where we are offering Common Shares provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a Prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

FINANCIAL STATEMENTS

Unaudited Financial Statements
for the Three Months Ended March 31, 2012 and 2011

Audited Financial Statements
for the Fiscal Years Ended December 31, 2011 and 2010

Audited Financial Statements
for the Fiscal Years Ended December 31, 2010 and 2009

AUDITOR’S CONSENT

We have read the Prospectus of Respect Your Universe, Inc. (the “Company”) dated June ___ , 2012 (the “Prospectus”) relating to the offering of 5,882,500 common shares of the Company at a price of $0.85 per common share.

We consent to the use in the above-mentioned Prospectus of our report to the directors of the Company on the balance sheets of the Company as at December 31, 2011, December 31, 2010 and December 31, 2009 and the statements of operations, stockholder’s deficit and cash flows for the years ended December 31, 2011, December 31, 2010, and December 31, 2009.

Our report on the financial statements for the fiscal year ended December 31, 2011 is dated as of March 5, 2012 (the “2011 Report”) and our report on the financial statements for the fiscal year ended December 31, 2010 is dated April 12, 2011 (together with the 2011 Report, the “Reports”).

Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
June ___ , 2012

Respect Your Universe, Inc.
(A Development Stage Company)
Balance Sheets

	March 31, 2012	December 31, 2011
Assets	Unaudited

Current assets
Cash	$2,006,884	$2,698,719
Due from factor, net	22,028	-
Inventory	497,650	178,541
Deposits	794,059	194,723
Prepaid expenses	1,716,709	2,091,341
Other current assets	95,492	-
Total current assets	5,132,822	5,163,324

Property and equipment, net	49,875	47,349

Other assets
Intangible assets, net	228,541	21,768
Prepaid expenses, net of current portion	178,594	297,656
Total other assets	407,135	319,424

Total assets	$5,589,832	$5,530,097

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and accrued liabilities	$538,563	$365,067
Accounts payable - related party	17,599	63,177
Loans payable - related party	-	25,000
Current portion of long-term capital lease	13,125	-
Total current liabilities	569,287	453,244

Long-term liabilities
Capital lease, net of current portion	108,825	-
Total long-term liabilities	108,825	-

Stockholders’ equity
Common stock, $0.001 par value, 500,000,000
shares authorized; 42,439,628 and 40,839,628
shares issued and outstanding, respectively	42,440	40,840
Additional paid in capital	15,033,090	13,261,289
Deficit accumulated during the development stage	(10,163,810)	(8,225,276)
Total stockholders’ equity	4,911,720	5,076,853

Total liabilities and stockholders' equity	$5,589,832	$5,530,097

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Operations
Unaudited

			From November 21, 2008
	Three Months Ended		(Inception) to
	March 31, 2012	March 31, 2011	March 31, 2012

Revenues, net	$64,126	$-	$68,934

Cost of goods sold	35,912	-	45,126

Gross profit	28,214	-	23,808

Operating expenses
Marketing and advertising	660,847	-	1,560,357
Marketing and advertising - related party	-	-	63,900
Product creation	-	-	10,216
Product creation - related party	315,400	205,074	1,672,245
General and administrative	990,501	21,522	6,849,010
Loss on impairment of website	-	-	31,890
Total operating expenses	1,966,748	226,596	10,187,618

Net loss	$(1,938,534)	$(226,596)	$(10,163,810)

Net loss per common share -
basic and diluted	$(0.05)	$(0.01)	$(0.46)
Weighted average number of common
shares outstanding during the period -
basic and diluted	41,455,013	24,701,056	21,951,674

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Three Months Ended March 31, 2012 and from November 21, 2008 (Inception) to March 31, 2012
Unaudited

				Deficit
				Accumulated		Total
				During the	Stock	Stockholders'
	Common Stock, $0.001 Par Value		Additional	Development	Subscriptions	Equity
	Shares	Amount	Paid in Capital	Stage	Receivable	(Deficit)

Issuance of common stock for cash - founders ($0.001/share)	6,250,000	$6,250	$-	$-	(6,250)	$-

Net loss - period ended December 31, 2008	-	-	-	(49,831)	-	(49,831)

Balance, December 31, 2008	6,250,000	6,250	-	(49,831)	(6,250)	(49,831)

Receipt of cash on subscription receivable	-	-	-	-	6,250	6,250

Issuance of common stock for cash and subscription
receivable ($0.001, 0.01 and $0.10/share)	7,855,000	7,855	161,145	-	(33,000)	136,000

Issuance of common stock for services ($0.001 and $0.10/share)	3,058,500	3,059	228,541	-	-	231,600

Issuance of common stock in conversion of debt ($0.10/share)	1,067,000	1,067	105,633	-	-	106,700

Net loss - year ended December 31, 2009	-	-	-	(367,387)	-	(367,387)

Balance, December 31, 2009	18,230,500	18,231	495,319	(417,218)	(33,000)	63,332

Receipt of cash on subscription receivable	-	-	-	-	33,000	33,000

Issuance of common stock for cash ($0.10/share)	3,765,000	3,765	372,735	-	-	376,500

Issuance of common stock for services ($0.10/share)	2,000,000	2,000	198,000	-	-	200,000

Net loss - year ended December 31, 2010	-	-	-	(1,157,218)	-	(1,157,218)

Balance, December 31, 2010	23,995,500	23,996	1,066,054	(1,574,436)	-	(484,386)

Issuance of common stock and warrants for cash
($0.10 - $1.00/share)	13,917,069	13,917	6,110,318	-	-	6,124,235

Issuance of common stock for services ($0.10 - $1.16/share)	1,123,095	1,123	151,576	-	-	152,699

Issuance of common stock for future services ($1.12 - 1.27/share)	1,803,964	1,804	2,181,636	-	-	2,183,440

Share-based compensation	-	-	3,751,705	-	-	3,751,705

Net loss - year ended December 31, 2011	-	-	-	(6,650,840)	-	(6,650,840)

Balance, December 31, 2011	40,839,628	40,840	13,261,289	(8,225,276)	-	5,076,853

Issuance of common stock for services ($0.98/share)	100,000	100	97,900	-	-	98,000

Issuance of common stock and warrants for cash
($1.00/share), net of offering costs of $6,900	1,500,000	1,500	1,491,600	-	-	1,493,100

Issuance of warrants for capital lease			11,650			11,650

Share-based compensation	-	-	170,651	-	-	170,651

Net loss - period ended March 31, 2012	-	-	-	(1,938,534)	-	(1,938,534)

Balance, March 31, 2012	42,439,628	$42,440	$15,033,090	$(10,163,810)	$-	$4,911,720

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Cash Flows
Unaudited

			From November 21, 2008
	Three Months Ended		(Inception) to
	March 31, 2012	March 31, 2011	March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,938,534)	$(226,596)	$(10,163,810)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,706	-	6,706
Amortization of stock issued for future services	388,723	-	719,612
Stock issued for services rendered	98,000	-	682,299
Share-based compensation	170,651	-	3,922,356
Loss on impairment of website	-	-	31,890
Changes in operating assets and liabilities
Due from factor	(22,028)	-	(22,028)
Inventory	(319,109)	-	(497,650)
Deposits	(599,336)	-	(794,059)
Prepaid expenses	104,971	-	(431,475)
Other current assets	(95,492)	-	(95,492)
Accounts payable and accrued liabilities	173,496	168,736	538,563
Accounts payable - related party	(45,578)	-	17,599
Net cash used in operating activities	(2,077,530)	(57,860)	(6,085,489)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(7,229)	-	(54,578)
Acquisition of intangible assets	(72,176)	-	(125,834)
Net cash used in investing activities	(79,405)	-	(180,412)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable - related party	-	25,000	151,700
Repayments on loans payable - related party	(25,000)	-	(45,000)
Payments on capital lease obligations	(3,000)	-	(3,000)
Proceeds from issuance of common stock and warrants	1,493,100	30,000	8,169,085
Net cash provided by financing activities	1,465,100	55,000	8,272,785

Net increase (decrease) in cash	(691,835)	(2,860)	2,006,884

Cash - beginning of year/period	2,698,719	3,308	-

Cash - end of year/period	$2,006,884	$448	$2,006,884

Supplemental Disclosure of Cash Flow Information
Cash paid during the year/period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities
Stock issued in exchange for debt	$-	$-	$106,700
Stock issued for future services	$-	$-	$2,183,440
Warrants issued for capital lease	$11,650	$-	$11,650
Capital lease obligation incurred to acquire intangible assets	$124,950	$-	$124,950

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Note 1 Organization and Nature of Operations

Respect Your Universe, Inc. (“the Company”) was incorporated in the State of Nevada on November 21, 2008 to design, commercialize and market a line of premium athletic apparel.

Note 2 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

The financial information as of December 31, 2011 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the years ended December 31, 2011 and 2010.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, which contains the audited financial statements and notes thereto, together with the Plan of Operations for the year ended December 31, 2011.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting.  Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows.  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.  The interim results for the three months ended March 31, 2012 are not necessarily indicative of results for the full fiscal year.

Note 3 Liquidity and Management’s Plans

As reflected in the accompanying financial statements, the Company had a net loss of $1,938,535 and net cash used in operations of $2,077,530 for the three months March 31, 2012.  The Company has nominal revenue and is in the development stage.

The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of equity securities.

Management believes that the cash balance on March 31, 2012 of approximately $2 million, current level of working capital, anticipated cash that will be received from expected future sales, and additional funds through the issuance of equity securities will be sufficient to sustain operations for the next twelve months.

However, there can be no assurance that the plans and actions proposed by management will be successful, that the Company will generate anticipated sales, or that unforeseen circumstances will not require additional funding sources in the future.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Note 4 Summary of Significant Accounting Policies

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact, among others, the following: net realizable value of property, equipment and inventory and related potential obsolescence, valuation and potential impairment associated with intangible assets, fair value of share-based payments, estimates and the valuation allowance for deferred tax assets due to continuing and expected future operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at March 31, 2012 and December 31, 2011, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The Company believes it is not exposed to any significant credit risk on cash and short-term investments due to the temporary unlimited deposit insurance coverage at all FDIC-insured depository institutions through December 31, 2012.

Due from Factor

In January 2012, the Company entered into a factoring agreement whereby it sells its wholesale trade accounts receivable to a factor without recourse. Under the agreement, the factor assumes the risk of loss resulting from a customer’s financial inability to pay at maturity, in exchange for a fee of 1.25% on the first $5,000,000 in gross factored receivables.  The fee for factored receivables in excess of $5,000,000 is 1.00%.  The minimum aggregate factoring charge payable under the agreement is $50,000 per year.

As part of the agreement, the factor provides all credit and collections support for the Company. Upon collection, the factor reimburses the Company for purchased invoices on a semi-weekly basis, net of factoring fees and chargebacks.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Amounts due from factor consist of the following as of March 31, 2012 and December 31, 2011:

	2012	2011

Receivables sold to factor	$36,481	$-
Factoring fees (1)	(14,453)	-
Due from factor, net	$22,028	$-

(1)	In addition to the fee based on receivables sold to factor, this amount includes an amortization of the annual minimum aggregate factoring charge as well as one-time setup and legal fees.

Inventory

Inventory consists of finished goods. The cost of finished goods inventory includes all costs incurred to bring inventory to its existing condition and location including product costs, inbound freight and duty.

Inventory is valued on a lower of cost or market basis based upon the weighted average method of inventory costing.  Market value is estimated based upon assumptions made about future demand and retail market conditions.  If the Company determines that the estimated market value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or market.  The Company has not recorded any adjustments for net realizable value during the three months ended March 31, 2012.

Deposits

Deposits are generally required by the manufacturer in order to produce inventory.

Prepaid Expenses

Prepaid expenses consist of the following as of March 31, 2012 and December 31, 2011:

	2012			2011
	Cash	Common Stock	Total	Cash	Common Stock	Total

Investor relations	$-	$654,844	$654,844	$22,812	$773,906	$796,718
Marketing	395,259	808,984	1,204,243	460,038	1,078,645	1,538,683
Other	36,216	-	36,216	53,596	-	53,596
Total prepaid expenses	431,475	1,463,468	1,895,303	536,446	1,852,551	2,388,997
Less current portion	(431,475)	(1,285,234)	(1,716,709)	(536,446)	(1,554,895)	(2,091,341)
Prepaid expenses, net of current portion	$-	$178,594	$178,594	$-	$297,656	$297,656

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Prepaid expenses are generally amortized over the related service period which ranges from 1 to 2 years.

The Company notes that one of its arrangements reported within prepaid expenses was modified during the quarter ending March 31, 2012.  Although the contract term did not change, the modification resulted in a change in the timing of benefits to be received over the remaining term.  As a result, the Company revised the related amortization method from specific identification to straight-line basis.  The change has no material impact on net loss for the current period.  Additionally, the Company believes the change will not have a material impact on net income (loss) in future periods during 2012.

Other Current Assets

Other current assets primarily include deferred offering costs, in the amount of $64,039, consisting of legal and filing fees relating to the Company’s initial public offering on the TSX Venture Exchange.  The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the public offering is unsuccessful, the deferred offering costs will be expensed.  The Company anticipates that the offering will either be successful or abandoned within the next twelve months.  See also Note 11, Subsequent Events, regarding the offering.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.   The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected as a gain or loss from operations.

The estimated useful lives are:

Leasehold improvements	1 year
Computers and office equipment	5 years
Furniture and fixtures	7 years
Software	3 years
Tradeshow and event equipment	2 - 3 years

Property and equipment consist of the following as of March 31, 2012 and December 31, 2011:

	2012	2011

Leasehold improvements	$2,400	$2,400
Computers and office equipment	11,998	11,998
Software	30,500	30,500
Furniture and fixtures	4,230	4,230
Tradeshow and event equipment	7,229	-
	56,357	49,128
Accumulated depreciation	(6,481)	(1,779)
Property and equipment, net	$49,875	$47,349

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Intangible Assets

Intangible assets consist of the following as of March 31, 2012 and December 31, 2011:

	2012	2011

Patent and trademarks	$44,955	$17,101
Website development, net	46,986	4,667
Domain name	136,600	-
Intangible assets, net	$228,541	$21,768

(A)           Patents and Trademarks

The Company capitalizes legal fees and filing costs associated with the development of its patents and trademarks.  Patents and trademarks are generally amortized over an estimated useful life of 5 years using the straight-line method beginning on the registration or grant date.  Patents and trademarks with indefinite useful lives are not amortized.

As of March 31, 2012 and December 31, 2011, the Company‘s patent and trademark costs are as follows:

	2012	2011

Patent and trademarks	$44,955	$17,101

(B)           Website Development

The Company capitalizes certain costs associated with the development of its websites.  Other costs related to the planning and maintenance of the websites are expensed as incurred.  Amortization is provided over the estimated useful life of 2 years using the straight-line method for financial statement purposes.

As of March 31, 2012 and December 31, 2011, the Company’s website development costs are as follows:

	2012	2011

Website development	$50,157	$4,667
Accumulated amortization	(3,171)	-
Website development, net	$46,986	$4,667

The Company’s current website was placed into service in February 2012.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

(C)           Domain Name

The Company capitalized the costs associated with acquisition of its domain name, ryu.com.  The estimated useful life of the website domain is indefinite and accordingly related capitalized costs are not amortized.

As of March 31, 2012 and December 31, 2011, the Company’s domain name costs are as follows:

	2012	2011

Domain name	$136,600	$-

See also Note 6, Capital Lease, regarding the future payments required under the domain lease agreement.

Impairment of Long Lived Assets

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment.

In December 2011, the Company executed an agreement for the development of a new website to support the expanded web store which was launched during the first quarter of 2012.  See also Note 4 (B), Website Development.  As a result, the Company determined that there was a significant decrease in the market value of the original website and a significant adverse change in the extent or manner in which the original website would be used in subsequent periods.  Therefore, an impairment loss of $31,890 was recognized for the year ended December 31, 2011.

Revenue Recognition

The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

Revenue is recorded net of discounts and an allowance for estimated returns. The allowance for estimated returns is reflected as an accrued liability on the balance sheet.

Cost of Goods Sold

Cost of goods sold includes the cost of purchased finished goods, including inbound freight and duty costs associated with the delivery of goods to our locations.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Shipping and Handling Costs

Costs associated with the Company’s third-party warehouse and outbound shipping and handling costs are included as a component of general and administrative expenses.  Any shipping and handling costs billed to customers is offset against shipping costs included in general and administrative expenses.

Marketing and Advertising

Marketing and advertising costs are generally expensed as incurred.  Marketing and advertising costs include endorsement expenses and marketing contracts.  Accounting for endorsement costs and marketing contracts is based upon the specific contract provisions and are generally expensed over the term of the contract, which ranges from 1 to 2 years.

Of the total amount expensed, and as reflected on the statement of operations, an allocation has been made to a related party classification for amounts incurred with an entity that the Chairman of the Board has ownership in.

Product Creation

The Company expenses product design and creation costs as incurred. Product creation expenses include share based compensation and fees paid to a consultant for the design, development, merchandising, sourcing and production of a clothing line.

Of the total amount expensed, and as reflected on the statement of operations, an allocation has been made to a related party classification for amounts incurred with an entity that is controlled by the Company’s Chief Executive Officer and Chief Operating Officer.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. Also see Note 3, Liquidity and Management’s plan.

Share-Based Payments

The Company recognizes all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

When computing fair value, we have considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●	The Company has not paid any dividends on common stock since inception and does not anticipate paying dividends on common stock in the foreseeable future.

●	The expected option term is computed using the “simplified” method.

●	The expected volatility is based on the historical volatility of our common stock based on the daily quoted closing trading prices.

●	The forfeiture rate is based on the historical forfeiture rate for unvested stock options.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company had the following potential common stock equivalents at March 31, 2012 and December 31, 2011:

	2012	2011

Stock options, exercise price $0.69 - $2.26	3,046,170	3,045,295
Common stock warrants, conversion price $0.98 - $1.80	6,320,151	5,440,151
Total common stock equivalents	9,366,321	8,485,446

Since the Company incurred a net loss during 2012 and 2011, the effect of considering any common stock equivalents, if exercisable, would have been anti-dilutive.  A separate computation of diluted earnings (loss) per share is not presented.

The Company has a total of 970,000 unvested options that will vest through December 2015 and a total of 10,000 unvested common stock warrants that will vest through May 2012.  All options and warrants are expected to vest without forfeiture.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or non-recurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of cash, due from factor, inventory, deposits, prepaid expenses, accounts payable and accrued liabilities, accounts payable - related party, and loans payable - related party. The carrying amounts of the Company's financial instruments generally approximated their fair values as of March 31, 2012 and December 31, 2011, respectively, due to the short-term nature of these instruments.

Reclassifications

Certain prior period amounts have been reclassified to conform to current year presentation.  The reclassifications had no effect on financial condition, operations or cash flows.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s interim unaudited financial statements.

Note 5 Loans Payable

(A)           Loans Payable – Related Party

On August 28, 2010, the Company’s then Chief Executive Officer, who is now the Chairman of the Board, loaned the Company $20,000. The loan was non-interest bearing, unsecured and was repaid on August 15, 2011.

On March 8, 2011, an entity affiliated with the Company’s then Chief Executive Officer, who is now the Chairman of the Board, loaned the Company $25,000. The loan is non-interest bearing, unsecured and was repaid on March 8, 2012.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

(B)           Loans Payable – Stockholder

In 2008, the Company entered into an agreement with a stockholder that advanced $49,831.  The same stockholder advanced an additional $56,869 during 2009.  These advances were non-interest bearing, unsecured, and due on demand. In November 2009, the stockholder exchanged their outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

Note 6 Capital Lease

On February 1, 2012, the Company entered into a domain lease agreement to lease the domain name ryu.com for 10 years.  At the end of the lease term, title to the domain name will automatically transfer to the Company.

The Company has capitalized the acquisition cost of the domain name on the balance sheet as an intangible asset at March 31, 2012.  See also Note 4 (C), Domain Name, regarding the Company’s capitalization and amortization policies.

The future minimum lease payments required under the capital lease as of March 31, 2012, are as follows:

Future Minimum Lease Obligations

2012	$13,125
2013	13,125
2014	12,900
2015	12,900
2016	12,900
2017 and thereafter	57,000
Total minimum lease payments	121,950
Less: Current maturities of capital lease obligations	(13,125)
Long-term capital lease obligations	$108,825

During the three months ended March 31, 2012 and 2011, the Company expensed $2,000 and $0 related to the capital lease, respectively.

Note 7 Stockholders’ Equity (Deficit)

(A)	Stock Issued for Cash

Year Ended December 31, 2008

On November 21, 2008, the Company issued 6,250,000 shares of common stock to its founders, for a subscription receivable of $6,250 ($0.001/share), which was received in 2009.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Year Ended December 31, 2009

The Company issued 7,855,000 shares of common stock for a total of $169,000 ($0.001 - $0.10/share).  Of the total proceeds raised, $33,000 was received in 2010.

Year Ended December 31, 2010

The Company issued 3,765,000 shares of common stock for $376,500 ($0.10/share).

Year Ended December 31, 2011

The Company issued 8,501,918 shares of common stock for $2,875,140 ($0.10 - $1.00/share), net of direct offering costs of $13,478.

(B)	Stock Issued for Cash and Warrants

Year Ended December 31, 2011

The Company issued 5,415,151 shares for $3,249,095 ($0.60/share), net of direct offering costs in the amount of $5,000.  The Company also issued the holders one stock purchase warrant with a maturity of 2 years. The exercise price is $1.80 and requires a mandatory conversion by the holder if the market price of the common stock reaches $3.60 for at least ten consecutive trading days. The warrants issued entitled the holders to purchase an additional 5,415,151 shares of the Company’s common stock.

Three Months Ended March 31, 2012

In February 2012, The Company issued 1,500,000 shares for $1,500,000 ($1.00/share), net of direct offering costs of $6,900.  The Company also issued the holders one half of one common share stock purchase warrant (750,000 shares) with a maturity of 2 years and 6 months. The exercise price is $1.80 and the Company may accelerate the expiry date of the warrants if the market price of the common stock reaches $4.00 for at least 20 consecutive trading days.

(C)           Stock Issued for Services

Year Ended December 31, 2009

The Company issued 3,058,500 shares of common stock to consultants, in exchange for services rendered, for at total of $231,600 ($0.001 - $0.10/share), based upon the fair value of the services rendered.

Year Ended December 31, 2010

The Company issued 2,000,000 shares of common stock to consultants, in exchange for services rendered, having a fair value of $200,000 ($0.10/share), based upon the fair value of the services rendered.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Year Ended December 31, 2011

The Company issued 1,123,095 shares of common stock, in exchange for services rendered having a fair value of $152,699 ($0.10 - $1.16/share), based upon the quoted closing trading price.

The Company issued 1,803,964 shares of common stock for future services, having a fair value of $2,183,440 ($1.12 - $1.27/share), based upon the quoted closing trading price.

Stock issued for future services is recorded as a component of prepaid expenses on the balance sheet.
Amortization of common stock issued for future services consists of the following as of March 31, 2012:

	Short-Term	Long-Term	Total

Balance - December 31, 2010	$-	$-	$-
Stock issued for future services	1,885,784	297,656	2,183,440
Amortization of stock issued for future services	(330,889)	-	(330,889)
Balance - December 31, 2011	1,554,895	297,656	1,852,551
Stock issued for future services	-	-	-
Amortization of stock issued for future services	(269,661)	(119,062)	(388,723)
Balance - March 31, 2012	$1,285,234	$178,594	$1,463,828

Three Months Ended March 31, 2012

On January 26, 2012 the Company issued 100,000 shares of common stock to a consultant for services rendered, for a total of $98,000 ($0.98/share), based upon the quoted closing trading price.

(E)           Stock Options

On June 10, 2011, the Company adopted the 2011 Incentive Award Plan (“the Plan”). The total number of shares of stock which may be granted by options or certain stock awards shall not exceed 5,000,000. The Plan indicates that the exercise price of an award is equivalent to the market value of the Company’s common stock on the grant date.

In addition to the 600,000 options issued for services discussed in Note 9 (A), Commitments - Related Party, the Company had the following stock option grants:

	Quantity
	of Shares	Fair Market	Share Vesting Schedule
Grant Date	Granted	Value	2011	2012	2013 and Thereafter		Expiration

June 2011	1,800,000	$1,149,664	1,650,000	75,000	75,000	On 6/10/13	5 – 10	Years
July 2011	350,000	761,282	350,000	-	-	-	10	Years
August 2011	228,670	282,067	228,670	-	-	-	10	Years
September 2011	13,500	19,816	13,500	-	-	-	10	Years
October 2011	250,000	298,836	203,125	12,500	34,375	Over 3 years	10	Years
January 2012	770,000	609,967	-	192,500	577,500	Over 3years	10	Years
March 2012	4,000	3,075	-	4,000	-	-	10	Years
	3,416,170	$3,124,707	2,445,295	284,000	686,875

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

The Black-Scholes assumptions used are as follows:

	March 31 2012	December 31, 2011

Exercise price	$0.97 - $1.00	$0.69 - $2.26
Expected dividends	0%	0%
Expected volatility	145%	127% - 136%
Risk free interest rate	0.39% - 0.46%	1.92% - 3.22%
Expected life of option	10 years	5 - 10 years
Expected forfeitures	0%	0%

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Average Intrinsic Value

Balance - December 31, 2010	-	$-		$-
Granted	3,242,170	1.24	8.58 years
Exercised	-
Forfeited/Cancelled	-
Balance - December 31, 2011	3,242,170	1.24		$-
Granted	774,000	1.00
Exercised	-	-
Forfeited/Cancelled	-	-
Outstanding - March 31, 2012	4,016,170	$1.19	8.60 years	$504,000
Exercisable - March 31, 2012	3,046,170	$1.26	8.51 years	$462,000

	March 31, 2012	December 31, 2011

Grant date fair value of options	$4,429,759	$3,816,718
Weighted average grant date fair value	$1.10	$1.18

Outstanding options held by related parties	2,332,670	1,728,670
Exercisable options held by related parties	1,832,670	1,728,670
Fair value of stock options held by related parties	$3,156,861	$2,638,169

During the three months ended March 31, 2012 and 2011, the Company expensed $55,952 and $0 related to stock option grants, respectively.

(F)	Warrants

In addition to the 5,415,151 warrants issued in connection with the June 2011 private placement and the 750,000 warrants issued in connection with the February 2012 private placement discussed in Note 7 (B), the Company also granted the following warrants:

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

	Quantity
	of Shares	Fair Market	Share Vesting Schedule
Grant Date	Granted	Value	2011	2012	Expiration

August 2011	50,000	$92,798	25,000	25,000	3	Years
January 2012	15,000	11,650	-	15,000	10	Years
January 2012 (1)	100,000	86,859	-	100,000	5	Years
	165,000	$191,307	25,000	140,000

(1)
The Company has also committed to grant an additional 400,000 warrants to this consultant for services to be rendered. The grants will be in increments of 100,000 warrants after 3 months of service, over the course of 1 year. The Company will value these warrants at each grant date.   All warrants under the agreement will be fully vested upon grant. Grant dates will be April 2012, July 2012, October 2012 and January 2013.  See also Note 11, Subsequent Events, regarding the April 2012 issuance.

During the three months ended March 31, 2012 and 2011, the Company expensed $114,699 and $0 related to stock warrants issued for services, respectively.

The Black-Scholes assumptions used are as follows:

	March 31, 2012	December 31, 2011

Exercise price	$0.98 - 1.20	$1.20 - 1.27
Expected dividends	0%	0%
Expected volatility	145%	145%
Risk free interest rate	0.30 – 0.77%	0.55 – 0.77%
Expected life of warrant	5 – 10 years	3 – 10 years
Expected forfeitures	0%	0%

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Average Intrinsic Value

Outstanding - December 31, 2010	-	$-		$-
Granted	5,465,151	1.80
Exercised	-	-
Forfeited/Cancelled	-	-
Outstanding - December 31, 2011	5,465,151	1.80	1.49 years	$-
Granted	865,000	1.72
Exercised	-	-
Forfeited/Cancelled	-	-
Outstanding - March 31, 2012	6,330,151	$1.78	1.66 years	$-
Exercisable - March 31, 2012	6,320,151	$1.79	1.65 years	$-

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

Note 8 Related Party Transactions

As of December 31, 2011, a director made advances on behalf of the Company for $10,865, which is included in Accounts payable - related party on the balance sheet.  In January 2012, this amount was repaid.

As of March 31, 2012, officers made advances on behalf of the Company for $17,599, which is included in Accounts payable - related party on the balance sheet.  In April 2012, this amount was repaid.

Note 9 Commitments

(A)           Related Party

Beginning in February 1, 2010, the Company entered into a consulting agreement with Exit 21 Global Solutions, LLC (“Exit 21”), an entity controlled by the Company’s Chief Executive Officer and Chief Operating Officer, to assist the Company with product design, creation, development, merchandising, sourcing and production.  The term of the commitment expires June 30, 2012.

The consulting agreement had both cash and non-cash components for compensation as follows:

		Common Stock Shares		Common Stock Options
	Cash	Quantity of Shares	Fair Market Value	Quantity of Shares	Fair Market Value	Total Compensation

February 2010 (1)	$314,860	500,000	$50,000	-	$-	$364,860
May 2010 (1)	585,000	1,500,000	150,000	-	-	735,000
June 2011 (2)	350,000	-	-	600,000	1,305,054	1,655,054
January 2012	386,000	-	-	-	-	386,000
	$1,635,860	2,000,000	$200,000	600,000	$1,305,054	$3,110,914

(1)           Fair value of $0.10/share was based upon recent cash offerings to third parties.

(2)	In connection with the 600,000 stock options granted on July 1, 2011, the Black-Scholes assumptions used were as follows:

Exercise price	$2.26
Expected dividends	0%
Expected volatility	127%
Risk free interest rate	3.22%
Expected life of option	10 years
Expected forfeitures	0%

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
Unaudited

All options fully vested upon issuance.

As of March 31, 2012 and December 31, 2011, the Company owed $0 and $52,312, to this vendor respectively.  This amount is included in Accounts payable - related party on the balance sheet.

(B)           Marketing Commitment

In March 2012, the Company executed an agreement with an athletic center whereby such center will use the Company's brand and sell its products. The term of the agreement is three years, and the Company will pay $150,000 in fees, which may be recouped through the sale of Company products at the center's retail center.  A total of $100,000 became due and paid in April 2012.

Note 10 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 11 Subsequent Events

In April 2012, the Company filed a registration statement to list on the TSX Venture Exchange (“TSXV”). The listing will be subject to fulfillment of all listing requirements of the TSXV, and there can be no assurance that we will be able to fulfill those listing requirements.  See Note 4, Other Current Assets, regarding the deferred offering costs associated with this offering.

In April 2012, the Company granted the following warrants for services rendered:

Date	Quantity Granted	Fair Value	Vesting Schedule	Expiration

April 2012	100,000	$80,192	100,000 upon issuance	5	Years

The Black-Scholes assumptions used are as follows:

Exercise price	$1.20
Expected dividends	0%
Expected volatility	121%
Risk free interest rate	0.82%
Expected life of warrant	5 years
Expected forfeitures	0%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Respect Your Universe, Inc.

We have audited the accompanying balance sheets of Respect Your Universe, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2011 and 2010 and from November 21, 2008 (inception) to December 31, 2011.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Respect Your Universe, Inc. (a development stage company) as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010 and from November 21, 2008 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.
Boca Raton, Florida
March 5, 2012

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Respect Your Universe, Inc.
(A Development Stage Company)
Balance Sheets

	December 31, 2011	December 31, 2010

Assets

Current assets
Cash	$2,698,719	$3,308
Inventory	178,541	-
Deposits	194,723	-
Prepaid expenses	536,446	-
Prepaid stock compensation	1,554,895	-
Total current assets	5,163,324	3,308

Property and equipment - net	47,349	-

Other assets
Prepaid stock compensation	297,656	-
Patents and trademarks - net	17,101	-
Website development - net	4,667	-
Total other assets	319,424	-

Total assets	$5,530,097	$3,308

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$365,067	$61,442
Accounts payable - related party	63,177	406,252
Loans payable - related party	25,000	20,000
Total current liabilities	453,244	487,694

Stockholders’ equity (deficit)
Common stock, $0.001 par value, 500,000,000
shares authorized; 40,839,628 and 23,995,500
shares issued and outstanding, respectively	40,840	23,996
Additional paid in capital	13,261,289	1,066,054
Deficit accumulated during the development stage	(8,225,276)	(1,574,436)
Total stockholders’ equity (deficit)	5,076,853	(484,386)

Total liabilities and stockholders' equity (deficit)	$5,530,097	$3,308

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Operations

			From November 21, 2008
	Year Ended		(inception) to
	December 31, 2011	December 31, 2010	December 31, 2011

Revenue	$2,821	$-	$4,808

Cost of revenue	-	-	9,214

Gross profit (loss)	2,821	-	(4,406)

Operating expenses
Marketing and advertising	830,540	-	899,510
Marketing and advertising - related party	63,900	-	63,900
Research and development	10,216	-	10,216
Research and development - related party	356,144	1,000,701	1,356,845
General and administrative	5,360,971	156,517	5,858,509
Loss on impairment of website	31,890	-	31,890
Total operating expenses	6,653,661	1,157,218	8,220,870

Net loss	$(6,650,840)	$(1,157,218)	$(8,225,276)

Net loss per common share -
basic and diluted	$(0.20)	$(0.05)	$(0.41)

Weighted average number of common
shares outstanding during the period -
basic and diluted	33,742,783	22,052,911	20,263,232

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Year Ended December 31, 2011 and from November 21, 2008 (inception) to December 31, 2011

				Deficit
				Accumulated		Total
				During the	Stock	Stockholders'
	Common Stock, $0.001 Par Value		Additional	Development	Subscriptions	Equity
	Shares	Amount	Paid in Capital	Stage	Receivable	(Deficit)

Issuance of common stock for cash - founders ($0.001/share)	6,250,000	$6,250	$-	$-	(6,250)	$-

Net loss - period ended December 31, 2008	-	-	-	(49,831)	-	(49,831)

Balance, December 31, 2008	6,250,000	6,250	-	(49,831)	(6,250)	(49,831)

Receipt of cash on subscription receivable	-	-	-	-	6,250	6,250

Issuance of common stock for cash and subscription
receivable ($0.001, 0.01 and $0.10/share)	7,855,000	7,855	161,145	-	(33,000)	136,000

Issuance of common stock for services ($0.001 and $0.10/share)	3,058,500	3,059	228,541	-	-	231,600

Issuance of common stock in conversion of debt ($0.10/share)	1,067,000	1,067	105,633	-	-	106,700

Net loss - year ended December 31, 2009	-	-	-	(367,387)	-	(367,387)

Balance, December 31, 2009	18,230,500	18,231	495,319	(417,218)	(33,000)	63,332

Receipt of cash on subscription receivable	-	-	-	-	33,000	33,000

Issuance of common stock for cash ($0.10/share)	3,765,000	3,765	372,735	-	-	376,500

Issuance of common stock for services ($0.10/share)	2,000,000	2,000	198,000	-	-	200,000

Net loss - year ended December 31, 2010	-	-	-	(1,157,218)	-	(1,157,218)

Balance, December 31, 2010	23,995,500	23,996	1,066,054	(1,574,436)	-	(484,386)

Issuance of common stock and warrants for cash
($0.10 - $1.00/share)	13,917,069	13,917	6,110,318	-	-	6,124,235

Issuance of common stock for services ($0.10 - $1.16/share)	1,123,095	1,123	151,576	-	-	152,699

Issuance of common stock for future services ($1.12 - 1.27/share)	1,803,964	1,804	2,181,636	-	-	2,183,440

Share based compensation	-	-	3,751,705	-	-	3,751,705

Net loss - year ended December 31, 2011	-	-	-	(6,650,840)	-	(6,650,840)

Balance, December 31, 2011	40,839,628	$40,840	$13,261,289	$(8,225,276)	-	$5,076,853

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Cash Flows

			From November 21, 2008
	Year Ended		(inception) to
	December 31, 2011	December 31, 2010	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,650,840)	$(1,157,218)	$(8,225,276)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,526	-	8,526
Amortization of prepaid stock compensation	330,889	-	330,889
Stock issued for services	152,699	200,000	584,299
Share based compensation	3,751,705	-	3,751,705
Loss on impairment of website	31,890	-	31,890
Changes in operating assets and liabilities
Increase in inventory	(178,541)	-	(178,541)
Increase in deposits	(194,723)	-	(194,723)
Increase in prepaid expenses - other	(536,446)	-	(536,446)
Increase in accounts payable and accrued liabilities	303,625	467,694	365,067
Increase (decrease) in accounts payable - related party	(343,075)	-	63,177
Net cash used in operating activities	(3,324,291)	(489,524)	(3,999,433)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(49,127)	-	(49,127)
Patents and trademarks	(18,269)	-	(18,269)
Website development	(42,137)	-	(42,137)
Net cash used in investing activities	(109,533)	-	(109,533)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable - stockholder	-	-	106,700
Proceeds from loans payable - related party	25,000	20,000	45,000
Repayment of loans payable - related party	(20,000)	-	(20,000)
Proceeds from sale of common stock and warrants	6,124,235	409,500	6,675,985
Net cash provided by financing activities	6,129,235	429,500	6,807,685

Net increase (decrease) in cash	2,695,411	(60,024)	2,698,719

Cash - beginning of year/period	3,308	63,332	-

Cash - end of year/period	$2,698,719	$3,308	$2,698,719

Supplemental Disclosure of Cash Flow Information
Cash paid during the year/period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activity
Stock issued in exchange for debt	$-	$-	$106,700
Stock issued for future services	$2,183,440	$-	$2,183,440

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Note 1 Organization and Nature of Operations

Respect Your Universe, Inc. (“the Company”) was incorporated in the State of Nevada on November 21, 2008 to market a line of athletic apparel.

Note 2 Liquidity and Management’s Plans

As reflected in the accompanying financial statements, the Company had a net loss of $6,650,840 and net cash used in operations of $3,324,291 for the year ended December 31, 2011.

The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of equity securities.

Management believes that the cash balance on December 31, 2011, of approximately $2.7 million, current level of positive working capital, anticipated cash that will be received from expected future sales, and additional funds through the issuance of equity securities will be sufficient to sustain operations for the next twelve months.

However, there can be no assurance that the plans and actions proposed by management will be successful, that the Company will generate anticipated revenues from the sale of its line of mixed martial arts apparel, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity.

Note 3 Summary of Significant Accounting Policies

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact, among others, the following: net realizable value of inventory and potential impairment, valuation and potential impairment of future services to be provided from prepaid stock compensation, valuation and potential impairment associated with intellectual property and website development costs, the fair value of share-based payments, estimates and the valuation allowance for deferred tax assets due to continuing and expected future operating losses.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2011 and December 31, 2010, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. At December 31, 2011 the cash in the Company’s bank accounts exceeded the federally insured limits by $2,472,180.  The Company believes it is not exposed to any significant credit risk on cash and short-term investments due to the temporary unlimited deposit insurance coverage at all FDIC-insured depository institutions through December 31, 2012.

Inventory

At December 31, 2011, the Company had purchased inventory items that it does not yet physically control.  The items purchased are in route but in the possession of the carrier.

Inventory is valued on a lower of cost or market basis based upon the weighted average method of costing inventory.  Inventory consists of finished goods. A provision will be made to reduce excess or obsolete inventory to its net realizable value. The Company has not recorded any adjustments for net realizable value for the year ended December 31, 2011.

Deposits

Deposits are generally required from the manufacturer in order to produce inventory.    At December 31, 2011, the Company had paid deposits for inventory items received in 2012.

Prepaid Expenses

Includes costs incurred for prepaid commissions, insurance, marketing, promotions and professional fees.  All prepaid expenses are amortized over the estimated useful life, which ranges from 1 to 2 years.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected as a gain or loss from operations.

The estimated useful lives are:

Leasehold improvements	1 year
Computers and office equipment	5 years
Software	3 years
Furniture and fixtures	7 years

Property and equipment consist of the following as of December 31, 2011 and 2010:

	2011	2010

Leasehold improvements	$2,400	$-
Computers and office equipment	11,998	-
Computer software	30,500	-
Furniture and fixtures	4,230	-
	49,128	-
Accumulated depreciation	(1,779)	-
	$47,349	$-

Patents and Trademarks

The Company capitalizes the costs associated with the development of its patents and trademarks including legal fees and filing costs.  In the event that legal fees are incurred to defend the patent or trademark rights, those costs are capitalized if the defense of the patent or trademark is successful. If defense of the patent or trademark is unsuccessful, the legal costs of defense and remaining unamortized costs are expensed.  Amortization is provided over the estimated useful life of 5 years using the straight-line method for financial statement purposes.

As of December 31, 2011 and 2010, the Company‘s patent and trademark costs are as follows:

	2011	2010

Patent and trademark costs	$18,269	$-
Accumulated amortization	(1,168)	-
	$17,101	$-

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Website Development

The Company capitalizes the costs associated with the development of its website.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful life of 3 years using the straight-line method for financial statement purposes.

As of December 31, 2011 and 2010, the Company‘s website development costs are as follows:

	2011	2010

Website development costs	$4,667	$-
Accumulated amortization	-	-
	$4,667	$-

The new website was placed into service in February 2012.

Impairment of Long Lived Assets

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment.

In December 2011, the Company executed an agreement for the development of a new website to support the expanded web store which is expected to launch during the first quarter of 2012 (see website development note above).  As a result, the Company has determined a significant decrease in the market value of the original website and a significant adverse change in the extent or manner in which the original website will be used in subsequent periods.  An impairment loss, of $31,890, has been recognized for the year ended December 31, 2011.

Revenue Recognition

The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

Revenue is recorded net of an allowance for estimated returns, price concessions, and other discounts. Such allowance is reflected as a reduction to accounts receivable when the Company expects to grant credits for such items; otherwise, it is reflected as a liability.

In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Marketing and Advertising

Marketing and advertising costs are expensed as incurred.  Advertising production costs are expensed in the month the advertising runs.  Media placement costs are expensed in the month during which the advertisement appears.  In addition, advertising costs include endorsement expenses and marketing contracts. Accounting for endorsement costs and marketing contracts is based upon the specific contract provisions and are generally expensed over the term of the contract.  The Company recognized marketing and advertising expense of $894,440 and $0 for the years ended December 31, 2011 and 2010, respectively.

Of the total amount expensed, and as reflected on the statement of operations, an allocation has been made to a related party classification for amounts incurred with an entity that the Chairman of the Board has ownership in.

The Company had prepaid marketing and advertising assets of $460,038 and $0 at December 31, 2011 and December 31, 2010, respectively, which is a component of prepaid expenses on the balance sheet.

Research and Development

The Company expenses research and development costs as incurred. Research and development expenses include share based compensation and fees paid to a consultant for the design, development, merchandising, sourcing and production of a clothing line.  Research and development costs for the years ended December 31, 2011 and 2010 were $366,360 and $1,000,701, respectively.

Of the total amount expensed, and as reflected on the statement of operations, an allocation has been made to a related party classification for amounts incurred with an entity that is controlled by the Company’s Chief Executive Officer and Chief Operating Officer.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled. Deferred income tax assets are reduced by valuation allowances when necessary.

Assessing whether deferred tax assets are realizable requires significant judgment. The Company considers all available positive and negative evidence, including historical operating performance and expectations of future operating performance. The ultimate realization of deferred tax assets is often dependent upon future taxable income and therefore can be uncertain. To the extent the Company believes it is more likely than not that all or some portion of the asset will not be realized, valuation allowances are established against the Company’s deferred tax assets, which increase income tax expense in the period when such a determination is made.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Income taxes include the largest amount of tax benefit for an uncertain tax position that is more likely than not to be sustained upon audit based on the technical merits of the tax position. Settlements with tax authorities, the expiration of statutes of limitations for particular tax positions, or obtaining new information on particular tax positions may cause a change to the effective tax rate. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes on the statements of operations.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. Also see Note 2 regarding liquidity and management’s plan.

Share Based Payments

The Company recognizes all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service.

When computing fair value, we have considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.
●	The Company has not paid any dividends on common stock since our inception and do not anticipate paying dividends on our common stock in the foreseeable future.
●	The expected option term is computed using the “simplified” method as permitted under the provisions of Staff Accounting Bulletin (“SAB”) 107. SAB 107’s guidance was extended indefinitely by SAB 110.
●	The expected volatility is based on the historical volatility of our common stock based on the daily quoted closing trading prices.
●	The forfeiture rate is based on the historical forfeiture rate for our unvested stock options.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

The Company had the following potential common stock equivalents at December 31, 2011 and 2010:

	2011	2010

Stock options, exercise price $0.69 - $2.26	3,045,295	-
Common stock warrants, conversion price $1.27 - $1.80	5,440,151	-
Total common stock equivalents	8,485,446	-

Since the Company incurred a net loss during 2011 and 2010, the effect of considering any common stock equivalents, if exercisable, would have been anti-dilutive.  A separate computation of diluted earnings (loss) per share is not presented.

The Company has a total of 196,875 unvested options that will vest through September 2015 and a total of 25,000 unvested common stock warrants that will vest evenly at 5,000 per month through May 2012.  All options and warrants are expected to vest without forfeiture.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or non-recurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

The Company's financial instruments consisted primarily of cash, inventory, deposits, prepaid expenses, accounts payable and accrued liabilities, accounts payable - related party, and loans payable - related party. The carrying amounts of the Company's financial instruments generally approximated their fair values as of December 31, 2011 and 2010, respectively, due to the short-term nature of these instruments.

Reclassifications

Certain prior period amounts have been reclassified to conform to current year presentation.  The reclassifications had no effect on financial condition, operations or cash flows.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Note 4 Commitments – Related Party

Beginning in February 1, 2010, the Company entered into a consulting agreement with Exit 21 Global Solutions, LLC (“Exit 21”), an entity controlled by the Company’s Chief Executive Officer and Chief Operating Officer, to assist the Company in the development of a clothing line.

As of December 31, 2011 and 2010 this vendor represents 16% and 87% of accounts payable, respectively.  See also Note 10 (B) for the terms of the consulting agreement with Exit 21 subsequent to December 31, 2011.

The contract had both cash and non-cash components for compensation as follows:

		Common Stock Shares		Common Stock Options
	Cash	Quantity	Fair Market Value	Quantity	Fair Market Value	Total Compensation

February 2010 (1)	$314,860	500,000	$50,000	-	$-	$364,860
May 2010 (1)	585,000	1,500,000	150,000	-	-	735,000
June 2011 (2)	350,000	-	-	600,000	1,305,054	1,655,054
	$1,249,860	2,000,000	$200,000	600,000	$1,305,054	$2,754,914

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

(1) Fair value of $0.10/share was based upon recent cash offerings to third parties.

(2) In connection with the 600,000 stock options granted on July 1, 2011, the Black-Scholes assumptions used were as follows:

Exercise price	$ 2.26
Expected dividends	0%
Expected volatility	127%
Risk free interest rate	3.22%
Expected life of option	10 years
Expected forfeitures	0%

As of December 31, 2011, these options were fully vested.

Note 5 Loans Payable

(A)  Loans Payable – Related Party

On August 28, 2010, the Company’s then Chief Executive Officer, who is now the Chairman of the Board, loaned the Company $20,000. The loan was non-interest bearing, unsecured and was repaid on August 15, 2011.

On March 8, 2011, an entity affiliated with the Company’s then Chief Executive Officer, who is now the Chairman of the Board, loaned the Company $25,000. The loan is non-interest bearing, unsecured and was repaid on March 8, 2012.

(B)  Loans Payable – Stockholder

In 2008, the Company entered into an agreement with a stockholder that advanced $49,831.  The same stockholder advanced an additional $56,869 during 2009.  These advances were non-interest bearing, unsecured, and due on demand. In November 2009, the stockholder exchanged their outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

Note 6 Stockholders’ Equity (Deficit)

(A)  Stock Issued for Cash

Year Ended December 31, 2008

On November 21, 2008, the Company issued 6,250,000 shares of common stock to its founders, for a subscription receivable of $6,250 ($0.001/share), which was received in 2009.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Year Ended December 31, 2009

The Company issued 7,855,000 shares of common stock for a total of $169,000 ($0.001 - $0.10/share).  Of the total proceeds raised, $33,000 was received in 2010.

Year Ended December 31, 2010

The Company issued 3,765,000 shares of common stock for $376,500 ($0.10/share).

Year Ended December 31, 2011

The Company issued 8,501,918 shares of common stock for $2,875,140 ($0.10 - $1.00/share), net of direct offering costs of $13,478.

(B)  Stock Issued for Cash and Warrants – Private Placement dated June 2011

The Company issued 5,415,151 shares for $3,249,095 ($0.60/share), net of direct offering costs in the amount of $5,000.  The Company also issued the holders one stock purchase warrant with a maturity of 2 years. The exercise price is $1.80 and requires a mandatory conversion by the holder if the market price of the common stock reaches $3.60 for at least ten consecutive trading days. The warrants issued entitled the holders to purchase an additional 5,415,151 shares of the Company’s common stock.

(C)  Stock Issued for Services

Year Ended December 31, 2009

The Company issued 3,058,500 shares of common stock to consultants, in exchange for services rendered, for at total of $231,600 ($0.001 - $0.10/share), based upon the fair value of the services rendered.

Year Ended December 31, 2010

The Company issued 2,000,000 shares of common stock to consultants, in exchange for services rendered, having a fair value of $200,000 ($0.10/share), based upon the fair value of the services rendered.

Year Ended December 31, 2011

The Company issued 1,123,095 shares of common stock, in exchange for services rendered having a fair value of $152,699 ($0.10 - $1.16/share), based upon the quoted closing trading price.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

(D) Prepaid Stock Compensation

During year ended December 31, 2011, the Company issued 1,803,964 shares of common stock for future services, having a fair value of $2,183,440 ($1.12 - $1.27/share), based upon the quoted closing trading price.

The following represents the allocation of prepaid stock compensation as of December 31, 2011:

	Short-Term	Long-Term	Total

Prepaid stock compensation - December 31, 2010	$-	$-	$-
Prepaid issuances of stock for services	1,885,784	297,656	2,183,440
Amortization of prepaid stock compensation	(330,889)	-	(330,889)
Prepaid stock compensation - December 31, 2011	$1,554,895	$297,656	$1,852,551

(E)  Stock Options

On June 10, 2011, the Company adopted the 2011 Incentive Award Plan (“the Plan”). The total number of shares of stock which may be granted by options or certain stock awards shall not exceed 5,000,000. The Plan indicates that the exercise price of an award is equivalent to the market value of the Company’s common stock on the grant date.

In addition to the 600,000 options issued for services discussed in Note 4, the Company had the following stock option grants during 2011:

	Quantity		Vesting Schedule
Date	Granted	Fair Value	2011	2012 and Thereafter	Expiration

June 2011	1,800,000	$1,149,664	1,650,000	75,000 on 06/10/12 and 75,000 6/10/13	5 – 10	Years
July 2011	350,000	761,282	350,000	-	10	Years
August 2011	228,670	282,067	228,670	-	10	Years
September 2011	13,500	19,816	13,500	-	10	Years
October 2011	250,000	298,836	203,125	46,875 Over 4 years	10	Years
	2,642,170	$2,511,665	2,445,295

The Black-Scholes assumptions used are as follows:

Exercise price	$0.69 - $2.26
Expected dividends	0%
Expected volatility	127% - 136%
Risk free interest rate	1.92% - 3.22%
Expected life of option	5-10 years
Expected forfeitures	0%

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Average Intrinsic Value

Balance - December 31, 2010	-	$-
Granted	3,242,170	$1.24
Exercised	-	$-
Forfeited	-	$-
Outstanding - December 31, 2011	3,242,170	$1.24	8.58 years	$558,000
Exercisable - December 31, 2011	3,045,295	$1.26	8.76 years	$511,500

Grant date fair value of options - 2011	$3,816,718
Weighted average grant date fair value - 2011	$1.18

Outstanding options held by related parties – 2011	1,728,670
Exercisable options held by related parties – 2011	1,728,670
Fair value of stock options held by related parties - 2011	$2,638,169

During 2011, the Company expensed $3,705,306 related to stock option grants.

(F)  Warrants

In addition to the 5,415,151 warrants issued in connection with the June 2011 private placement discussed in Note 6 (B), the Company issued the following warrants for services rendered in 2011:

	Quantity		Vesting Schedule
Date	Granted	Fair Value	2011	2012	Expiration

August 2011	50,000	$92,798	25,000	25,000	3 Years

During 2011, the Company expensed $46,399 related to stock warrants issued for services. The remaining unamortized $46,399 associated with the grant of 50,000 warrants noted above will be recognized as selling and administrative expense during 2012.

The Black-Scholes assumptions used are as follows:

Exercise price	$1.27
Expected dividends	0%
Expected volatility	128%
Risk free interest rate	0.55%
Expected life of warrant	3 years
Expected forfeitures	0%

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Outstanding - December 31, 2010	-	$-	-
Exercisable - December 31, 2010	-	$-	-
Granted	5,465,151	$1.80	-
Exercised	-	$-	-
Forfeited/Cancelled	-	$-	-
Outstanding - December 31, 2011	5,465,151	$1.80	1.49
Exercisable - December 31, 2011	5,440,151	$1.80	1.47

At December 31, 2011 and 2010, the total intrinsic value of warrants outstanding and exercisable was $0 and $0, respectively.

Note 7 Related Party Transactions

As of December 31, 2011, a Director made advances on behalf of the Company for $10,865, which is included in accounts payable - related party.  In January 2012, this amount was repaid.

Note 8 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has net operating loss carry forwards for tax purposes totaling approximately $3,526,000, at December 31, 2011, expiring through 2031. There is a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at December 31, 2011 and 2010 are approximately as follows:

	2011	2010
Gross deferred tax assets:
Net operating loss carry forwards	$(1,198,000)	$(388,000)
Total deferred tax assets	1,198,000	388,000
Less: valuation allowance	(1,198,000)	(388,000)
Net deferred tax asset recorded	$-	$-

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

The valuation allowance at December 31, 2010 was approximately $388,000. The net change in valuation allowance during the year ended December 31, 2011 was an increase of approximately $810,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2011 and 2010, respectively.

The actual tax benefit differs from the expected tax benefit for the years ended December 31, 2011 and 2010, respectively, (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) approximately as follows:

	2011	2010

Expected tax expense (benefit) – federal	$(2,261,000)	$(393,000)
Non-deductible stock compensation	1,440,000	68,000
Impairment loss	11,000	-
Change in valuation allowance	810,000	325,000
Actual tax expense (benefit)	$-	$-

Note 9 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 10 Subsequent Events

(A) Commitments

On February 1, 2012, the Company entered into a domain lease agreement to lease www.ryu.com for 10 years at $1,000 per month for a total of $120,000. During the first five years of the agreement, the Company shall also give lessor product up to $11,000 in retail value.

At the end of the lease term, title to the domain name will transfer to the Company.  The Company intends to capitalize this asset and record a corresponding capital lease liability.  The asset will be amortized over a life of 10 years.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

In connection with the domain lease agreement, the Company issued the following warrants:

Date	Quantity Granted	Fair Value	Vesting Schedule	Expiration

January 2012	15,000	$11,650	15,000 upon issuance	10 Years

The Black-Scholes assumptions used are as follows:

Exercise price	$0.98
Expected dividends	0%
Expected volatility	145%
Risk free interest rate	0.30%
Expected life of warrant	10 years

(B) Commitments – Related Party

On January 1, 2012, the Company entered into a consulting agreement with Exit 21 Global Solutions, LLC, (“Exit 21”) an entity controlled by the Company’s Chief Executive Officer and Chief Operating Officer, for product design, creation, development, merchandising, sourcing and production.  The term of the agreement is for six months and expires June 30, 2012.  The total cash compensation is $386,000.

(C) Employment Agreements

Effective January 1, 2012, the Company executed an employment agreement with its Chief Executive Officer as follows:

Term of agreement	1 year
Annual salary	$180,000
Number of options	100,000
Severance	$180,000

Through December 31, 2011, the Chief Executive Officer had served the same role, but in a consulting capacity through Exit 21.

(D)  Stock Issued for Cash and Warrants

In February 2012, The Company issued 1,500,000 shares for $1,500,000 ($1.00/share).  The Company also issued the holders a half stock purchase warrant (750,000 shares) with a maturity of 2 years and 6 months. The exercise price is $1.80 and requires a mandatory conversion by the holder if the market price of the common stock reaches $4.00.

(E)  Stock Issued for Services

On January 26, 2012 the Company issued 100,000 shares of common stock to a consultant, in exchange for services rendered, for a total of $98,000 ($0.98/share), based upon the quoted closing trading price.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

(F)  Stock Options

On January 24, 2012, the Company had the following stock option grants:

Date	Quantity Granted	Fair Value	Vesting Schedule	Expiration

January 2012	770,000	$609,967	770,000 over 4 years	10 Years

The Black-Scholes assumptions used are as follows:

Exercise price	$1.00
Expected dividends	0%
Expected volatility	145%
Risk free interest rate	0.39%
Expected life of option	10 years
Expected forfeitures	0%

(G)  Warrants

In addition to the 15,000 warrants issued in connection with the domain lease agreement in Note 10 (A) and the 750,000 warrants issued in connection with the February 2012 private placement discussed in Note 10 (D), the Company also granted the following warrants for services rendered in January 2012:

Date	Quantity Granted	Fair Value	Vesting Schedule	Expiration

January 2012	100,000(1)	$86,859	100,000 upon issuance	5 Years

(1) The Company has also committed to grant an additional 400,000 warrants to this consultant. The grants will be in increments of 100,000 warrants after 3 months of service, over the course of 1 year. The Company will value these warrants for services rendered at each grant date, and these warrants will be fully vested upon grant. Grant dates will be April 2012, July 2012, October 2012 and January 2013.

The Black-Scholes assumptions used are as follows:

Exercise price	$1.20
Expected dividends	0%
Expected volatility	145%
Risk free interest rate	0.77%
Expected life of warrant	5 years
Expected forfeitures	0%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Respect Your Universe, Inc.

We have audited the accompanying balance sheet of Respect Your Universe, Inc. (a development stage company) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2010 and 2009 and from November 21, 2008 (inception) to December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Respect Your Universe, Inc. (a development stage company) as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009 and from November 21, 2008 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has a net loss of $1,157,218 and net cash used in operations of $489,524 for the year ended December 31, 2010; and has a working capital deficit and stockholders’ deficit of $484,386 at December 31, 2010. The Company is in the development stage. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
April 12, 2011

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Respect Your Universe, Inc.
(A Development Stage Company)
Balance Sheets

	December 31, 2010	December 31, 2009

Assets

Current assets
Cash	$3,308	$63,332
Total current assets	3,308	63,332

Total assets	$3,308	$63,332

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable	$467,694	$-
Debt	20,000	-
Total current liabilities	487,694	-

Stockholders’ equity (deficit)
Common stock, $0.001 par value, 500,000,000 shares authorized;
23,995,500 and 18,230,500 shares issued and outstanding	23,996	18,231
Additional paid in capital	1,066,054	495,319
Deficit accumulated during the development stage	(1,574,436)	(417,218)
Subscription receivable	-	(33,000)
Total stockholders’ equity (deficit)	(484,386)	63,332

Total liabilities and stockholders' equity (deficit)	$3,308	$63,332

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Operations

			From November 21, 2008
	Year ended		(inception) to
	December 31, 2010	December 31, 2009	December 31, 2010

Revenue	$-	$1,987	$1,987

Cost of revenue	-	8,421	9,214

Gross loss	-	(6,434)	(7,227)

Operating expenses:
Research and development	1,000,701		1,000,701
General and administrative expenses	156,517	360,953	566,508
Total operating expenses	1,157,218	360,953	1,567,209

Net loss	$(1,157,218)	$(367,387)	$(1,574,436)

Net loss per common share -
basic and diluted	$(0.05)	$(0.05)	$(0.11)

Weighted average number of common
shares outstanding during the period -
basic and diluted	22,052,911	7,723,218	14,439,334

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
Years Ended December 31, 2010 and December 31, 2009 and from November 21, 2008 (inception) to December 31, 2010

				Deficit
				Accumulated
				During the		Total
	Common Stock, $0.001 Par Value		Additional	Development	Subscription	Stockholders'
	Shares	Amount	Paid in Capital	Stage	Receivable	Equity (Deficit)

Issuance of common stock for cash - founders ($0.001/share)	6,250,000	$6,250	$-	$-	$(6,250)	$-

Net loss - period ended December 31, 2008	-	-	-	(49,831)	-	(49,831)

Balance - December 31, 2008	6,250,000	6,250	-	(49,831)	(6,250)	(49,831)

Receipt of cash on subscription receivable	-	-	-	-	6,250	6,250

Issuance of common stock for cash and subscription receivable ($0.01 and 0.10/share)	7,855,000	7,855	161,145	-	(33,000)	136,000

Issuance of common stock for services ($0.001 and $0.10/share)	3,058,500	3,059	228,541	-	-	231,600

Issuance of common stock in conversion of debt ($0.10/share)	1,067,000	1,067	105,633	-	-	106,700

Net loss - year ended December 31, 2009	-	-	-	(367,387)	-	(367,387)

Balance - December 31, 2009	18,230,500	18,231	495,319	(417,218)	(33,000)	63,332

Receipt of cash on subscription receivable	-	-	-	-	33,000	33,000

Issuance of common stock for cash ($0.10/share)	3,765,000	3,765	372,735	-	-	376,500

Issuance of common stock for services ($0.10/share)	2,000,000	2,000	198,000	-	-	200,000

Net loss - year ended December 31, 2010	-	-	-	(1,157,218)	-	(1,157,218)

Balance, December 31, 2010	23,995,500	$23,996	$1,066,054	$(1,574,436)	$-	$(484,386)

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Cash Flows

			From November 21, 2008
	Year ended		(inception) to
	December 31, 2010	December 31, 2009	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,157,218)	$(367,387)	$(1,574,436)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	200,000	231,600	431,600
Increase in accounts payable	467,694	-	467,694
Net cash used in operating activities	(489,524)	(135,787)	(675,142)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable - stockholder	-	56,869	106,700
Proceeds from loan payable - related party	20,000	-	20,000
Proceeds from sale of common stock	409,500	142,250	551,750
Net cash provided by financing activities	429,500	199,119	678,450

Net increase (decrease) in cash	(60,024)	63,332	3,308

Cash - beginning of year	63,332	-	-

Cash - end of year	$3,308	$63,332	$3,308

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activity:
Stock issued in exchange for debt	$-	$-	$106,700

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 1 Nature of Operations

Nature of Operations

Respect Your Universe, Inc. (“the Company”), was incorporated in the State of Nevada on November 21, 2008. The Company intends to sell mixed martial arts apparel.

Note 2 Summary of Significant Accounting Policies

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the fair value of share-based payments, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2010 and 2009, respectively.

Revenue recognition

The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.  Revenue is recognized upon the shipment of apparel. 100% of the revenue for 2009 was earned from one customer.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Research and Development

The Company expenses research and development costs as incurred. Research and development expenses consist primarily of share based compensation and fees paid to a consultant for the design, development, merchandising, sourcing and production of a clothing line.

Risks and uncertainties

The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

Share based payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of research and development expense.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2010 and 2009, the Company did not record any liabilities for uncertain tax positions.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Earnings (loss) per share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the years ended December 31, 2010 and 2009 is equivalent since the Company reported a net loss. The Company also has no common stock equivalents.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

The Company's financial instruments consisted primarily of cash, accounts payable, and debt. The carrying amounts of the Company's financial instruments generally approximated their fair values as of December 31, 2010 and 2009, respectively, due to the short-term nature of these instruments.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

In April 2010, the FASB issued updated guidance that sets forth the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate for research and development arrangements. Specifically, consideration that is contingent upon the completion of a milestone may be recognized in its entirety as revenue in the period that milestone has been achieved if the milestone, in its entirety, meets all of the criteria to be considered substantive at the inception of an arrangement. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010 and applies to research or development deliverables under which the performance obligation is satisfied over a period of time and a portion, or all, of the consideration is contingent upon uncertain future events or circumstances. A reporting entity’s decision to use the milestone method of revenue recognition is a policy election. Since the Company does not currently have contracts that would qualify for the election of the milestone method, the adoption of this guidance will not have a material effect on the Company’s financial statements.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

In August 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-05, Measuring Liabilities at Fair Value, or ASU 2010-05, which amends ASC 820 to provide clarification of a circumstance in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2010-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption did not have a material impact on our financial statements.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $1,157,218 and net cash used in operations of $489,524 for the year ended December 31, 2010; and has a working capital deficit and stockholders’ deficit of $484,386 at December 31, 2010. The Company is in the development stage.

Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its expected future obligations. Management intends to address the going concern issue by funding future operations through the sale of equity capital and by related party or third party debt financing.

The Company anticipates that it will continue to generate significant losses from operations in the near future. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In response to these problems, management has taken the following actions:

•	seeking additional debt and/or equity financing,
•	continue with development and implementation of the business plan,
•	assess business markets and related opportunities to generate revenues; and
•	allocate sufficient resources to continue advertising and marketing efforts.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 4 Commitments

On February 1, 2010, the Company entered into a consulting agreement with a third party to assist the Company in the development of a clothing line. The contract had both cash and non-cash components for compensation. The agreement was initially for six months. Under the terms of the agreement, total cash compensation due was $314,860.  At December 31, 2010, $246,921 had been paid.  The remaining $67,939, due on July 31, 2010, is included in accounts payable.

In connection with the agreement, the Company also issued 500,000 shares, having a fair value of $50,000 ($0.10/share), based upon recent cash offerings to third parties.

On May 3, 2010, the parties extended the agreement until May 31, 2011. The amendment has both cash and non-cash components for compensation. The total cash compensation is $780,000 which is to be paid in monthly increments of $65,000 from June 1, 2010 through May 1, 2011. At December 31, 2010, $130,000 had been paid and the past due balance, of $325,000, is included in accounts payable.

In connection with the amendment, the Company issued 1,500,000 shares of common stock having a fair value of $150,000 ($0.10/share), based upon recent cash offerings to third parties.

Note 5 Debt

(A) Loans Payable – Related Party

On August 28, 2010, the Company’s Chief Executive Officer loaned the Company $20,000. The loan is non interest bearing, unsecured and due June 1, 2011.

On March 8, 2011, the Company’s Chief Executive Officer loaned the Company $25,000. The loan is non interest bearing, unsecured and due March 8, 2012.

(B) Loans Payable – Stockholder

In 2008, the Company entered into an agreement with a stockholder that advanced $49,831.  The same stockholder advanced an additional $56,869 during 2009.  These advances were non-interest bearing, unsecured, and due on demand. In November 2009, the stockholder exchanged their outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 6 Stockholders’ Equity (Deficit)

(A) Stock issued for cash

Year Ended December 31, 2008

On November 21, 2008, the Company issued 6,250,000 shares of common stock to its founders, for a subscription receivable of $6,250 ($0.001/share), which was received in 2009.

Year Ended December 31, 2009

The Company issued 7,855,000 shares of common stock for $169,000 ($0.01 and $0.10/share).  Of the total proceeds raised, $33,000 was received in 2010.

Year Ended December 31, 2010

The Company issued 3,765,000 shares of common stock for $376,500 ($0.10/share).

(B) Stock issued for services

Year Ended December 31, 2009

The Company issued 3,058,500 shares of common stock to consultants, in exchange for services rendered, having a fair value of $231,600 ($0.001 and $0.10/share), based upon the fair value of the services rendered.

Note 7 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has net operating loss carryforwards for tax purposes totaling approximately $1,143,000 at December 31, 2010, expiring through 2030. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Significant deferred tax assets at December 31, 2010 and 2009 are approximately as follows:

	2010	2009
Gross deferred tax assets:
Net operating loss carryforwards	$(388,000)	$(63,000)
Total deferred tax assets	388,000	63,000
Less: valuation allowance	(388,000)	(63,000)
Net deferred tax asset recorded	$-	$-

The valuation allowance at December 31, 2009 was approximately $63,000. The net change in valuation allowance during the year ended December 31, 2010 was an increase of approximately $325,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2010 and 2009, respectively.

The actual tax benefit differs from the expected tax benefit for the periods ended December 31, 2010 and 2009, respectively, (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) approximately as follows:

	2010	2009

Expected tax expense (benefit) – Federal	$(393,000)	$(125,000)
Non-deductible stock compensation	68,000	79,000
Change in Valuation Allowance	325,000	46,000
Actual tax expense (benefit)	$-	$-

Note 8 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 9 Subsequent Events

In January 2011, the Company issued 300,000 shares of common stock for $30,000 ($0.10/share).

CERTIFICATE OF RESPECT YOUR UNIVERSE, INC.

DATE: June ____ , 2012

This Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick and Nova Scotia.

Christopher Martens	Steve Eklund
Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

Emmanuel Brown	Kristian Andresen
Director	Director

CERTIFICATE OF THE AGENT

DATE: June ____ , 2012

To the best of our knowledge, information and belief, this Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick and Nova Scotia.

SALMAN PARTNERS INC.

Per:
Name: Alan C. Herrington
Title: Executive Vice President & Director
Head of Investment Banking

Offering: 5,882,500 Common Shares

Respect Your Universe, Inc.

Common Shares

Prospectus

◆, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  All of the amounts shown are estimates, except for the SEC registration fees.

SEC registration fees		$660

Fees and expenses for qualification under Canadian securities laws		$14,000

Fees and expenses for qualification under state securities laws	$	nil

Fees and expenses for listing on TSX Venture Exchange		$40,000

Accounting fees and expenses		$5,000

Legal fees and expenses		$125,000

Printing and engraving expenses		$2,500

Transfer agent and registrar fees		$5,000

Miscellaneous expenses		$8,000

Total		$$200,160

ITEM 14.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes provide that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our shareholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide that we, to the maximum extent permitted by applicable law, have the power to indemnify each of our agents against expenses and have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of our company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

ITEM 15.                RECENT SALES OF UNREGISTERED SECURITIES

In November 2008, we sold an aggregate of 6,250,000 Common Shares to the following founders of our company at a price of $0.001 per Common Share in a private offering for proceeds of $6,250:

Shareholder Name	No. of Shares
Oliver Lindsay	1,250,000
Kristian Andresen	1,250,000
Joseph LaFleur	1,250,000
David Winsby	1,250,000
Emmanual K. Brown	1,250,000

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by our company not involving any public offering.  The purchasers of the securities were “Sophisticated Investors”, in that they had enough knowledge and experience in finance and business matters the risks and merits of the investment, were able to bear the investment’s economic risk, had access to the type of information normally provided in a prospectus, and agreed not to resell or distribute the securities to the public.  Additionally, our company did not use any form of public solicitation or general advertising in connection with the offering.

On November 12, 2009, we issued an aggregate of 1,000,000 Common Shares to John Wood at a price of $0.001 per Common Share for proceeds of $500 in a private offering and as compensation for management services previously rendered to our company related to product marketing strategy for the Las Vegas MMA market valued at $500. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by our company not involving any public offering.  Mr. Wood was a “Sophisticated Investor” (defined above) and we did not use any form of public solicitation or general advertising in connection with the offering.

On November 12, 2009, we issued 250,000 Common Shares to Jason Pollack at a price of $0.001 per Common Share as compensation for management advisory services previously rendered to our company related to creating relationships for our company with UFC fighters valued at $250. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by our company not involving any public offering.  Mr. Pollack was a “Sophisticated Investor” (defined above) and we did not use any form of public solicitation or general advertising in connection with the offering.

On November 12, 2009, we issued 250,000 Common Shares to Leo deSouza at a price of $0.001 per Common Share for proceeds of $250 in a private offering. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by our company not involving any public offering.  Mr. deSouza was a “Sophisticated Investor” (defined above) and we did not use any form of public solicitation or general advertising in connection with the offering.

From October 7, 2009 to November 12, 2009, we sold an aggregate of 6,025,000 Common Shares to the following investors at a price of $0.01 per Common Share for proceeds of $60,250 in a private offering:

Date	Shareholder Name	No. of Shares
Oct. 7, 2009	Berger Holdings, Inc.	850,000
Nov. 12, 2009	Jason Kerr	100,000
Oct. 7, 2009	Riverhead Trading, Inc.	850,000
Nov. 12, 2009	Ren Zhang	100,000
Oct. 7, 2009	Boucheron Investments, Inc.	600,000
Oct. 7, 2009	Box Capital Corp.	650,000
Nov. 12, 2009	Berlin Financial Corp.	250,000
Oct. 7, 2009	Capital Financiero del Castillo	600,000
Oct. 15, 2009	Xeitel Capital Management, Inc.	500,000
Nov. 12. 2009	Raylight Capital Corp.	250,000

Date	Shareholder Name	No. of Shares
Nov. 12. 2009	Forte Investments Group, Inc.	250,000
Nov. 12. 2009	Barry Honig	100,000
Nov. 12. 2009	Isaih Capital Trust	250,000
Oct. 18, 2009	Dale Bennett	500,000
Nov. 12. 2009	Stefanus International, Inc.	175,000

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Act and Rule 506 of regulation D promulgated thereunder. We did not use any general solicitation or advertising in marketing the securities, and all investors were accredited as defined at Rule 501(a).

On November 12, 2009, we issued 1,067,000 Common Shares to Transmission Holdings, Inc., an entity controlled by our chief executive officer, Kristian Andresen, at a price of $0.10 per Common Share in exchange for cancellation of $106,700 of our company debt pursuant to two promissory notes held by Transmission Holdings, Inc. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by our company not involving any public offering.  Transmission Holdings, Inc. was a “Sophisticated Investor” (defined above) and we did not use any form of public solicitation or general advertising in connection with the offering.

From November 12, 2009 to December 14, 2009, we issued an aggregate of 2,308,500 Common Shares to the following individuals and entities as compensation for services previously rendered to our company at a price of $0.10 per Common Share:

Date	Shareholder	Number. of Shares	Value of Services Rendered	Nature of Services Rendered
Nov. 12, 2009	Mike Cobarrubia	33,500	$3,350	Apparel design
Dec. 12, 2009	Fauscom Investment Ltd.	475,000	$47,500	Strategic Consulting
Nov. 12, 2009	Gameplan Holdings	250,000	$25,000	Strategic Consulting
Nov. 12, 2009	Christina Hazzard	150,000	$15,000	Strategic Consulting
Nov. 12, 2009	Charles Hazzard	100,000	$10,000	Strategic Consulting
Dec. 9, 2009	Infinity International Holdings	600,000	$60,000	Financial consulting
Nov. 12, 2009	Silverstone Capital	200,000	$20,000	Financial Consulting
Nov. 12, 2009	Dawn Riddle	200,000	$20,000	Administrative support
Dec. 14, 2009	Terry Perdido	300,000	$30,000	Apparel design

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by our company not involving any public offering.  The consultants were “Sophisticated Investor” (defined above) and we did not use any form of public solicitation or general advertising in connection with the offering.

From November 12, 2009 to September 16, 2010, we sold an aggregate of 4,445,000 Common Shares to the following investors at a price of $0.10 per Common Share for proceeds of $444,500 in a private offering:

Date	Shareholder Name	No. of Shares
Nov. 12, 2009	Yannick Munger & Julia Zibirev	100,000
Nov. 12, 2009	Leo deSouza	50,000
Nov. 12, 2009	John Wood	50,000
Nov. 12, 2009	Lee Ching Fong & Rod Sing	50,000
Dec. 23, 2009	Glenn Fisher	500,000
Dec. 28, 2009	Tim Trendell	10,000
Dec. 30, 2009	Sarah Duckwall	10,000
Dec. 28, 2009	Robert Allen Morton Jr.	100,000
Dec. 21, 2009	Infinity International Holdings LLC	200,000
Dec. 30, 2009	Christopher Hood	10,000
Jan. 15, 2010	Ronn Nicolli	5,000

Date	Shareholder Name	No. of Shares
Jan. 6, 2010	Adam Drell	5,000
Jan. 14, 2010	Padriac Breeze	10,000
Jan. 1, 2010	Lisa Escobar	25,000
Jan. 16, 2010	John Tadeo, Sr.	25,000
Jan. 8, 2010	Kim Martin	40,000
Feb. 10, 2010	Jiang Yu	100,000
Jan. 25, 2010	Alexis Davila	20,000
Feb. 11, 2010	Box Capital Corp.	100,000
Jan. 5, 2010	VC Group Investments	100,000
Mar. 19, 2010	Lieberman Investments LLC	20,000
Mar. 11, 2010	GRQ Consultant, Inc. 401k for Barry Honig	750,000
May 4, 2010	Yannick Mugnier & Julia Zibirev	250,000
May 3, 2010	Matthew Vander Woude	100,000
May 3, 2010	Leo deSouza	50,000
May 3, 2010	Michael Lichwa	100,000
May 2, 2010	Mark Petrasich	10,000
May 2, 2010	Patrick Frank	50,000
May 2, 2010	Kerry McKenna	10,000
May 2, 2010	Robert A. Morton, Jr.	250,000
May 3, 2010	John Wood	100,000
May 3, 2010	Padriac Breeze	40,000
May 18, 2010	Douglas Silva	100,000
May 30, 2010	Alvin Yem	50,000
May 28, 2010	Laura Davis	50,000
May 31, 2010	Sam Glaser	5,000
May 31, 2010	Matthew Senchesak	50,000
June 1, 2010	Ryan Craig	50,000
July 15, 2010	John Wood	300,000
July 16, 2010	Michael Lichwa	100,000
July 8, 2010	Zvonimir Duric	200,000
August 3, 2010	Rodney Verma	50,000
August 15, 2010	John Wood	150,000
September 1, 2010	Ryan Craig	50,000
September 16, 2010	Douglas Silva	50,000

The issuance and sale of all of the securities above were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Act and Rule 506 of regulation D promulgated thereunder. We did not use any general solicitation or advertising in marketing the securities, and all investors were accredited as defined at Rule 501(a).

On February 1, 2010, pursuant to the terms of consulting agreement with Exit 21 Global Solutions LLC, dba Exit 21 Apparel Solutions for the development of our products, our company was obligated to issue 500,000 Common Shares to such entity as compensation for service to be rendered. The Common Shares were issued on August 11, 2010. The services have since been rendered in full.  Effective May 3, 2010, the parties entered into an amendment to the consulting agreement and therefore issued an additional 1,500,000 Common Shares on August 11, 2010 for services to be rendered over the twelve months subsequent to June 1, 2010 pursuant to the amendment to the agreement. The issuance and sale of the securities were exempt from registration under the Securities Act pursuant to exemptions provided by Section 4(2) of the Securities Act as a transaction by our company not involving any public offering.  Exit 21 was a “Sophisticated Investor” (defined above) and we did not use any form of public solicitation or general advertising in connection with the offering.

From December 15, 2010 to March 31, 2011, we issued 700,000 Common Shares pursuant to a private placement at $0.10 per Common Share for total proceeds of $70,000. The offerings and sales were deemed to be exempt under either Rule 506 of Regulation D or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, friends or business associates of executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. The individuals and entities to whom we issued securities as indicated in this section are unaffiliated with us.

On April 29, 2011, we issued an aggregate of 600,000 Common Shares to seven vendors as payment for services valued at $60,000 in lieu of cash.  The vendors qualified as accredited or sophisticated investors. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On June 9, 2011, we issued an aggregate of 460,000 Common Shares to six vendors as payment for services valued at $46,000 in lieu of cash.  The vendors qualified as accredited or sophisticated investors. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On June 15, 2011, we  issued 5,937,000 Common Shares to 24 accredited or sophisticated investors for proceeds of $593,700. The Common Shares sold were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On June 15, 2011, we issued 20,000 Common Shares of restricted Common Shares to a vendor as payment for services valued at $5,000 in lieu of cash.  The vendor qualified as an accredited or investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On June 29, 2011, we issued (i) 5,415,150 Common Shares of restricted Common Shares, and (ii) two-year warrants to purchase 5,415,150 Common Shares of restricted Common Shares at a price of $1.80 per Common Share, to 58 accredited investors for proceeds of $3,249,090.  The securities sold in the offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On June 30, 2011, we issued an aggregate of 14,167 Common Shares of restricted Common Shares to two vendors as payment for services valued at $8,500 in lieu of cash.  Each vendor was qualified as an accredited or sophisticated investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On August 16, 2011, we issued 2,119,608 Common Shares of restricted Common Shares to 53 accredited investors for proceeds of $2,119,608. The securities sold in the offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On August 16, 2011, we issued 20,000 Common Shares of restricted Common Shares to service provider as payment for financial advisory services valued at $23,200 in lieu of cash.  The service provider is qualified as an accredited investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On September 19, 2011, we issued 26,000 Common Shares of restricted Common Shares to an accredited investor for proceeds of $26,000. The securities sold in the offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On October 13, 2011, we issued 114,311 Common Shares of restricted Common Shares to 12 accredited investors for proceeds of $114,311. The securities sold in the offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On October 20, 2011, we issued 750,000 Common Shares of restricted Common Shares to Lindsay Capital Corp. pursuant to a consulting agreement for financial advisory services valued at $952,500 in lieu of cash for a term of two years. The service provider is qualified as an accredited investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On December 7, 2011, we issued 43,964 Common Shares of restricted Common Shares to Sq1 West, Inc. pursuant to a marketing agreement valued at $49,240 in lieu of cash for a term of 13 months. The service provider is qualified as an accredited investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On December 7, 2011, we issued 1,000,000 Common Shares of restricted Common Shares to Zuffa Marketing, LLC pursuant to a UFC sponsorship agreement valued at $1,170,000 in lieu of cash for a term of 13 months. The service provider is qualified as an accredited investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On December 13, 2011, we issued 8,928 Common Shares of restricted Common Shares to Rival Schools pursuant to a website development agreement valued at $10,000 in lieu of cash. The service provider is qualified as an accredited investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On December 19, 2011, we issued 10,000 Common Shares of restricted Common Shares to a vendor pursuant to a celebrity endorsement agreement valued at $11,700 in lieu of cash for a term of 13 months. The service provider is qualified as an accredited investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On January 18, 2012, we issued 5,000 Common Shares of restricted Common Shares to an accredited investor for proceeds of $5,000. The securities sold in the offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On January 27, 2012, we issued 100,000 Common Shares of restricted Common Shares to Only One Degree, LLC pursuant to a consulting agreement for investor relations services valued at $98,000 in lieu of cash. The service provider is qualified as an accredited investor. The Common Shares were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On February 22, 2012, we issued 1,500,000 units consisting of 1,500,000 Common Shares and 750,000 warrants to purchase 750,000 Common Shares exercisable at any time at an initial exercise price of $1.80 per share, subject to future anti-dilution adjustments, for a period of two years and six months for proceeds of $1,500,000. All of the subscribers were accredited investors as defined in Rule 501 of Regulation D and the units were issued pursuant to Rule 506 of Regulation D.

ITEM 16.                      EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference to an exhibit to our Registration Statement on Form S-1 filed on April 20, 2010)

3.2	Amended and Restated Bylaws (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2012)

4.1	Specimen Certificate (incorporated by reference to an exhibit to our Registration Statement on Form S-1 filed on April 20, 2010)

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1	Form of Subscription Agreement and Warrants for June 2011 offering (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 22, 2011)

10.2	Form of Subscription Agreement for August 2011 offering (incorporated by reference to an exhibit to our Registration Statement on Form S-1 filed on November 14, 2011)

10.3	Consulting Agreement dated February 21, 2010 with Exit 21 Global Solutions LLC (incorporated by reference to an exhibit to our Registration Statement on Form S-1/A filed on July 26, 2010)

10.4
Amendment No.1 to Consulting Agreement dated May 3, 2010 with Exit 21 Global Solutions LLC (incorporated by reference to an exhibit to our Registration Statement on Form S-1/A filed on September 17, 2010)

10.5	Loan Agreement between our company and Kristian Andresen dated August 28, 2010 (incorporated by reference to an exhibit to our Registration Statement on Form S-1/A filed on October 19, 2010)

10.6
Loan Extension Agreement between our company and Kristian Andresen dated November 28, 2010 (incorporated by reference to an exhibit to our Registration Statement on Form S-1/A filed on December 14, 2010)

10.7	Incentive Award Plan (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 16, 2011)

10.8	Consulting Agreement dated July 1, 2011 with Exit 21 Global Solutions LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 5, 2011)

10.9	Employment Agreement dated June 17, 2011 with Steve Eklund (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 5, 2011)

10.10	Consulting Agreement with Lindsay Capital Corp. dated August 19, 2011 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 23, 2011)

10.11	Employment Offer Letter dated August 19, 2011 with John Wood (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 23, 2011)

10.12	Employment Offer Letter dated August 19, 2011 with Kristian Andresen (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 23, 2011)

10.13	Consulting Agreement dated January 1, 2012 with Exit 21 Global Solutions LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on January 30, 2012)

10.14	Employment Agreement dated January 1, 2012 with Christopher Martens (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on January 30, 2012)

10.15	Employment Agreement dated December 28, 2011 with Erick Siffert (incorporated by reference to an exhibit to our Registration Statement on Form S-1 filed on April 19, 2012)

10.16*	Credit Facility with Nicholas Cohen Productions Ltd. dated June 14, 2012.

10.17*	Agency Agreement dated June 22, 2012 between us and Salaman Partners Inc.

10.18*	Escrow Agreement dated June 22, 2012 between us and certain sharehodlers

10.19*	Escrow Agreement dated June 22, 2012 between us and certain sharehodlers

21.1	There are no subsidiaries of Respect Your Universe, Inc.

23.1*	Consent of Berman & Company, P.A.

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

99.1	Audit Committee Charter (incorporated by reference to an exhibit to our Registration Statement on Form S-1 filed on April 19, 2012)

*Filed herewith.

ITEM 17.                UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned registrant; and

4.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada on June 25, 2012.

Respect Your Universe, Inc.

By:

/s/ Christopher Martens
Christopher Martens
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Christopher Martens
Christopher Martens
Director and Chief Executive Officer
(Principal Executive Officer)
Date: June 25, 2012

/s/ Steve Eklund
Steve Eklund
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: June 25, 2012

/s/ John Wood
John Wood
Director and President
Date: June 25, 2012

/s/ Emmanual Brown
Emmanual Brown
Director and Director of Marketing
Date: June 25, 2012

/s/ Kristian Andresen
Kristian Andresen
Director and Secretary
Date: June 25, 2012